As filed with the Securities and Exchange Commission on July 5, 2023

Registration No. 333-268707

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6 to

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

White River Energy Corp
(Exact name of Registrant as specified in its charter)

Nevada	1311	45-3797537
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

609 W/ Dickson St., Suite 102 G

Fayetteville, AR, 72701
(800) 203-5610
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Randy May
Chief Executive Officer
White River Energy Corp
609 W/ Dickson St., Suite 102 G

Fayetteville, AR, 72701
(800) 203-5610
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Harris, Esq.
Constantine Christakis, Esq.
Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, Florida 33410
(561) 686-3307

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 5, 2023

WHITE RIVER ENERGY CORP

PROSPECTUS

61,987,044 Shares of Common stock

13,155,682 Warrants to Purchase Shares of Common Stock

This Prospectus relates to the distribution (the “Spin-Off”) by Ecoark Holdings, Inc., now known as BitNile Metaverse, Inc. (“Ecoark”) of 42,253,521 shares of common stock, par value $0.0001 per share (the “Spin-Off Shares”) of White River Energy Corp (“White River,” the “Company,” “we,” “our,” or “us”), a Nevada corporation, to the holders of Ecoark common stock and convertible preferred stock (on an as-converted basis). We are also registering the issuance of up to an additional 1,000 shares of common stock to account for the rounding up of fractional shares that would otherwise be distributable to the Ecoark record holders as Spin-Off Shares (“Fractional Shares”), and unless expressly noted or the context clearly dictates otherwise, the up to 1,000 Fractional Shares are also included in references to “Spin-Off Shares” in this Prospectus. This Prospectus also relates to the offering and resale by the selling stockholders identified herein (the “Selling Stockholders”) of up to 19,733,523 shares of the common stock of White River (the “PIPE Shares”) and up to 13,155,682 warrants to purchase shares of common stock of White River (the “Warrants,” and together with the PIPE Shares, collectively, the “PIPE Securities”), which consists of shares of common stock issuable upon conversion of 263.1126308 outstanding shares of the Company’s Series C Convertible Preferred Stock (the “Series C”) and exercise of Warrants representing 200% warrant coverage issued in private placement transactions from October 2022 through April 2023 in a private investment in public equity offering by the Company (the “PIPE Offering”). The PIPE Shares and the Spin-Off Shares, are collectively referred to as the “Shares,” and together with the Warrants, the securities being offered hereby are collectively referred to as the “Securities.” The above number of PIPE Securities assumes that 80% of the 30-day VWAP (as defined in the Series C Certificate of Designation) of the Company’s common stock for the period ending 10 trading days prior to effectiveness of the Registration Statement of which this Prospectus is a part is at least $1.00. If that number is lower, the number of PIPE Securities will be higher. See “The Private Placement” and “Selling Stockholders” for more information.

The Company is not selling any securities in this offering, and therefore will not receive any proceeds from the distribution of Spin-Off Shares by Ecoark and the sale of the PIPE Securities by the Selling Stockholders. However, we will receive gross proceeds upon the exercise of the Warrants if exercised for cash.

Spin-Off

The Spin-Off Shares of our common stock will be distributed to Ecoark holders of common stock and convertible preferred stock as of the record date of September 30, 2022 (the “Record Date”), on an as-converted basis for the preferred stock, meaning the holder of Ecoark’s outstanding convertible preferred stock as of the Record Date will also receive shares of White River common stock as if the shares of Ecoark common stock underlying their preferred stock were issued and outstanding (subject to beneficial ownership limitations) calculated as of the Record Date. As of the Record Date, there were 28,176,055 shares of Ecoark common stock outstanding and 4,438,096 shares of Ecoark common stock were issuable upon conversion of the convertible preferred stock, although the latter amount disregards the beneficial ownership limitations. No Fractional Shares of our common stock will be issued in the Spin-Off, and any Fractional Share of our common stock in the Spin-Off will be rounded up to the nearest whole share. We have agreed to issue Ecoark Fractional Shares to account for this rounding approach.

PIPE Securities

After the Spin-Off takes place, the Selling Stockholders may sell the PIPE Securities described in this Prospectus in a number of different ways and at varying prices. The prices at which the Selling Stockholders may sell the PIPE Securities in this offering will be determined by the prevailing market price for the shares of our common stock or in negotiated transactions. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the Securities being registered pursuant to this Prospectus. Each Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the “Securities Act”). The Selling Stockholders have informed us that they do not currently have any agreement or understanding, directly or indirectly, with any person to distribute the PIPE Securities. The Selling Stockholders will not receive their PIPE Securities until after the Spin-Off has taken place.

We have agreed to pay the expenses of the registration of the shares of our common stock offered and sold under the Registration Statement under the Spin-Off and by the Selling Stockholders. Each Selling Stockholder will pay any commissions and applicable to the Securities it sells.

Our common stock issued is traded on the OTCQB under the symbol “WTRV.” Our Warrants are expected to trade on the OTCQB under the symbol “WTRVW.” On June 30, 2023, the last reported sale price of our common stock on the OTCQB was $1.24. Our common stock has not traded since that date.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 4 of this Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________, 2023

You should rely only on information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. The Selling Stockholders are not offering to sell or seeking offers to buy securities in jurisdictions where offers and sales are not permitted. We are responsible for updating this Prospectus to ensure that all material information is included and will update this Prospectus to the extent required by law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains, in addition to historical information, certain forward-looking statements, that includes information relating to future events, future financial performance, strategies, business opportunities, expectations including our goals and projections with respect to the planned Spin-Off by Ecoark of our common stock issuable upon conversion of its preferred stock, the expected results from and trends and developments in our oil and gas drilling and related activities, future plans for and anticipated transactions and relationships with respect to our oil and gas portfolio and operations and potential acquisition of a broker-dealer, our working capital needs, potential financings through the sale of our common stock or other securities, the subsequent use and sufficiency of the proceeds from any capital raising methods we may undertake to fund our operations, our further development and implementation of our business plan and our ability to locate sources of capital necessary to meet our business needs and objectives. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Prospectus or incorporated herein by reference.

You should read this Prospectus and the documents we have filed as exhibits to the Registration Statement, of which this Prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this Prospectus under the heading “Risk Factors.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Prospectus particularly our forward-looking statements, by these cautionary statements.

ii

PROSPECTUS SUMMARY

Our Business

Overview

White River is a holding company which beginning in late July 2022 operates in the oil and gas exploration and drilling industry through White River Holdings Corp. (“White River Holdings”). Prior to the White River Holdings acquisition, the Company was formerly in the early stages of operations in the online sporting goods space, and was planning to operate as a retail distributor of cannabis products in California. In September 2022, the Company sold each of these entities to focus exclusively on its core business in the energy sector through its oil and gas operations.

White River also manages White River E&P 1 LP, referred to elsewhere in this Prospectus as the “Fund,” which is consolidated by the Company as the Company’s subsidiary is the only managing general partner of the Fund and has the power to deploy the investments from Fund into the Company for the various drilling projects they undertake. The original Limited Partnership Agreement dated August 29, 2022 was amended by the Limited Partnership Agreement dated October 31, 2022, and the subsidiary of the Company is the managing partner of the Fund pursuant to the Limited Partnership Agreement dated October 31, 2022. The Company’s subsidiary, the managing general partner contributed $100 as a capital contribution, and the remaining ownership held by the limited partners are reflected as non-controlling interest. The Fund was formed to provide the Company with a non-dilutive source of capital to fund its oil and gas drilling ventures.

White River Acquisition

On July 25, 2022, the Company acquired White River Holdings from Ecoark in exchange for 1,200 shares of the Company’s newly designated Series A Convertible Preferred Stock (the “Series A”). Subject to certain terms and conditions set forth in the Certificate of Designation of the Series A, the Series A will become convertible into 42,253,521 shares of the Company’s common stock upon such time as (A) the Registration Statement on Form S-1, of which this Prospectus forms a part, has been declared effective, and (B) Ecoark elects to distribute the underlying shares of the Company’s common stock to Ecoark’s stockholders. The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends. Following the acquisition, the Company’s business focus has been on maintaining and growing its revenue generating capabilities in the oil and gas production space through White River.

PIPE Offering

From October 19, 2022 through April 30, 2023, the Company entered into a Securities Purchase Agreement (“SPA”) pursuant to which the Company sold 263.1126308 Units to 168 accredited investors, with each Unit consisting of one share of Series C and five-year Warrants to purchase up to 200% of the shares of common stock issuable upon conversion of the Series C, at a purchase price of $25,000 per Unit for a total purchase price of $6,577,816 in the PIPE Offering. The net proceeds from the PIPE Offering, after offering expenses and related costs, have been and/or will be used for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi. The shares of the Series C are expected to be converted upon the effective registration of the Registration Statement which includes this Prospectus.

The shares of the Company’s common stock underlying the securities issued to Ecoark in the White River Holdings acquisition and to the Selling Stockholders in the PIPE Offering are being registered under the Registration Statement of which this Prospectus forms a part.

Principal Operations

Following the White River acquisition described above, our principal operations consist of generating revenue through oil and gas exploration, drilling and production. Through White River the Company is now engaged in oil and gas exploration, drilling, production, and operations on approximately 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi. We may also expand our energy asset portfolio or engage in other energy-related strategic transactions as they arise, provided we have sufficient capital and market and regulatory conditions otherwise enable favorable to such transactions. Such transactions may serve a number of business objectives, including by seeking to expand our product and service offerings and/or to increase our geographic footprint.

Planned Acquisition of a Broker-Dealer

We also plan to acquire a licensed broker-dealer for the purpose of enabling the Company to create and sell interests in oil and gas funds to assist the Company in continuing its oil and gas exploration and drilling activities. In the furtherance of this goal, we have entered into a Membership Interest Purchase Agreement (“MIPA”) to acquire Commenda Securities LLC, (“Commenda”) a licensed broker-dealer which is registered with the Securities and Exchange Commission (the “SEC”), for $70,000 plus certain other items not to exceed $50,000. We have applied to the Financial Industry Regulatory Authority (“FINRA”) which must approve the change of control of the broker-dealer. In March and April 2023 we sold additional Units to raise capital that will be required for regulatory purposes in order to close the acquisition. However, no assurance can be given that our change of control of the broker-dealer will be approved, or that any such acquisition will be successful. If we are unable to acquire a broker-dealer, our plans with respect to these oil and gas funds could be limited or restricted.

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THE OFFERINGS

Issuer	White River Energy Corp, a Nevada corporation

Spin-Off by Ecoark	42,253,521 shares of White River common stock to be issued to Ecoark upon conversion of the Series A held by Ecoark and subsequently distributed by Ecoark to Ecoark’s stockholders on an as-converted basis as to the Ecoark convertible preferred stock, comprised of 36,503,711 Spin-Off Shares to be issued to holders of outstanding Ecoark common stock and up to 5,749,810 Spin-Off Shares to be issued to holders of outstanding Ecoark convertible preferred stock, which does not give effect to beneficial ownership limitations. These amounts are based on the total number of Spin-Off Shares divided by the 32,614,151 shares of Ecoark common stock outstanding and underlying the outstanding Ecoark convertible preferred stock (without taking into account the beneficial ownership limitations in the Ecoark preferred stock) as of the Record Date, which results in a Spin-Off ratio of 1.295557900618 White River Spin-Off Shares per Ecoark share of common stock. We may also issue up to 1,000 Fractional Shares as described elsewhere in this Prospectus.

Securities offered by the Selling Stockholders	19,733,523 shares of our common stock, which we refer to herein as “PIPE Shares,” comprised of (i) up to 6,577,841 shares of common stock issuable upon conversion of the Series C, and (ii) up to 13,155,682 shares of common stock issuable upon exercise of the Warrants. There are also up to 13,155,682 Warrants which may be separately sold by the Selling Stockholders rather than exercised, which together with the PIPE Shares are referred to herein as the “PIPE Securities.” As more particularly described under “The Private Placement,” the number of PIPE Securities may increase if 80% of the 30-day VWAP for the period ending on the 10th trading day preceding the effectiveness date is less than $1.00 (the “PIPE Securities Formula”). See also “Selling Stockholders.”

Total common stock outstanding after these offerings	72,321,844 shares of common stock; assuming all of the Shares offered in this offering are issued including the Spin-Off Shares and the PIPE Shares issuable upon conversion of the Series C and exercise of the Warrants, and further assuming the PIPE Securities Formula equates to $1.00. This amount does not include approximately 23,575,000 restricted stock units (“RSUs”) issued to the Company’s directors, officers, employees and advisors, which are subject to vesting conditions, as more particularly described under “Executive Compensation.”

Use of Proceeds	We will not receive any proceeds from the sale of the Securities covered by this Prospectus. However, we will receive gross proceeds upon the exercise of the Warrants if exercised for cash. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our securities, you should carefully review and consider the “Risk Factors” beginning on page 4 of this Prospectus.

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Summary Risk Factors

Our business is subject to numerous risks and uncertainties that you should consider before investing in our common stock. Set forth below is a summary of the principal risks we face:

●	In our oil and gas operations, we have incurred losses since inception, we may continue to incur losses and negative cash flows in the future.
●	Conflicts of interest may arise, including rights granted to our executive officers under their Employment Agreements, the Company’s involvement in a new oil and gas drilling fund we sponsored, and other ventures our management and directors are or may become involved with separate from the Company.
●	We have a limited operating history, which makes it difficult to forecast our future results, making any investment in us highly speculative.
●	Potential impairment of intangible assets consisting of oil and gas reserves arising from our acquisition of White River Holdings in July 2022, which could adversely impact our stock price.
●	We may be required to record significant non-cash impairment charges related to a reduction in the carrying value of our proved oil and gas properties.
●	Our future cash flows and results of operations, are highly dependent on our ability to efficiently develop our current oil reserves and economically find or acquire additional recoverable reserves, as well as the prices of oil and gas which are subject to volatility.
●	Future approval by the SEC of its climate change rules and continued focus on environmental, social and governance (“ESG”) regulation and sustainability initiatives, which would have the effect of reducing demand for fossil fuels and negatively impact our operating results, stock price and ability to access capital markets.
●	We are focused exclusively on oil and gas operations with our initial portfolio located in only two states, and the lack of diversification exposes us and our investors to risk.
●	We face intense competition in the energy industry, much of which comes from larger competitors with longer operating histories, greater access to capital and human resources and vertically integrated operations, as well as smaller market participants which can more easily adjust to market conditions and trends.
●	We face risks related to our need for adequate insurance coverage and the possibility for uninsured or underinsured losses.
●	Because of the Russian invasion of Ukraine, high inflation and increased Federal Reserve interest rates in response as well as the banking crisis, we may have to deal with a recessionary economy which will reduce demand for our product.
●	Our future success depends on our ability to retain and attract high-quality personnel, and the efforts, abilities and continued service of our senior management.
●	We may struggle to manage our growth effectively, and as a result our business may be harmed.
●	Part of our business plan presently closing our acquisition of a broker-dealer to allow us to engage in fundraising efforts using multiple oil and gas funds over the next 10 years, and we may face challenges in this endeavor, including the high expenses and uncertainty in the acquisition process, exposure to liability through the acquired business, and regulatory burdens and related costs of compliance.
●	Certain of our activities or holdings, directly or through subsidiaries and other entities with which we do business, may subject us to federal or state regulation relating to investment companies and investment advisers.
●	Our common stock is currently a “penny stock” which trades on a limited basis on OTCQB, and due to factors beyond our control our stock price may be volatile.
●	Trading in our common stock is limited, and future sales of our common stock may depress our stock price.
●	Future issuances of our common stock, which we may effect to raise capital or for other reasons, would likely dilute the interests of our existing stockholders or have other adverse consequences.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should carefully consider the following Risk Factors before deciding whether to invest in the Company. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the events discussed in the Risk Factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the common stock could decline.

Risks Relating to Our Financial Condition

Because we have a limited operating history as a standalone oil and gas company, we cannot predict our future results.

White River’s oil and gas operations were operated under Ecoark as a portion of a larger public holding company with greater diversification and access to capital. Given our limited operating history as a standalone entity, it may be difficult to evaluate our future performance or prospects. You should consider the uncertainties that we may encounter as a company that should still be considered an early-stage oil and gas company. These uncertainties include:

●	the effect of the Biden Administrations’ attempts to eliminate fossil fuels;

●	the impact from the SEC’s climate change rules;

●	the price of oil;

●	our ability to protect our oil and gas assets, including complying with mineral leases;

●	our ability to locate and procure employees, contractors and third party service providers to assist us in our operations;

●	our ability to adapt to changing market conditions and manage our planned growth effectively; and

●	our evolving business model.

If we are not able to address successfully some or all of these uncertainties, we may not be able to expand our business, compete effectively or achieve profitability.

4

We have incurred net losses on an annual basis since our inception and may continue to experience losses and negative cash flow in the future.

We have not been profitable on an annual basis since inception and have incurred significant operating losses and negative cash flow from operations particularly after our acquisition of White River Holdings. We recorded a net loss of approximately $43,089,977 and $6,922,753 for the fiscal year ended March 31, 2023 (“FY 2023”) and the fiscal year ended March 31, 2022 (“FY 2022”), respectively. We may continue to incur losses and experience negative cash flows from operations for the foreseeable future. If we cannot achieve positive cash flow from operations or net income, we may need to raise additional capital on acceptable terms.

Because we may require additional capital to fund our business objectives and support our growth, our inability to generate and obtain such capital could harm our business, operating results, financial condition and prospects.

Over the past two years, White River Holdings, increased its operating expenses in supporting its business of oil and gas exploration and drilling and consummating acquisitions of oil and gas properties. Included in our expenses is $150,000 per month in salary to two new officers of the management company for the Fund. We intend to continue to make substantial investments to fund our business and support our growth. Although we recently raised $6,577,816 in a Private Placement, we may desire to increase our drilling activity or acquire additional oil and gas properties. In addition, White River E&P Management 1 LLC (the “Manager”), a subsidiary of the Company, is seeking to raise capital for the Fund in which the Manager is the managing general partner. In order to reduce dilution, our plan is to use investments into the Fund to support our drilling activities. However, through June 23, 2023, we have only raised $3,250,000 of the $50 million offering. See the Risk Factor on page 4 relating to issues with respect to capital raising for the Fund.

If we are unable to obtain adequate financing, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations and business objectives and sell some of our assets.

Further, if we (as contrasted to the drilling Fund discussed in this Prospectus) raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity or debt securities we issue could have rights, preferences and privileges superior to those of holders of our common stock.

5

Our ability to access capital markets could be limited.

From time-to-time, we may need to access capital markets to obtain long-term and short-term financing. However, our ability to access capital markets could be limited or adversely affected by, among other things, oil and gas prices, interest rates, our asset base, our track record in the industry, and the health or market perceptions of the drilling and overall oil and gas industry and the global economy. In addition, many of the factors that affect our ability to access capital markets, including the liquidity of the overall capital markets in general and the lack of liquidity for our common stock and the state of the economy and/or the oil and gas industry, among others, are outside of our control. There have also been efforts in recent years aimed at the investment community, including leading investment advisors, sovereign wealth funds, public pension funds, universities and other groups, promoting the divestment of fossil fuel equities as well as pressuring lenders and other financial services companies to limit or curtail activities with companies engaged in the extraction of fossil fuel reserves, which, if successful, could limit our ability to access capital markets. No assurance can be given that we will be able to access capital markets on terms acceptable to us when required to do so, which could adversely affect our business, financial condition and results of operations.

Since the Company’s executive officers are involved in other oil and gas ventures, and received certain interests and rights in our oil and gas drilling and production efforts pursuant to their Employment Agreements, conflicts of interest may arise.

Jay Puchir, the Company’s Chief Financial Officer, also serves as manager of the managing general partner of the Fund. The Company will act as the driller for the Fund and expects to receive management fees. While the Company’s management believes working with the Fund will benefit the Company, the Company and the Fund may compete with each other in drilling opportunities which creates a conflict of interest. To the extent that we have capital available to invest in drilling for our own account and the Fund participates either with us, or separately, to the extent that a well is successful, this conflict can adversely affect us. At the same time, we benefit if the well is not successful.

Additionally, pursuant to their respective Employment Agreements, each of Messrs. May and Puchir were granted a 5% overriding royalty interest or carried working interest (either, the “ORRI”) from the Company and its subsidiaries in any and all successfully drilled and completed oil and/or gas wells, as well as participation right of 15% and 10%, respectively, in the funding and ownership interest in any drilling or participation by the Company or any subsidiary in the drilling by a third party of an oil and gas well, which does not include the Fund but will include any other investment funds the Company sponsors. As of the date of this Prospectus, Messrs. May and Puchir have not exercised their participation rights in any of the Company’s drilling projects. The initial terms of their Employment Agreements are five years, subject in each case to renewal. While these arrangements are intended to directly align these officers’ incentives with the Company’s oil and gas exploration, drilling and production efforts by compensating them for the success of such ventures, they also directly divert any revenue generated by these ventures to these officers and away from the Company, which may be adverse to the Company and its stockholders. For example, a well that could have been profitable, or our operations as a whole, may not be profitable where it otherwise would have been as a result of the ORRI or the election of participation rights. Messrs. May and Puchir also have personal oil and gas investments which may also compete with the Company. These conflicts of interest may adversely affect our operations and financial condition, divert management’s time and attention away from running our primary business and result in our management to providing business opportunities to the Fund instead of the Company, any of which could materially adversely affect us.

Further, because each of Messrs. May and Puchir are also executive officers of Ecoark, they divert their limited time and attention to both entities and their respective businesses, and as a result conflicts of interest may arise that could be materially adverse to us.

Any of these or other endeavors that those involved in our operations chooses to pursue could materially harm our operations and ability to execute our business plan.

6

Because we have agreed with the Fund that we will redeem the investments of its partners no later than March 31, 2027, we may not have the capital to meet this obligation.

In order to attract investors to the Fund, we agreed to redeem the investments of its partners (other than our subsidiary which is the managing general partner) 42 months after it terminates its offering or no later than March 31, 2027. As of the date of this Prospectus. The Fund has raised $3,250,000. The redemption will be based upon a 20% discount to an industry formula.

We plan to launch a second limited partnership on or about October 1, 2023 and seek to raise up to $200 million with similar terms and conditions including redemption. We are hopeful that we receive approval to acquire the broker-dealer and that will assist us in raising substantially more money for the Fund and the second limited partnership. See Risk Factor at page 4.

We cannot predict what our financial condition or oil and drilling business will be on the redemption date(s), including whether we will have sufficient cash to meet our obligations. Because we have committed to the redemptions, we are subject to the further risk that after making such payments, we will be unable to fund our ongoing operations or other capital commitments. While management intends to monitor our financial condition with a view to maintaining sufficient cash available for the redemption, no assurance can be given that we will be successful in obtaining and reserving the necessary capital from operational sources of revenue such as oil and gas drilling and production. In such an event, we would be forced to raise capital from one or more debt or equity financings to enable us to make the redemption payments, which financings could be extremely dilutive, require us to pay high interest rates, dividends or other unfavorable financial terms, impose substantial restrictions on our operations or corporate governance, and contain other terms that are adverse to us and/or our other investors. If we fail to meet our redemption obligation, we may cease operations.

Because we have not entered into a Transition Services Agreement with Ecoark, we may encounter certain risks which could result in damages to us.

Often in spin-offs, the company distributing the dividend or the parent and the company being spun-off enter into a Transition Services Agreement outlining the rights and responsibilities between the parties and providing for payment to cover services usually rendered by the parent company. Because we operate independently of Ecoark and have control of all of our assets, we did not think we needed any agreement which would the parties’ respective rights and obligations following the spin-off. However, if we are incorrect in this conclusion, we could encounter difficulty in proving our ownership of any assets or face liabilities to third parties for acts committed by Ecoark prior to the distribution. Once control of Ecoark changes, we may not be able to prove our ownership or we may to defend an asserted liability. If incur legal fees in seeking to prove title or lose control of any assets or if we are found liable for actions that were predominately due to Ecoark’s actions, we may be required to sue Ecoark since we have no contractual indemnification rights. Any costs or damages may be material and we cannot assure you we will be able to collect from Ecoark even if we are successful.

Risks Relating to Our Oil and Gas Exploration and Production Operations

We have significant ongoing capital requirements that could affect our operations if we are unable to generate sufficient cash from operations or obtain financing on favorable terms.

The Company’s drilling plan entails extracting oil reserves across its approximately 30,000 acres of shallow and deep drilling rights. The Company has purchased a deep drilling rig to further vertically integrate its operations. However, with historically high oil prices, ancillary services related to drilling and producing oil wells have risen significantly. The Company is largely vertically integrated, since its exploration and drilling activities are primarily conducted in-house except for (i) wire line services to obtain exploratory data, (ii) concrete procurement and installation at well sites, and (iii) seismic and geophysical services.

We expect to pay for projected capital expenditures related to exploring and drilling additional oil wells with cash flows from operations or the proceeds from equity sales, including the Company’s recent financings. If we were unable to generate sufficient cash from operations, we would need to seek alternative sources of capital to meet our capital requirements. To the extent that our working capital is insufficient, we may have to scale back operations including our drilling activity.

Since analyzing a well’s potential is very risky, our management may make errors in assessing the potential of wells which could lead to limited revenue.

In our efforts to acquire, explore, and drill interests in oil and gas wells, management will assess reports about the recoverable reserves, future oil and gas prices, operating costs, potential liabilities, and other factors relating to the wells. These assessments are necessarily inexact, and their accuracy is inherently questionable and uncertain. The review of a subject property in connection with its acquisition assessment may not reveal all existing or potential problems or permit it to become sufficiently familiar with the property to fully assess its deficiencies and capabilities. Management and other personnel involved in the process may not inspect every well, and may not be able to observe structural and environmental problems even if it does inspect a well. If problems are identified, various affiliates, vendors, contractors, or third parties may be unwilling or unable to provide effective contractual protection against all or part of those problems. Any acquisition of property interests may not be economically successful, and unsuccessful acquisitions may have a material adverse effect on the Company’s financial condition, and future results of operations.

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Unless we develop new reserves, reserves we acquire and subsequent production will decline, which would adversely affect our future cash flows and results of operations.

Producing oil reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Unless we conduct successful ongoing exploration and development activities or continually acquire properties containing proven reserves, our proven reserves will decline as those reserves are produced. Our future reserves and production, and therefore our future cash flow and results of operations, are highly dependent on our success in efficiently and economically finding or acquiring recoverable reserves. We may not be able to develop, find or acquire sufficient reserves to replace our current and future production. Further, our projections about a well’s production prospects could prove to be incorrect. If we are unable to replace our current and future production, the value of our reserves will decrease, and our business, financial condition and results of operations would be materially and adversely affected. If our estimates provide to be incorrect now or in the future, for some or all of the wells we are exploring and producing from, it could materially adversely affect our operating results.

The loss of any of, or a material reduction in orders from, our largest customers would materially and adversely affect our results of operations and financial condition.

Our oil and gas business is and has been characterized by a high degree of customer concentration and reliance on a very limited number of customers for our revenue. The loss of any of these customers, particularly Plains Marketing, LP, a leading midstream energy company which we frequently rely on for our sales, or a material reduction in their purchases from us spending activities generally, would have a material adverse effect on our financial condition, liquidity and results of operations.

Since our exploration and production operations are subject to stringent environmental, oil and gas-related and occupational safety and health laws and regulations, noncompliance with such laws and regulations could expose us to material costs and liabilities.

Our exploration and production operations are subject to stringent federal, state and local laws and regulations governing, among other things, the drilling activities, production rates, the size and shape of drilling and spacing units or proration units, the transportation and sale of crude oil, gas, and the discharging of materials into the environment and environmental protection. These laws and regulations may limit the amount of oil and gas we can produce or limit the number of wells or the locations where we can drill.

Further, we are required to obtain and maintain numerous environmental and oil and gas-related permits, approvals and certificates from various federal, state and local governmental agencies in connection with our exploration and production operations, and may incur substantial costs in doing so. If we acquire gas wells we may in the future be charged royalties on gas emissions or required to incur certain capital expenditures for air pollution control equipment or other air emissions-related issues. Additionally, our operations are subject to a number of federal and state laws and regulations, including the federal occupational safety and health and comparable state statutes, aimed at protecting the health and safety of employees.

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Another significant risk inherent in drilling plans is the need to obtain drilling permits from local, state, federal and other governmental authorities, as appropriate. Delays in obtaining regulatory approvals and drilling permits, including delays which jeopardize our ability to realize the potential benefits from leased properties within the applicable lease periods, the failure to obtain a drilling permit for a well, or the receipt of a permit with unreasonable conditions or costs could have materially adverse effects on our ability to capitalize on proposed projects. As long as the Biden Administration or a successor Democratic Administration holds the Office of President, we expect the permitting process on federal lands will be marked by delays and refusals.

Although we will use third party contractors to handle delivery of crude oil and by-products, we may be subject to environmental liabilities for the acts of the contractors arising from the hauling and handling of hazardous materials, air emissions from our vehicles and facilities, and engine idling and discharge. Our operations involve the risks of environmental damage and hazardous waste disposal, among others. If we are involved in an accident involving hazardous substances, if there are releases of hazardous substances we transport, if soil or groundwater contamination is found at our facilities or results from our operations, or if we are found to be in violation of applicable environmental laws or regulations, we could owe clean-up costs and incur related liabilities, including substantial fines or penalties or civil and criminal liability, any of which could have a materially adverse effect on our business and operating results.

Failure to comply with these laws and regulations may subject us to sanctions, including administrative, civil or criminal penalties, remedial clean-ups or corrective actions, delays in permitting or performance of projects, natural resource damages and other liabilities. In addition, these laws and regulations may be amended and additional laws and regulations may be adopted in the future with more stringent legal requirements.

Our operations may generate waste that may be subject to the Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes. The EPA and various state agencies have limited the approved methods of disposal for certain hazardous and nonhazardous waste. Furthermore, certain waste generated by natural gas and oil operations that are currently exempt from treatment as hazardous waste may in the future be designated as hazardous waste and therefore become subject to more rigorous and costly operating and disposal requirements.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), RCRA and analogous state laws impose liability, without regard to fault or the legality of the original conduct, on specified classes of persons that are considered to have contributed to the release of a hazardous substance into the environment. These classes of persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources, and for the costs of certain health studies. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

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Our operations also may become subject to the Clean Air Act (“CAA”) and comparable state and local requirements. In 1990, Congress adopted amendments to the CAA containing provisions that have resulted in the gradual imposition of certain pollution control requirements with respect to air emissions. The EPA and states have developed and continue to develop regulations to implement these requirements. We are also subject to a variety of federal, state, local and international permitting and registration requirements relating to protection of the environment. While the Company believes it is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse effect on its operations, but it cannot be certain.

Legislation, regulations or government actions related to climate change, greenhouse gas emissions and sustainability initiatives and other “ESG” laws, regulations and government action, could result in increased compliance and operating costs and reduced demand for fossil fuels, and concern in financial and investment markets over greenhouse gasses and fossil fuel production could adversely affect demand for our products, limit our access to capital and materially and adversely affect our future operating results.

As described under “Business-Government Regulations”, our operations are regulated extensively at the federal, state and local levels, and lawmakers and government agencies continue to consider potential new laws and regulations that would regulate or otherwise affect our industry. Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon oil and natural gas wells. The trend in recent years has been increased scrutiny and regulatory oversight of the oil and gas industry, including among other things increasingly the proposal of new laws and regulations aimed at reducing or restricting oil and gas production and use. For example, in a rulemaking notice in mid-November 2022, the EPA announced a new calculation that would raise the damage estimate referred to as the “Social Cost of Carbon” of from $51 per metric ton, which had been the rate for the last several years, to $190 per metric ton by 2022 and as much as $410 by the year 2080. This amount is expected to guide or influence numerous laws and regulations in the future that are designed to reduce carbon emissions and the harm they cause to the environment. Under these laws and regulations, we could also be liable for personal injuries, property damage and other damages. In addition, failure to comply with these laws and regulations may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties and fines.

The adoption and implementation of these and other similar regulations could require us to incur material costs to monitor and report on greenhouse gas emissions or install new equipment to reduce emissions of greenhouse gases associated with our operations. In addition, these regulatory initiatives could drive down demand for our products and services in the oil and gas industry by stimulating demand for alternative forms of energy that do not rely on combustion of fossil fuels that serve as a major source of greenhouse gas emissions, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. This could have a material adverse effect on our business, consolidated results of operations, and consolidated financial condition.

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Because of the trend to use alternative energy technologies rather than oil and gas, it could have a material adverse effect on our results of operations.

Since our business depends on the level of activity in the oil and natural gas industry, any improvement in or new discoveries of alternative energy technologies that increase the use of alternative forms of energy and reduce the demand for oil and natural gas could have a material adverse effect on our business, financial condition and results of operations. As the United States and certain other countries transition to electric vehicles and as certain states in the United States are banning any usage of gas as a fuel, the oil and gas business is adversely affected. We will be further subject to state regulatory efforts such as California’s announced goal of eliminating the sale of vehicles which use gas by 2035. Automobile manufacturers are beginning to announce that they will only manufacture electric vehicles in the future. President Biden has also stated that the 2022 retail price rise in the price of gasoline was part of a plan to transition to electric vehicles.

As an example, in August 2022, the California Air Resources Board passed a rule banning the sale of gas vehicles by 2035, requiring 35% of new passenger vehicles sold by 2026 to be electric or otherwise not using gas with the number rising to 68% by 2030. It has been reported that more than a dozen states typically follow California which is the largest market for the sale of passenger vehicles. The State of Washington has enacted a Rule similar to California. California also enacted a law effective July 1, 2022 banning the sale of gas powered lawn mowers and leaf blowers starting in 2024. Further in late September 2022 the California Air Resources Board banned natural gas heaters and furnaces by 2030. Very recently, New York State passed a law banning gas stoves and furnaces, with limited exceptions, for all new buildings less than seven stories by 2026 and taller buildings by 2029. As this and the other trends outlined above are implemented, the Company could incur material and adverse effects on its results of operations.

Because we expect the SEC will adopt most, if not all of its proposed climate change rules, as a small producer, the compliance costs may adversely affect our future results of operating and financial condition, which effects may be material.

On March 21, 2022, the SEC released proposed rule changes that would require new climate-related disclosure in SEC filings, including certain climate-related metrics and greenhouse gas emissions, information about climate-related targets and goals, transition plans, if any, and extensive attestation requirements. In addition to requiring filers to quantify and disclose direct emissions data, the new rules would also require disclosure of climate impact arising from the operations and uses by the filer’s business partners and contractors and end-users of the filer’s products and/or services. If adopted as proposed, the rule changes would apply to the Company and result in us incurring material additional compliance and reporting costs, including monitoring, collecting, analyzing and reporting the new metrics and implementing systems and procuring additional internal and external personnel with the requisite skills and expertise to serve those functions. Such costs are likely to adversely affect our future results of operations and financial condition, which may be material. We expect the rule will be adopted in 2023 and be effective beginning at some point in 2023. We cannot predict the outcome of litigation which we expect will challenge any new climate change rules.

If Congress enacts the proposed price gouging bill, it could have a material adverse effect on our oil and gas operations and the Fund.

Senator Elizabeth Warren and others have introduced legislation aimed at rising gasoline and other prices and would empower the Federal Trade Commission (“FTC”) to investigate and penalize companies with “unconscionably excessive price increases.” The proposed legislation does not define what this phrase means so it will permit the FTC to define it. While we cannot predict whether the legislation will pass, the recent election and the apparent Republican control of the House of Representatives may mean the proposed bill will not be enacted. If it does pass, the FTC will enact Rules although it is possible it may enact an emergency Rule like other regulatory agencies have recently done. Any such legislation will likely affect gasoline prices. We believe price controls will have a material adverse effect on the Company and the Fund.

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Because competition in the oil and natural gas industry is intense, we may be unable to effectively compete with larger companies with greater financial, technical and managerial resources.

We are a relatively small participant in the United States onshore oil and gas exploration and drilling industry and we face significant competition from major energy companies with substantial financial, technical, management, and other resources as well as large and other privately-held businesses which have competitive advantages. While we are mostly vertically integrated, our cost of operations is dependent in part on certain third-party services, and competition for these services can be significant, especially in times when commodity prices are high. Similarly, if and as we grow we will compete for trained, qualified personnel, and in times of lower prices for oil, we and other companies with similar production profiles may not be able to attract and retain this talent. Conversely, some of our competitors have a broader portfolio properties, assets and rights that in many cases enable them to both explore and drill wider geographic areas with a greater likelihood of success and/or complete the exploration, drilling, distribution and sale processes at lower costs while also offering related services to third parties.

Our ability to acquire and develop reserves in the future, and maintain and grow our customer base will depend on our ability to evaluate and select suitable properties and assets and to consummate transactions in a highly competitive environment for acquiring such properties and assets, marketing oil and gas, securing and compensating trained personnel and meeting demand for our products and services. Also, there is substantial competition for capital available for investment in the oil and gas industry. Our competitors may be able to pay more to acquire working interests in oil and gas leases as well as for personnel, property and services and to attract capital at lower rates. Because of our small size, we may be more affected than larger competitors. Further, the current inflation the United States is facing will affect us more that many well capitalized competitors.

The potential lack of availability of, or cost of, drilling rigs, equipment, supplies, personnel and crude oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget.

We currently own three drilling rigs which can perform deep vertical and horizontal/directional drilling projects in depths of up to 30,000 feet, and three workover rigs. When the prices of crude oil increase, or the demand for equipment and services is greater than the supply in certain areas, we could encounter an increase in the cost of securing a deep drilling rig capable of performing lateral drilling projects in the Tuscaloosa Marine Shale. In addition, larger producers may be more likely to secure access to such equipment by offering more lucrative terms. If we are unable to acquire access to such resources, or can obtain access only at higher prices, our ability to convert our reserves into cash flow could be delayed and the cost of producing those reserves could increase significantly. In addition to increasing our costs, we may face the possibility of poorly rendered services or faulty or damaged equipment coupled with potential damage to downhole reservoirs and personnel injuries. Such issues can increase the actual cost of services, extend the time to secure such services and add costs for damages due to accidents sustained from the overuse of equipment and inexperienced personnel. All of these factors may adversely affect our results of operations and financial condition.

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Drilling for and producing crude oil involves significant risks and uncertainties that could adversely affect our business, financial condition or results of operations.

Our drilling and production activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for crude oil can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenues to return a profit. In addition, our drilling and producing operations may be curtailed, delayed or cancelled as a result of other factors, including but not limited to:

●	unusual or unexpected geological formations and miscalculations;
●	fires;
●	explosions and blowouts;
●	pipe or cement failures;
●	environmental hazards, such as natural gas leaks, oil spills, pipeline and tank ruptures, encountering naturally occurring radioactive materials, and unauthorized discharges of toxic gases, brine, well stimulation and completion fluids, or other pollutants into the surface and subsurface environment;
●	loss of drilling fluid circulation;
●	title problems for the properties on which we drill and resulting restrictions or termination of lease for oil drilling and production operations;
●	facility or equipment malfunctions;
●	unexpected operational events, especially the need to drill significantly deeper than originally contemplated or finding, despite an engineering study to the contrary;
●	shortages of skilled personnel or unexpected loss of key drilling and production workers;
●	shortages or delivery delays of equipment and services or of water used in hydraulic fracturing activities;
●	compliance with environmental and other regulatory requirements and any unexpected remedial requirements for violations of environmental or other regulatory requirements;
●	stockholder activism and activities by non-governmental organizations to restrict the exploration, development and production of oil and natural gas so as to minimize emissions of greenhouse gases;
●	natural disasters; and
●	adverse weather conditions.

Any of these risks can cause substantial losses, including personal injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution, environmental contamination, clean-up responsibilities, loss of wells, repairs to resume operations; and regulatory fines or penalties. Further, our exposure to operational risks may increase as our drilling activity expands.

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We may not be insured or fully insured against certain of the above operational risks, either due to unavailability of such insurance or the high premiums and deductibles. The occurrence of an event that is not covered in full or in part by insurance could have a material adverse impact on our business, financial condition and results of operations.

Because of the speculative nature of drilling oil and gas wells, we cannot guarantee any return on your investment.

Oil and natural gas exploration is an inherently speculative activity. Before the drilling of a well, we cannot predict with absolute certainty the volume of oil and natural gas recoverable from the well; or the time it will take to recover the oil and gas.

In addition, oil and gas wells by their nature are depleting assets with respect to which production could last anywhere from a few months to more than 30 years. As a result, annual production will naturally decline over the life of a well, and so too will returns to investors.

Even if targeted wells are completed and produce oil and gas in commercial quantities, it may not produce enough oil and gas to pay for the costs of drilling and completing the well.

Because the oil and gas drilling business is very cyclical, we may face a downturn which in turn can adversely affect our business.

Between inflation, supply chain shortages and the war in Ukraine, among other factors, the price of oil has spiked in 2022 with peak oil prices over $122 per barrel of oil for WTI crude on June 8, 2022, which was the highest level in over 10 years. However, as the economy is seemingly worsening, the price of crude oil fell to early January levels with WTI crude at $78.74 on September 24, 2022, although the price increased to above $90 in early November 2022. As of June 13, 2023, WTI crude oil traded at $69.42 per barrel. Changes in oil and natural gas prices (and specifically downwards trends or the lack of an increase) will have a significant adverse impact on our cash flow. Lower oil and gas prices may not only impact our revenues, but also may reduce the amount of oil and gas that we can produce economically. Historically, oil and gas prices have been volatile, and it is likely that they will continue to be volatile in the future. At some point, the regulatory factors facing fossil fuels and the drilling for oil as well as a recession may make oil drilling financially unattractive. In that event, our results of operations may be materially and adversely affected.

The volatility of oil and natural gas prices could also hamper our ability to produce oil and gas economically. Oil and natural gas prices are volatile, and a decline in prices could significantly, adversely affect both profitability and overall financial health of the Company. The oil and gas industry has experienced severe downturns characterized by oversupply and/or weak-to-zero demand.

Our future revenues from exploration and production operations, cash flows, and carrying value of our oil and gas properties will depend on oil prices. Commodity prices, including oil, are highly volatile and may fluctuate widely in response to relatively minor changes in supply and demand and market uncertainty. Additional factors which may affect oil prices and which are beyond our control include but are not limited to, the following factors:

●	worldwide and regional economic conditions impacting the global supply of and demand for oil, including the impact of the Russian invasion of Ukraine and inflation;
●	the price and quantity of foreign imports of oil;

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●	consumer and business demand;
●	geopolitical and economic conditions in or affecting other producing regions or countries, including the Middle East, Africa, South America and Russia;
●	actions of the Organization of the Petroleum Exporting Countries, its members and other state-controlled oil companies relating to oil price and production controls;
●	the level of global exploration, development and production;
●	the level of global inventories;
●	prevailing prices on local price indexes in the area in which we operate;
●	the proximity, capacity, cost and availability of gathering and transportation facilities;
●	localized and global supply and demand fundamentals and transportation availability;
●	the cost of exploring for, developing, producing and transporting reserves;
●	weather conditions and other natural disasters;
●	technological advances affecting energy consumption;
●	the price and availability of alternative fuels;
●	government regulations, such as regulation of natural gas transportation and price controls;
●	U.S. federal, state and local and non-U.S. governmental regulation and taxes; and
●	market perceptions of future prices, whether due to the foregoing factors or others.

Because oil prices have been volatile, there can be no certainty as to if, when and to what extent they may decline in the future. Further, while higher oil prices generally provide benefits to our drilling operations to the extent we have productive wells during the high price periods, they also pose increased costs in drilling additional wells.

Our operating results fluctuate due to the effect of seasonality, adverse weather or other natural occurrences that generally impact the oil and gas industry.

Operating levels of the oil industry have historically been lower in the winter months because of adverse weather conditions. Accordingly, our revenue generally follows a seasonal pattern. Revenue can also be affected by other adverse weather conditions, holidays and the number of business days during a given period because revenue is directly related to the available working days. From time-to-time, we may also suffer short-term impacts from severe weather and similar events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes, and explosions that could harm our results of operations or make our results of operations more volatile.

Because we may be subject to various claims and lawsuits in the ordinary course of business, increases in the amount or severity of these claims and lawsuits could adversely affect us.

In the ordinary course of our planned business, we may be exposed to various claims and litigation related to commercial disputes, personal injury, property damage, environmental liability and other matters. If we incur increases in litigation or serious claims, there are developments in legislative or regulatory trends, or our employees or contractors incur a catastrophic accident or series of accidents, involving property damage, personal injury, or environmental liability it could have a material adverse effect on our operating results and financial condition.

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The extension of our active oil and gas mineral leases are in some cases subject to performing continuous drilling operations.

Our oil and gas mineral leases may contain acreage that is either held by production or not. In order to extend the leased acreage not held by production, the Company must maintain minimum continuous drilling operations in order to extend these leases to future periods. Further, at least one of our leases requires us to drill a new well every 270 days in order to maintain the rights, and our failure to do so would result in us losing the rights unless the owner agrees to a waiver or extension. The Company’s inability to perform operations during any given period could result in the Company’s losing the rights to future operations on that lease. The Company has until August 2023 to begin drilling another well on this lease to maintain this lease.

We may be required to meet future drilling conditions and lack the capital to protect our interest in one or more wells.

In addition to the requirements under our current interests, we may acquire interests in wells that require continuous drilling in order to maintain our interest. In the past, White River Holdings a then subsidiary of Ecoark was unable to meet the drilling condition, which permitted our Chief Executive Officer (who is also Ecoark’s Chief Executive Officer) to personally acquire a portion of the working interest when he made the required investment. Because we may acquire oil and gas mineral leases that may require future drilling to maintain the leasehold interest, if we do the Company will be required to invest in future drilling in order to extend these leases to future periods or lose the interest in any such leases. If we lack the capital, our affiliates may acquire the leases by investing their own capital.

Our ability to spread the risks of drilling among many wells may be limited.

Our ability to spread risks through diversification will be related to our ability to obtain the necessary capital and other resources needed to evaluate a well’s prospects and deploy drilling equipment, as well as acquire and maintain drilling rights. Limited capital will force us to drill fewer wells, or forego opportunities management deems to be attractive, which decreases our ability to spread the risks of drilling and mitigate the possibility of deploying our limited resources towards a successful drilling venture. In addition, our revenue and ability to achieve or maintain profitability may decrease if management is unable to find enough suitable well locations to be drilled. While we have approximately 30,000 acres to select drilling locations from, there can be no assurance that we will be successful in drilling in a manner or pace that enables us to generate sufficient revenue at low enough costs to become profitable.

The Company may face issues with title defects, which could result in losses in leases which the fund acquires.

There may be defects in the title to the leases on which the Company’s wells are drilled. In certain instances, the Company may elect not to obtain title opinions or take certain other due diligence related actions that could have otherwise unveiled problems, due to cost, timing or other constraints. Thus, the Company may experience losses from title defects which arose during drilling that would have been disclosed by such due diligence. Also, the Company may waive title requirements for the leases on which the Company’s wells are drilled. Any failure of title of working interest transferred to the Company could materially adversely affect our operating results and business.

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We may be required to record significant non-cash impairment charges related to a reduction in the carrying value of our proved oil and gas properties, which could materially and adversely affect our results of operations.

We will perform assessments of our oil and gas properties whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. In order to perform these assessments, management will use various observable and unobservable inputs, including management’s outlooks for (i) proved reserves and risk-adjusted probable and possible reserves, (ii) commodity prices, (iii) production costs, (iv) capital expenditures and (v) production. Significant or extended price declines could result in the need to adjust the carrying value of our proved oil and gas properties by recording non-cash impairment charges. To the extent such assessments indicate a reduction of the estimated useful life or estimated future cash flows, the carrying value of the oil and gas properties may not be recoverable and therefore we may be required to record an impairment charge reducing the carrying value of the proved properties to their fair value. For FY 2023, we recorded impairment charges of $8,018,217 relating to goodwill impairment and $5,487,665 in impairment of our oil and gas reserves related to White River Holdings. While we no longer record any goodwill as an asset, we do have over $4,500,000 of oil and gas assets recorded on our balance sheet at March 31, 2023. If oil and natural gas prices decline in the future, we may be required to record impairment charges related to these intangible assets, which would materially and adversely affect our results of operations in the period incurred.

Similar to many companies, we have experienced a spike in our insurance costs, which could have a material adverse effect on our operating results.

Insurance premiums have recently escalated, and we are facing a similar increase in our insurance costs. Our future insurance and claims expense might exceed historical levels, which could reduce our earnings. We self-insure or maintain a high deductible for a portion of our claims exposure resulting from workers’ compensation, auto liability, general liability, cargo and property damage claims, as well as associated health insurance. Estimating the number and severity of claims, as well as related judgment or settlement amounts is inherently difficult. This, along with legal expenses, incurred but not reported claims and other uncertainties can cause unfavorable differences between actual claim costs and our reserve estimates. We plan to reserve for anticipated losses and expenses and periodically evaluate and adjust our claims reserves to reflect our experience. However, ultimate results may differ from our estimates, which could result in losses over our reserved amounts.

We maintain insurance with licensed insurance carriers above the amounts which we retain. Although we believe our general liability and related insurance limits should be sufficient to cover reasonably expected claims, the amount of one or more claims could exceed our coverage limits. If any claim were to exceed our coverage, we would be required to bear the excess, in addition to our other self-insured/retained amounts. As a result, our insurance and claims expense could increase, or we could raise our self-insured retention or deductible when our policies are renewed or replaced. Our operating results and financial condition could be materially and adversely affected if (i) cost per claim, premiums, or the number of claims significantly exceed our estimates, (ii) there is one or more claims in excess of our coverage limits, (iii) our insurance carriers refuse to pay our insurance claims or (iv) we experience a claim for which coverage is not provided.

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General Risks

Because the COVID-19 pandemic had a material adverse effect on crude oil prices and the economy, the uncertainty relating to its continuation may have a future adverse effect on our business, results of operations, and future prospects.

While COVID-19 seems to no longer threaten the economy as it did, supply chain shortages seem to have evolved from COVID-19. Moreover, the risk of a serious new COVID-19 strain or other serious virus evolving remains.

Disruptions and/or uncertainties related to a new strain of COVID-19 for a sustained period of time could have a material adverse impact on our business, results of operations and financial condition. Supply chain delays and shortages of equipment, or increased transportation, labor or other costs which may result from COVID-19 could have a material adverse effect on our financial condition and results of operations. The Company has not experienced any national shortages of supplies related to COVID-19 or any other issues, but periodically experiences minor temporary delays on a regional basis on materials, equipment, and other services due to general supply and demand curves from vendors in the Louisiana and Mississippi area.

Disruptions and/or uncertainties related to a new strain of COVID-19 for a sustained period of time could have a material adverse impact on our business, results of operations and financial condition. Supply chain delays and shortages of equipment, or increased transportation, labor or other costs which may result could have a material adverse effect on our financial condition and results of operations.

Furthermore, the effect of another serious COVID-19 outbreak on financial markets and on our Company may limit our ability to raise additional capital in the future on the terms acceptable to us at the time we need it, or at all.

Because of the Russian invasion of Ukraine, as well as high inflation and increased Federal Reserve interest rates in response, and the recent banking crisis, the effect on the capital markets and the economy is uncertain, and we may have to deal with a recessionary economy and economic uncertainty including possible adverse effects upon the oil and gas industry and other industries.

Following of the Russian invasion of Ukraine, certain events have affected the global and United States economy including continued inflation, Federal Reserve interest rate increases in response, prominent bank failures and weaknesses, volatility in the prices of oil and gas, declines in portions of the capital markets, and large Western companies ceasing to do business in Russia. The duration of this war and its impact are at best uncertain, and continuation may result in Internet access issues if Russia, for example, began illicit cyber activities. The economy may be headed into a recession with uncertain and potentially severe impacts upon public companies and us. We cannot predict how this will affect the market for oil and gas, but the impact may be adverse.

Our future success depends on our ability to retain and attract high-quality personnel, and the efforts, abilities and continued service of our senior management.

Our future success depends on our ability to attract, hire, train and retain a number of highly skilled employees and on the service and performance of our senior management team and other key personnel for each of our subsidiaries particularly with the planned expansion of our operations. The loss of the services of our executive officers or other key employees including two key new employees hired to raise capital for the Fund and inadequate succession planning could cause substantial disruption to our business operations, deplete our institutional knowledge base and erode our competitive advantage, which would adversely affect our business. Competition for qualified personnel possessing the skills necessary to implement our strategy is intense, and we may fail to attract or retain the employees necessary to execute our business model successfully. We do not have “key person” life insurance policies covering any of our executive officers.

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Our success will depend to a significant degree upon the continued efforts of our key management, engineering and other personnel, many of whom would be difficult to replace. In particular, we believe that our future success is highly dependent on Randy May, our Chief Executive Officer and Chairman, and Jay Puchir, our Chief Financial Officer. If any members of our management team leave our employment, our business could suffer, and the share price of our common stock could decline.

If we cannot manage our growth effectively, our results of operations would be materially and adversely affected.

We have recently experienced significant growth in our operations commencing with and following the White River Holdings acquisition. Our business model relies on our rapidly growing our oil and gas drilling business. Businesses that grow rapidly often have difficulty managing their growth while maintaining their compliance and quality standards. If we grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing additional executive and key personnel capable of providing the necessary support. There can be no assurance that our management, along with our staff, will be able to effectively manage our growth. Our failure to meet the challenges associated with rapid growth could materially and adversely affect our business and operating results.

We will have a highly concentrated portfolio of assets and operate in a limited number of markets, and therefore face risks surrounding a lack of diversification.

Our current operations and revenue generating activities are conducted exclusively through White River Holdings, which is focused on oil and gas drilling. Thus, an investment in our Company will not provide diversity as to asset type and industry, as we are focused solely on oil and gas assets in the energy sector. Additionally, while we intend to expand our portfolio as capital becomes available, our oil and gas portfolio and operations are presently geographically concentrated in the relatively small territory of Louisiana and Mississippi. This lack of diversification could cause us to face difficulties in establishing material revenue, particularly if adverse external forces such as market or regulatory changes occur, and we may be unable to recover from these developments, in which case your investment would be at risk.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, we will become subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Sarbanes-Oxley Act which requires, among other things, that public companies maintain effective disclosure controls and procedures and internal control over financial reporting.

Any failure to maintain effective controls or any difficulties encountered in their implementation or improvement in the future could cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which could result in loss of investor confidence and could have an adverse effect on our stock price.

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The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business.

The federal securities laws require us to comply with SEC reporting requirements relating to our business and securities. Following the effectiveness of the Registration Statement of which this Prospectus is a part we will be required to file reports which we now file voluntarily as well as comply with the proxy rules, among other things. Complying with these reporting and other regulatory obligations is time-consuming and will result in increased costs to us which could have a negative effect on our financial condition or business. We will be subject to the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. We will be required to file annual, quarterly and current reports with the SEC disclosing certain aspects and developments of our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To date, we file reports on a voluntary basis and have concluded in our Annual Report on Form 10-K for FY 2023 for example, that our disclosure controls are not effective. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional accounting personnel and provide for additional management oversight. We intend to implement additional procedures and processes for the purpose of addressing the standards and requirements applicable to SEC reporting companies. Sustaining our growth will also require us to commit additional managerial, operational and financial resources to identifying competent professionals to join our Company and to maintain appropriate operational and financial systems to adequately support our intended expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our results of operations, financial condition or business.

Risks Relating to Our Planned Acquisition of a Broker-Dealer and Certain Other Regulatory Matters.

A failure or delay in the acquisition of a broker-dealer, including due to regulatory requirements of the broker-dealer, may adversely affect our business and results of operations.

Broker-dealers are subject to intense laws and regulations enacted by national, and state governments, including those administered by the SEC. Additionally, broker-dealers are subject to FINRA oversight and must also comply with money laundering laws and know your customers laws. Self-regulatory organizations and related licenses and certifications often come with their own rules and processes with which we will need to comply to effect these types of transactions. Broker-dealers are regulated by the SEC, states in which they operate and by FINRA, and self-regulatory organizations of which they may be members. The SEC requires registration and certain periodic public disclosure about the broker-dealer unless an exemption from registration is available. Before a FINRA member firm may engage in a change of control transaction, FINRA Rule 1017 requires the member to file an application for approval at least 30 days prior to the transaction. Under the Rule, FINRA then has authority to review and potentially reject the application, in which case the transaction would not be able to go forward.

Therefore, our business plan as it relates to acquiring a broker-dealer through which to enable us to proceed with oil and gas funding activities could be materially delayed or even prevented by FINRA and/or the SEC rules and application and review processes, much of which will be beyond our control given that a significant source of the information and documentation FINRA or the SEC requests will come from the firm we are targeting to acquire. We filed the change of control application with FINRA in February 2023. For further information on this application, see page 58 of this Prospectus. If we do obtain FINRA approval to acquire a broker-dealer, we will become subject to the SEC’s and FINRA’s rules and requirements through the acquired entity, which together impose significant ongoing compliance requirements with respect to the financial condition (including net capital minimums), reporting, recordkeeping and audit requirements, supervisory and corporate governance mandates, customer relationships and communications and other requirements affecting the products and services offered by the broker-dealer. See the Risk Factor titled “If we obtain a broker-dealer, we will become subject to numerous regulatory requirements imposed by a variety of different private and public agencies, which could restrict our operations or impede our growth” for more information about the potential applicable requirements. Additionally, various states require registration which provides such states with the ability to regulate the broker-dealer including the power to inspect records.

Compliance with SEC and FINRA rules and regulations and other requirements in connection with acquisitions and ongoing operations are often capital intensive and time-consuming, can divert management’s and personnel’s attention from important operational matters, and may prevent us from ultimately achieving our goals within the desired timeframes, on favorable terms or at all. These requirements are often ambiguous, fact sensitive and context specific, which further magnifies the risk of exposure and/or the expense of compliance. Litigation or enforcement proceedings may arise involving large amounts of damages or fees, and defending against such litigation is costly. For the foregoing reasons, failure to comply with applicable laws or regulations, as interpreted and applied, and deployment of human and capital resources towards compliance and/or defense efforts, could have a material adverse effect on our business, including our ability to negotiate and complete transactions, and on our ability to execute our business plan and generate material revenue therefrom.

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If we are unable to acquire the broker-dealer, our ability to raise capital for the Fund will be materially and adversely affected while at the same time we have made significant financial commitments to two new executives, the ultimate amounts of which remain uncertain.

If we fail to close the acquisition of the broker-dealer under the MIPA, the intended benefits of the Fund and any future fund, particularly the raising of non-dilutive capital to be deployed towards the Company’s oil and gas projects, may not be realized. Because of our limited success in raising capital for the Fund, we recruited two senior executives who have been registered representatives for other broker-dealers. See “Executive Compensation.” Because of their history in the securities business, we have been advised that they cannot sell Fund Units for us unless they are associated with a registered broker-dealer. If we cannot acquire the broker-dealer, we are subject to a number of risks including:

●	As disclosed elsewhere in this Prospectus, we need to raise capital to support our operations and do not have sufficient capital to meet our obligations over the next 12 months;

●	Raising capital for the Fund permits us to drill wells and charge the Fund a fee which includes our “profit;”

●	These two executives cannot raise capital for us or the Fund unless we own a broker-dealer or we enter into a Placement Agent Agreement with another firm;

●	Because we have agreed to pay the executives a selling commission as described below, it may not be feasible to recruit another broker-dealer and pay additional commissions; and

●	We are currently paying the executives a total of $150,000 per month in base salary regardless if they can perform services for us.

For the first two years (through May 8, 2025), each executive’s base salary will be a draw against commissions. If an executive’s commissions in a given month exceed the base salary, the executive will receive the difference and if commissions for a month are less, the executive does not have any obligation to pay the difference to the Company. Although the executives have agreed that if the broker-dealer is a subsidiary of the Company, at least 30% of the commissions charged will be retained by the subsidiary and not paid to the executives or sales persons they supervise, an independent broker-dealer may charge more and thereby reduce sums payable to the executives, which can reduce their incentive to sell. In addition, an independent broker-dealer which the Company selects as a placement agent may delay selling Fund Units as it carries out its due diligence obligations, may elect not to sell units or may at a later date elect not to sell units. All of these events can affect the Company’s ability to raise capital for the Fund. For more information on the Employment Agreements, see “Executive Compensation.”

Accordingly, if we do not acquire the broker-dealer or obtain another broker-dealer to raise capital for the Fund, or otherwise manage our capital expenditures in these pursuits, our liquidity and business will be materially adversely affected.

If we obtain a broker-dealer, we will become subject to numerous regulatory requirements imposed by a variety of different private and public agencies, which could restrict our operations or impede our business plan and growth.

If we acquire a broker-dealer, we will become subject to a number of laws, regulations, rules and policies aimed at protecting investors and preserving the integrity of the financial markets. These requirements can be costly to comply with, divert management’s attention away from other important matters, and may have the effect of hindering our growth as a result. For example, among the laws, regulations, rules and policies to which the broker-dealer must comply with are:

●	Rule 15c3-1 under the Exchange Act, which specifies minimum capital requirements intended to ensure the general financial soundness and liquidity of broker-dealers;

●	Rule 15c3-3 under the Exchange Act, which requires broker-dealers to maintain certain liquidity reserves; and

●	SEC and FINRA rules which require notification when net capital falls below certain defined criteria and when withdrawals of capital exceed certain thresholds, as well as remaining above a certain ratio of debt to equity in the regulatory capital composition of a broker-dealer.

While we expect the future operations of any broker-dealer we acquire to be limited, we may be subject to additional or different rules depending on the operations of the broker-dealer we acquire, and any future business we develop following the acquisition. Costs of compliance with these requirements is expected to be significant, and failure to comply would expose us to the risk of regulatory enforcement, civil liability, suspension or withdrawal of the license or registration to operate as a broker-dealer, any of which would materially adversely affect us.

If the Company was subject to the Investment Company Act of 1940 or the 1940 Act, we would be required to expend significant resources towards compliance and we may have to discontinue operations because of the costs, and could also be exposed to other adverse consequences.

The 1940 Act generally defines an “investment company” to include (i) an issuer that is engaged in the business of investing, reinvesting, owning, holding or trading in securities and that owns investment securities having a value exceeding 40% its unconsolidated assets, excluding cash items and securities issued by the federal government, or (ii) an issuer which is or holds itself out to be primarily engaged investing, reinvesting, owning, holding or trading in securities. There are various exceptions to the definition, and there are also exemptions provided under the 1940 Act, that apply in certain enumerated circumstances.

In the past, we held investment securities of a public company which we received on March 27, 2020 which made us an investment company since we had no operations at the time. Under a Rule of the SEC, “transient” investment companies have one year to cease being an investment company, provided such a company have a bona fide intent to engage in a business other than that of investing, reinvesting, owning, holding or trading in securities as evidenced by such company’s business activities and appropriate resolution of its Board of Directors. We did not comply with this one year requirement since, although our management initially sought to spin-off the shares to our stockholders, when that was not feasible our management began the process of selling the shares after the holding period under Rule 144 Securities Act of 1933 (the “Securities Act”) ended. After the holding period ended, our then sole officer and director was faced with further delays arising from administrative difficulties in arranging and effecting sales before the Company could begin selling the shares. Further, he recognized that to sell all of the shares in a very brief timeframe could collapse the market for the stock which generally was not liquid. Ultimately, the shares were fully liquidated by February 2022, which was 11 months after the one year period afforded under the 1940 Act Rule described above. Because at all times, we had the specific intent to divest of these shares rather than invest in the public company, we believe were not an investment company based upon our goal of acquiring or developing an operating business and not investing in investment securities.

While there are a few SEC Staff interpretations which we believe support our position that our business objectives, operations and characteristics did not result in investment company status, the SEC may not agree with this position. The 1940 Act permits the SEC to require us to register or sue us to require us to register as an investment company. If that were to occur, we would be required to expend substantial capital resources to comply, and would likely not have sufficient capital to comply and accordingly we would cease operations. Further, the SEC could seek to impose monetary penalties and/or injunctive relief, alleging that we acted in violation of the 1940 Act during the period in which we were an investment company and not registered. In addition, it is possible that a private investor could sue us seeking some kind of relief under the 1940 Act.

We do not believe we and our subsidiaries are an investment company for the following reasons:

  ● A review of the Company’s and White River Holdings’ historical development reflects that neither entity was involved in investment company type activities with the Company’s brief period as a transient investment company and excluding the Fund.

  ● The Company’s public representations of its and White River Holdings’ activities reflect both companies are engaged in the exploration, drilling and production of oil and gas.

  ● Our officers and directors have focused their time on behalf of the Company on its oil and gas activities.

  ● Our respective revenues have solely come from our oil and gas activities.

Each of our subsidiaries, except for the Fund which we treat as a subsidiary solely for accounting purposes, do not come within the definition of an investment company.

As for the Fund, its activities may be deemed to come within the definition of an investment company. However, the Fund does not intend to sell partnership units to more than 100 investors so it will meet the 1940 Act’s exemption from registering as an investment company.

In addition, Section 3(c)(9) of the 1940 Act provides an exemption a business in which substantially all of its business consists of owning or holding interests in oil and gas leases or other interests. We believe that our ownership and operation of White River Holdings since July 25, 2022 exempts us and the Fund since our sole business is engaging in exploration, operation and development of oil wells which is an active business. It is possible the SEC or a court may not agree with our position notwithstanding prior SEC interpretations to the contrary.

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If we are required to register under the Investment Advisers Act, our ability to conduct business could be materially adversely affected.

The Investment Advisers Act of 1940 (the “Investment Advisers Act”), contains substantive legal requirements that regulate the manner in which “investment advisers” required to register under the Investment Advisers Act are permitted to conduct their business activities. The term “investment adviser” is defined as any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities, subject to a number of enumerated exceptions from the definition. Other than the Manager, which manages the Fund, none of the Company or its other subsidiaries, or the Fund itself, would meet this definition.

With respect to the Manager, while it may be deemed to provide investment advice to the Fund, Rule 203(m)-1(a) promulgated under the Investment Advisers Act exempts from the registration requirements of that Act an investment adviser with its principal office and place of business in the U.S. and which both (i) acts solely as an investment adviser to one or more qualifying private funds; and (ii) manages private fund assets of less than $150 million. (“Private Fund Exemption”).

Under Rule 203(m)-1(d), an investment adviser may treat as a private fund for purposes of the exemption an issuer that qualifies for an exclusion from the definition of an investment company under Section 3(c)(1) of the 1940 Act, which is described in the Risk Factor above titled “The Company may become subject to the requirements of the 1940 Act, which would limit the Company’s business operations and require the Company to expend and deploy significant resources towards compliance with such regulatory regime” as applicable to the Fund. Because the Manager’s activities solely relate to the Fund, which qualifies for exemption from the investment company definition provided for under Section 3(c)(1) of the 1940 Act because it has no more than 100 beneficial owners and has not and is not conducting a public offering of such securities, and also has less than $150 million in assets under management, the Manager qualifies for this exception.

Because its assets under management are less than $25 million, the Manager is not required to register, and is in fact precluded from registering, as an investment adviser with the SEC, but is subject to the state investment adviser regulations of the State of Colorado, where its principal office and place of business are located. As an exempt reporting advisor, notice filings are made with the state of Colorado.

Although exempt from registration under the Investment Advisers Act, the Manager is required to file an annual/materially changing truncated Form ADV with the SEC as an “exempt reporting adviser” pursuant to the terms of the registration exemption on which it relies. While provisions of the Investment Advisers Act that apply only to registered investment advisers do not apply to exempt reporting advisers, as an exempt reporting adviser the Manager is subject to some of the requirements and regulations of the Investment Advisers Act, including, among other things, conflict of interest, advertising performance information, anti- money laundering, fiduciary duties to advisory clients, recordkeeping and regulatory reporting requirements, disclosure obligations, limitations on agency cross and principal transactions between an adviser and its advisory clients, anti-corruption rules relating to investors associated with U.S. state or local governments, and general anti-fraud prohibitions. In addition, the SEC is authorized under the Investment Advisers Act to require an exempt reporting adviser such as the Manager to maintain records and provide reports, and to examine these advisers’ records.

While we believe our current practices do not require us or any of our subsidiaries to register as an investment adviser under the Investment Advisers Act, if a regulator were to disagree with our analysis with respect to the Manager or any other portion of our business, the Manager, the Company or another subsidiary may be required to register as an investment adviser and to comply with the Investment Advisers Act. Registering as an investment adviser could adversely affect our method of operation and revenues. For example, registered investment advisers under the Investment Advisers Act are subject to burdensome compliance requirements. It could be difficult for us to comply with these obligations without meaningful changes to our business operations, and there is no guarantee that we could do so successfully. If we were ever deemed to be subject to, and in non-compliance with, Investment Advisers Act requirements, we could also be subject to various penalties, including administrative or judicial proceedings that might result in censure, fines, civil penalties, cease-and-desist orders or other adverse consequences, as well as private rights of action, any of which could materially adversely affect our business.

Risks Relating to our Common Stock

Because of the number of shares of common stock issuable upon conversion and exercise of outstanding securities and vesting of RSUs, holders of our common stock will experience substantial future dilution.

There are 10,333,800 shares of our common stock issued and outstanding as of the date of this Prospectus. We will be obligated to issue all or very many of the following shares of common stock which will dilute our current stockholders:(1) approximately 42,254,521 shares of common stock to be issued in the Spin-Off by Ecoark, (2) at least 6,577,841 shares of common stock issuable upon conversion of our Series C (which are subject to potential upward adjustment), (3) at least 13,155,632 shares of common stock issuable upon exercise of five-year Warrants (which are subject to potential upward adjustment), (4) at least 1,166,667 shares of common stock issuable upon conversion of a 10% Original Issue Discount Senior Secured Convertible Promissory Note and underlying a related Consulting Agreement (which are subject to potential upward adjustment), and (5) up to approximately 23,575,000 shares underlying outstanding RSUs subject to certain vesting and share delivery conditions.

Based on our capital structure as described above, the issuance of the shares of common stock pursuant to the outstanding derivative securities and anticipated transactions, many of which are expected to occur in the near term, will cause significant dilution to the Company’s other investors whereby their respective percentage ownership in our Company will experience a drastic decline. As a result, the voting rights, dividend rights, and other perceived benefits of holding our common stock will be diluted due to the new stockholders. Further, a majority of the newly issued shares will be freely tradeable because the transactions are being registered on a pending registration statement, so the per-share price of our common stock could decline.

If we are not successful, you may lose your entire investment.

Prospective investors should be aware that if we are not successful in our business, their entire investment in the Company could become worthless. Even if the Company is successful, we can provide no assurances that investors will derive a profit from their investment. We need additional capital to meet our obligations and achieve our business objectives, and we cannot guarantee we will be successful in locating additional required capital as and when needed or that any such amounts will be sufficient for us to establish material revenue growth. If we are not successful, you may lose your entire investment.

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The price of our common stock is subject to volatility, including for reasons unrelated to our operating performance, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to a number of factors, some of which may be outside our control, including but not limited to, the following factors:

●	the large number of shares which Ecoark stockholders will receive in the Spin-Off;

●	sales of our common stock by these Ecoark stockholders;

●	sales of the PIPE Shares offered by this Prospectus;

●	the sporadic trading of our common stock which means that the limited demand and high supply may lead to price declines;

●	future events related to the market for oil and gas or other products we may offer in the future, including regulation;

●	changes in market valuations of companies in the oil and gas industry;

●	future oil prices;

●	regulatory initiatives from the Biden Administration or other government agencies;

●	announcements of developments by us or our competitors;

●	the continuation of the stock market slump and any related adverse events affecting the economy;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, significant contracts, or other material developments that may affect our prospects;

●	actual or anticipated variations in our operating results;

●	adoption of new accounting standards affecting our industry;

●	additions or departures of key personnel;

●	the adverse consequences of future variants of COVID-19; and

●	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and Company resources, which could harm our business and financial condition.

Any future impairment in the carrying value of our intangible assets could depress our stock price.

Following our acquisition of White River Holdings in July 2022, we had a significant amount of goodwill and other intangible assets on our balance sheet. Intangible assets must be evaluated for impairment annually or more frequently if events indicate it is warranted. If the carrying value of a reporting unit or asset exceeds its current fair value, the unit or asset is considered impaired. Events and conditions that could result in impairment in the value of our intangible assets include, but are not limited to, significant negative industry or economic trends, significant decline in the Company’s stock price for a sustained period of time, significant decline in market capitalization relative to net book value, limited funding that could delay our operations and the execution of our business plan, significant changes in the manner of use of the assets or the strategy for the Company’s overall business, or failure of our oil and gas assets to produce as estimated or anticipated.

Initially, we impaired $5,917,843 of goodwill as of July 25, 2022, and then on March 31, 2023, the Company impaired the remaining $2,100,374 in goodwill based on the fair value of its reporting unit, measured by the discounted cash flow method, which exceeded the carrying value at March 31 2023. In addition, during FY 2023, we recognized $5,487,665 of impairment of our oil and gas reserves based on our ceiling test calculations.

We may in the future be required to record additional impairment charges of our oil and gas assets of that business on our balance sheet resulting from that acquisition as well as new oil and gas properties we acquire. Further, to the extent we acquire additional businesses or assets in the future, including oil and gas businesses or assets to add to our current operations through White River Holdings, further impairment may be necessary in future periods. Our stock price could be negatively impacted should future impairments of our intangible assets occur.

There is currently a limited trading market for the Company’s common stock and none for the Warrants.

Our common stock is quoted on the OTCQB under the symbol “WTRV.” However, there is currently a limited trading market in our common stock, and we cannot assure you that a consistent, active trading market will develop. Trading on the OTCQB is less liquid than the leading national securities exchanges.

Additionally, there is currently no trading market for our Warrants being offered by the Selling Stockholders hereby. While we have applied for our Warrants to be quoted on the OTCQB under the symbol “WTRVW,” such quotation, if our application is granted, does not guarantee that an active trading market for the Warrants will develop or be maintained.

If an active market for our common stock and Warrants develops, there is no assurance that such market will be maintained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.

Furthermore, there is a significant risk that our common stock and Warrant prices may fluctuate in the future in response to any of the following factors, some of which are beyond our control:

●	Our ability to resolve our working capital needs;
●	The results of our drilling activities and our ability to increase revenues;
●	Material declines in the price of oil;
●	Regulation by the federal government including the SEC’s proposed climate change rules and whether such rules when adopted as we expect will apply to smaller reporting companies like the Company;
●	Our ability to acquire sufficient oil and gas leases and working interests in oil and gas wells;
●	The impact of inflation;
●	Economic conditions including the onset of a recession or stagflation;
●	Variations in our quarterly operating results;
●	Announcements that our revenue or income is below analysts’ expectations;
●	Sales of large volume of our common stock once the Registration Statement is declared effective; and
●	Announcements by us or our competitors of significant contracts, strategic partnerships, joint ventures or capital commitments.

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Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Of 10,333,800 shares of common stock outstanding as of June 23, 2023, approximately 4,038,811 shares are held by investors who are not our affiliates. These shares are free trading since they have been held more than two years. In addition, the approximately 42,254,521 shares to be issued to Ecoark’s stockholders in the Spin-Off and the 19,733,523 shares offered by the Selling Stockholders under the Registration Statement of which this Prospectus forms a part will be free trading without restrictions. Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through an offering of our securities. Future sales of substantial amounts of our common stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time-to-time, and could impair our ability to raise capital through sales of equity or equity-related securities. In addition, the market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market or the perception that these sales may occur.

Our common stock is a “penny stock” and thereby be subject to additional sale and trading regulations that may depress the price of our common stock.

Our common stock is a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) it trades at a price less than $5 per share; (ii) it is not traded on a “recognized” national securities exchange which excludes the OTCQB and OTXCQ; or (iii) is issued by a company that has been in business less than three years with net tangible assets less than $5 million. Thus, our common stock is a penny stock.

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The principal result or effect of being designated a penny stock is that securities broker-dealers participating in sales of our common stock are discouraged from soliciting purchases of our common stock by the SEC’s rules which generally results in low prices and limited trading volume. For example, SEC Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise. In addition, clearing firms, which hold retail accounts dislike penny stocks and through extra compliance efforts and costs they impose, make it hard to sell penny stocks.

We may be unable to achieve some or all of the benefits that we expect to achieve from the Spin-Off.

We believe that, as an independent publicly-traded company, we will be able to, among other things, better focus our financial and operational resources on our specific business, implement and maintain a capital structure designed to meet our specific needs, design and implement corporate strategies and policies that are targeted to our business, more effectively respond to industry dynamics and create effective incentives for our management and employees that are more closely tied to our business performance. Further, we expect that the Spin-Off will assist us in complying with certain requirements to have our securities listed on a national securities exchange operated by The Nasdaq Stock Market LLC (“Nasdaq”) or the New York Stock Exchange (“NYSE”). However, we may fail to achieve these goals or realize these benefits, and could also face adverse consequences, such as being more susceptible to market fluctuations and have less support from Ecoark who will no longer be a principal stockholder following the Spin-Off. We have been advised that unless we complete a $40 million public offering, we cannot seek to be listed on Nasdaq or the NYSE until following our fiscal year ending March 31, 2024 (“FY 2024”). In addition, we may be unable to uplist our securities in the time we intend, if at all. The completion of the Spin-Off will also require significant amounts of our management’s and other personnel’s time and effort, which may divert their attention away from operating and growing our business.

Until the Spin-Off occurs, the Ecoark Board of Directors has sole discretion to change the terms of the Spin-Off in ways that may be unfavorable to us.

Until the Spin-Off occurs, Ecoark will remain a prospective principal stockholder pending conversion of the Series A, which will occur after the effectiveness date of the Registration Statement of which this Prospectus is a part. Completion of the Spin-Off remains subject to the discretion of Ecoark, including approval by the Ecoark Board of Directors (the “Ecoark Board”). Additionally, Ecoark has the discretion to change the terms of the Spin-Off, including the ratio, which changes could be unfavorable to us or our stockholders, or the security holders of Ecoark. In addition, Ecoark may decide at any time prior to the completion of the Spin-Off not to proceed with the Spin-Off. Our senior management is remaining as Ecoark’s senior management in order to protect the Ecoark stockholders entitled to the stock dividend.

25

Our Board of Directors may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our common stock or any change in control of our Company.

Subject to existing and outstanding series of preferred stock, including the Series A and the Series C, our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock, with $0.0001 par value per share, with such designation rights and preferences as may be determined from time-to-time by the Company’s Board. Subject to the terms of our outstanding securities, our Board is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company. For example, the Company has a single authorized share of Series B Preferred Stock (the “Series B”) which, if issued, is entitled to vote with the Company’s common stock as a single class on any matter brought before the stockholders, and the Series B is entitled to a number of votes equal to the greater of (A) 100,000,000 votes, or (B) 50.1% of the Company’s voting power as of the applicable date of determination. The Series B, which will be automatically cancelled upon the Company applying to have its common stock listed on a national securities exchange, was established to ward off any hostile takeover and may be issued by our Board at any time.

The future issuance of equity or of debt securities that are convertible into, or exercisable for common stock and the common stock issuable under the Series C and Warrants, will place selling pressure on the market price for our common stock as well as affecting our ability to raise capital in the future.

From October 2022 through April 2023 we issued the Series C and Warrants in the PIPE Offering. In December 2022 we issued a Senior Secured Convertible Note in another private placement transaction, and pursuant to their terms these securities are convertible or exercisable for shares of our common stock, with conversion or exercise features that are subject to adjustment including based on our stock price and/or new issuances of common stock or common stock equivalents. The December 2022 Note has a principal value of $1,666,667 and is convertible at the lower of (i) $1.00 per share and (ii) the average of the five-closing prices of the common stock immediately prior to the date of conversion. Assuming the $1.00 conversion price applies, the Note is convertible into 1,666,667 shares. In addition, in December 2022 we issued 1,666,667 shares to an affiliate of the lender pursuant to a Consulting Agreement, which is subject to potential increase. See “Management’s Discussion and Analysis-Liquidity and Capitals Resources-Convertible Note Financing” for more information.

Each of the December 2022 issuances came with registration rights entitling the recipients to have their shares registered for resale on a Registration Statement. In addition, in connection with the above-described transactions we agreed to certain obligations, including repayment obligations and restrictive covenants, that may hinder our ability to raise capital or execute our business plan and strategic growth initiatives in the future.

In addition to the 2022 and more recent transactions, we may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares or other securities convertible into, or exercisable for, shares of common stock, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock and impair our ability to raise capital through future offerings of equity or equity-linked securities. For example, we may grant registration rights similar to those given to the Selling Stockholders resulting to the Company’s filing of the Registration Statement of which this Prospectus is a part to future investors. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital.

We have not paid cash dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

26

Our Articles of Incorporation contain certain provisions which may result in difficulty in bringing stockholder actions against or on behalf of the Company or its affiliates.

Section 7 of our Articles of Incorporation provide that the internal affairs of the Company, including stockholder derivative actions, shall be brought exclusively in state courts located in Nevada. To the extent that any such action asserts a claim under the Exchange Act, that provision must be brought in federal court. Section 7 also provides that the United States federal courts generally shall have exclusive jurisdiction over claims brought under the Securities Act, the effect of which is that an action under the Securities Act with respect to the Company may only be brought in the federal courts, whereas absent such provision the federal and state courts would otherwise have concurrent jurisdiction over such a matter. Any claim seeking relief under the Exchange Act may only be brought in federal court. Further, Section 7 also provides for the United States District Court for the District of Nevada as the exclusive venue for any cause of action under either the Securities Act or the Exchange Act, meaning such federal court is the only court in which such a case may be brought and heard. Similarly, Section 5.7 of the Securities Purchase Agreement governing the Warrants being offered hereby provides that matters arising thereunder shall be brought exclusively in the state and federal courts sitting in Clark County, Nevada. This Section 5.7 does not apply to actions seeking relief under the Securities Act or the Exchange Act. These provisions may have the effect of precluding stockholders from bringing suit in their forum or venue of choice. Further, these provisions may give rise to a potential ambiguity as to which courts – state or federal – should preside over certain cases such as cases with overlapping claims under both state corporate law and the Securities Act and the rules and regulations thereunder. While the Supreme Court of Delaware has upheld a charter provision designating federal courts as the exclusive forum for actions brought under the Securities Act, it is unclear how a court in another jurisdiction, including Nevada, might rule. Therefore, an investor seeking to bring a claim against or on behalf of the Company or its affiliates under Nevada law or the federal securities laws may be forced to litigate their case in a court which poses geographic or other hardships, and could face uncertainty as to which jurisdiction and venue the case will ultimately be heard in, which may delay, prevent or impose additional obstacles on the investor in such litigation. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and there is uncertainty as to whether a state or federal court would enforce this charter provision.

USE OF PROCEEDS

This Prospectus relates to the Spin-Off Shares that may be distributed to Ecoark’s stockholders, as well as the PIPE Securities that may be offered and sold from time-to-time by the Selling Stockholders. We will not receive any proceeds upon the sale of the Securities by either of Ecoark or the Selling Stockholders in this offering. However, we will receive gross proceeds upon the exercise of the Warrants issued to the Selling Stockholders if exercised for cash. Any proceeds will be used for general corporate purposes including expanding our drilling program and working capital. See “Plan of Distribution” elsewhere in this Prospectus for more information.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our common stock, and currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

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DETERMINATION OF OFFERING PRICE

Spin-Off

No consideration will be paid by Ecoark’s stockholders for the Spin-Off Shares to be distributed by Ecoark in the Spin-Off. The stockholders will be able to hold the Shares or sell them at prevailing prices or privately negotiated prices.

PIPE Offering

With respect to the PIPE Securities, each Selling Stockholder will determine at what price(s) such Selling Stockholder may sell the PIPE Securities, and such sales may be made at prevailing market prices, or at privately negotiated prices.

CAPITALIZATION

We had 10,166,667 shares of common stock outstanding as of March 31, 2023. The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2023 (i) on an actual basis, and (ii) on a pro forma basis giving effect to the issuance of (a) 42,253,521 shares of common stock in conversion of the Series A, without giving effect to the 1,000 Fractional Shares; and (b) 6,577,841 shares of common stock in conversion of the Series C from the sale of 263.1126308 Series C from and the issuance of the Warrants in our PIPE Offering:

	Actual	Pro Forma(1) (2)
Cash	$827,790	$2,258,790
Long-term debt and convertible note	1,285,827	1,285,827
Stockholders’ equity(deficit):
Preferred stock; $0.0001 par value, 5,000,000 shares authorized
Series A, 1,200 shares issued and outstanding actual and none pro forma	1	-
Series C, no shares issued and outstanding actual and none pro forma (assumed that the Series C shares issued in the PIPE will be converted into common stock)	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 10,166,667 shares issued and outstanding at March 31, 2023 actual and 58,998,029 issued and outstanding on a pro forma basis;	1,017	5,900
Additional paid-in capital	43,453,095	51,367,391
Non-controlling interest	3,250,000	3,250,000
Accumulated deficit	(59,768,952)	(59,768,952)
Total stockholders’ equity(deficit)	(13,064,839)	(5,145,661)
Total capitalization	$(11,779,012)	$(3,859,834)

(1)	The pro forma table give effect to the issuance of 42,253,521 shares of common stock upon conversion of the Series A.

(2)	The Series C in the PIPE Offering in the amount of $6,577,816, which is net of offering expenses of approximately $35,000 is reflected as a liability, and not included in the above table. No effect has been given to the exercise of the Warrants issued in the PIPE Offering.

28

The foregoing pro forma information as adjusted is illustrative only, and our capitalization following the completion of the offerings covered by this Prospectus. You should read this table together with our financial statements and the related notes appearing elsewhere in this Prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this Prospectus.

The above discussion and table is based on 10,166,667 shares of common stock outstanding as of March 31, 2023, and excludes 1,425,000 shares of common stock available for future grants under the Company’s 2022 Equity Incentive Plan.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Our unaudited pro forma condensed consolidated financial statements consist of an unaudited Pro Forma Condensed Consolidated Statement of Operations for the years ended March 31, 2023 and 2022, and an unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2023.

The unaudited pro forma condensed consolidated financial statements presented below have been derived from our historical unaudited Condensed Consolidated Statement of Operations for the years ended March 31, 2023 and 2022 and the historical unaudited Condensed Consolidated Balance Sheet at March 31, 2023. The unaudited pro forma Condensed Consolidated Balance Sheet gives effect to the related transactions described below as if they had occurred on March 31, 2023. The pro forma adjustments to the unaudited Pro Forma Condensed Consolidated Statement of Operations for the years ended March 31, 2023 and 2022 assume that the related transactions occurred as of April 1, 2021. The transaction adjustments identified below have been separately broken out to clearly identify the adjustments and the disclosure includes the basis for the adjustment.

Beginning October 19, 2022 up through March 31, 2023, the Company sold 205.8726308 Units for a total purchase price of $5,146,816. The Company sold another 45.64 Units for a total purchase price of $1,141,000 in April 2023, and 11.6 Units for $290,000 for checks not deposited. See “The Private Placement.”

The acquisition of White River Holdings was considered a reverse merger. In accordance with ASC 805-40-45-1, the consolidated financial statements prepared following a reverse acquisition are issued under the name of the legal parent (White River Energy Corp) but described in the notes to the financial statements as a continuation of the financial statements of the legal subsidiary (White River Holdings Corp), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree (White River Energy Corp). That adjustment is required to reflect the capital of the legal parent. Comparative information presented in the consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent.

29

Under ASC 805-40-45-2, the consolidated financial statements represent the continuation of the legal subsidiary except for the capital structure, as follows:

(a)	The assets and liabilities of the legal subsidiary recognized and measured at their precombination carrying amounts;
(b)	The assets and liabilities of the legal parent recognized and measured in accordance with the guidance in this topic applicable to business combinations (ASC 805);
(c)	The retained earnings and other equity balances of the legal subsidiary before the business combination;
(d)	The amount recognized as issued equity interests in the consolidated financial statements determined by adding the issued equity interest of the legal subsidiary outstanding immediately before the business combination to the fair value of the legal parent determined in accordance with the guidance in ASC 805 applicable to business combinations. However, the equity structure reflects the equity structure of the legal parent, including the equity interests the legal parent issued to effect the combination. Accordingly, the equity structure of the legal subsidiary is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent issued in the reverse acquisition.

The Company acquired White River Holdings for 1,200 shares of Series A. On an as converted basis, the 1,200 Series A shares convert to 42,253,521 shares of common stock, without giving effect to the 1,000 Fractional Shares. The 1,200 shares of Series A were issued in a share exchange. The Series A shares are reflected in the Company’s historical financial statements in a manner consistent with having applied reverse merger accounting.

On July 25, 2022, the Company completed its acquisition of White River Holdings. As a result of this transaction, which is accounted for as a reverse merger, White River Holdings is a wholly owned subsidiary of the Company (the “Merger”). In accordance with the terms of the Merger, at the effective time of the Merger, each outstanding share of the common stock of White River was exchanged for the 1,200 shares of Series A of the Company. This exchange of shares and the resulting controlling ownership of the Company constitutes a reverse acquisition and purchase accounting being applied to the Company under ASC 805 due to White River Holdings being the accounting acquirer and the Company, being deemed an acquired business. This requires financial reporting from the Merger close date forward to reflect only the historic consolidated results of White River Holdings and to include the consolidated results for the Company and subsidiaries from July 25, 2022 forward.

The primary reasons White River Holdings consummated the Merger with the Company were the opportunity to immediately become a public company without the process of doing its own initial public offering, thereby affording it the opportunity to more quickly raise capital and provide liquidity options to its stockholders, and at the same time acquiring the infrastructure required of a public company run by people experienced in investor relations and the public company regulatory compliance issues and filings required by virtue of appointing certain of Ecoark’s executive officers as executive officers of the Company. The previously existing businesses of the Company at the time of the Merger, consisting of Norr and Elysian, were sold for nominal consideration within 60 days of the Merger taking place.

The unaudited pro forma condensed consolidated financial statements have been prepared to include other transaction adjustments to reflect the financial condition and results of operations as if White River Holdings were operating as a public company for all the periods presented. Our historical financial statements included cost allocations from Ecoark as noted below.

Management does not believe there are any transaction accounting or autonomous entity adjustments necessary to be included in the unaudited pro forma information presented herein as the pro forma adjustments noted herein are due to the effects of the capital changes that have either subsequently occurred or that are expected to occur upon the effective date of the registration statement. We have identified three transaction adjustments as noted below. Management has determined that there are no other material changes to be made to the historical financial statements as a result of the acquisition of White River by White River Holdings, as the historical financial statements represent the continuation of White River Holdings as this is considered a reverse merger and White River Holdings is the accounting acquirer.

30

White River Holdings has included in their historical columns certain operating expenses and other income (expense) from Ecoark that have been allocated to them in the year ended March 31, 2022, which are part of the Condensed Consolidated Statement of Operations for the year ended March 31, 2022 and the period April 1, 2022 through July 25, 2022. The allocations represented charges incurred by Ecoark for certain corporate, infrastructure and shared services expenses, including legal, human resources, payroll, finance and accounting, employee benefits, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense White River Holdings would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that White River Holdings will incur in the future or would have incurred if White River Holdings had obtained these services from a third party.

The unaudited pro forma condensed financial information is for informational purposes only and does not purport to represent what our financial position and results of operations actually would have been had the reverse merger of White River Holdings not occurred, or to project our financial performance for any future period. Our historical financial statements have been derived from our historical accounting records and reflect certain allocation of expenses as noted above.

The unaudited pro forma condensed financial information reported below should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the historical financial statements and the corresponding notes included elsewhere in this prospectus.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2023

	White River Holdings	Other Transaction Adjustments	Pro Forma
		(3)

REVENUES
Oil and gas production	$1,103,975	$-	$1,103,975
Fund management	-	-	-
Total revenues	1,103,975	-	1,103,975

COSTS AND EXPENSES
Lease operating expenses	770,133	-	770,133
Salaries and salaries related costs	6,012,156	-	6,012,156
Professional and consulting fees	3,205,896	-	3,205,896
Selling, general and administrative costs	6,314,683	-	6,314,683
Settlement expenses	2,071,917	-	2,071,917
Impairment - goodwill	8,018,217	-	8,018,217
Depreciation, amortization, impairment, depletion and accretion	6,188,303	-	6,188,303
Total costs and expenses	32,581,305	-	32,581,305

Loss from operations before other income (expenses)	(31,477,330)	-	(31,477,330)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liabilities	2,745,309	-	2,745,309
Derivative expense	(12,304,724)	-	(12,304,724)
Amortization of debt discount – Convertible Note	(336,151)	-	(336,151)
Amortization of discount – Series C Preferred Stock	(1,341,362)	-	(1,341,362)
Amortization of original issue discount of convertible note	(60,636)	-	(60,636)
Interest expense, net of interest income	(84,581)	-	(84,581)
Total other income (expense)	(11,382,145)	-	(11,382,145)

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(42,859,475)	-	(42,859,475)

DISCONTINUED OPERATIONS
Loss from discontinued operations	(85,848)	-	(85,848)
Loss on disposal of discontinued operations	(144,654)	-	(144,654)
Total discontinued operations	(230,502)	-	(230,502)

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(43,089,977)	-	(43,089,977)
Provision for income taxes	-	-	-

NET LOSS	$(43,089,977)	$-	$(43,089,977)

NET LOSS PER SHARE

Basic and Diluted loss per share:	$(4.85)		$(0.73)

WEIGHTED AVERAGE SHARES OUTSTANDING	8,898,904		58,998,029

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PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2022 (AND YEAR ENDED DECEMBER 31, 2021 FOR FORTIUM HOLDINGS CORP)

		Other Transaction
	White River Holdings	Adjustments	Pro Forma
		(3)

REVENUES
Oil and gas production	$5,046,559	$-	$5,046,559

Total revenues	5,046,559	-	5,046,559

COSTS AND EXPENSES
Lease operating expenses	1,412,093	-	1,412,093
Salaries and salaries related costs	2,027,255	-	2,027,255
Professional and consulting fees	324,739	-	324,739
Selling, general and administrative costs	3,993,193	-	3,993,193
Depreciation, amortization, impairment, depletion and accretion	6,218,183	-	6,218,183
Total costs and expenses	13,975,443	-	13,975,443

Loss from continuing operations before other income (expenses)	(8,928,884)	-	(8,928,884)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liability on Ecoark	2,954,109	-	2,954,109
(Loss) on sale of fixed assets	(885,796)	-	(885,796)
Interest expense, net of interest income	(62,182)	-	(62,182)
Total other income (expense)	2,006,131	-	2,006,131

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(6,922,753)	-	(6,922,753)

DISCONTINUED OPERATIONS
Loss from discontinued operations	-	(28,944)	(28,944)
LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(6,922,753)	(28,944)	(6,951,697)

Provision for income taxes	-	-	-

NET LOSS	$(6,922,753)	$(28,944)	$(6,951,697)

NET LOSS PER SHARE

Basic and Diluted loss per share:	$(0.82)		$(0.13)

WEIGHTED AVERAGE SHARES OUTSTANDING	8,400,000		57,231,362

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PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2023

	White River Holdings	Other Transaction Adjustments	Other Transaction Adjustments	Pro Forma
		(1)	(2)
ASSETS
CURRENT ASSETS
Cash	$827,790	$1,141,000	$-	$2,258,790
Accounts receivable, net of allowance of doubtful accounts	54,854	-	-	54,854
Accounts receivable – related party	957,641	-	-	957,641
Receivable – Participation Agreement	1,440,598	-	-	1,440,598
Prepaid expenses and other current assets	334,264	-	-	334,264
Inventory	16,821	-	-	16,821
Total current assets	3,631,968	1,431,000	-	5,062,968

NON-CURRENT ASSETS

Property and equipment, net	3,251,432	-	-	3,251,432
Oil and gas properties, full-cost method	1,285,177	-	-	1,285,177
Unevaluated wells in progress	3,244,653	-	-	3,244,653
Right of use asset - operating leases	100,644	-	-	100,644
Right of use asset – financing leases	175,139	-	-	175,139

Other assets	630,531	-	-	630,531
Total non-current assets	8,687,576	-	-	8,687,576

TOTAL ASSETS	$12,319,544	$1,431,000	$-	$13,750,544

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$3,501,283	$-	$-	$3,501,283
Accrued liabilities	406,669	-	-	406,669
Derivative liabilities	10,483,371	-	-	10,483,371

Deferred drilling costs	317,350	-	-	317,350
Related party advances	1,182,250	-	-	1,182,250
Series C Preferred Stock	6,488,178	(6,488,178)	-	-
Current portion of lease liability - operating leases	108,117	-	-	108,117
Current portion of lease liability – financing leases	31,629	-	-	31,629
Convertible note payable, net of discount	972,831	-	-	972,831
Current portion of long-term debt	104,950	-	-	104,950
Total current liabilities	23,596,628	(6,488,178)	-	17,108,450

NON-CURRENT LIABILITIES
Asset retirement obligation	1,463,931	-	-	1,463,931
Lease liability - operating leases, net of current portion	2,119	-	-	2,119
Lease liability – financing leases, net of current portion	113,659	-	-	113,659
Long-term debt, net of current portion	208,046	-	-	208,046
	1,787,755	-	-	1,787,755

Total liabilities	25,384,383	(6,488,178)	-	18,896,205

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, Series A, par value	1	-	(1)	-
Preferred stock, Series B, par value	-	-	-	-
Preferred stock, Series C, par value	-	-	-	-
Common stock, par value	1,017	659	4,224	5,900
Additional paid-in capital	43,453,095	7,918,519	(4,223)	51,367,391
Accumulated deficit	(59,768,952)	-	-	(59,768,952)
Total stockholders’ equity (deficit) before non-controlling interest	(16,314,839)	7,919,178	-	(8,395,661)

Noncontrolling interest	3,250,000	-	-	3,250,000

Total stockholders’ equity	(13,064,839)	7,919,178	-	(5,145,661)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,319,544	$1,431,000	$-	$13,750,544

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NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Transaction Accounting Adjustments:

There were no transaction accounting adjustments identified by Management.

Autonomous Entity Adjustments:

There were no autonomous entity adjustments identified by Management.

Other Transaction Adjustments:

(1)	To record the issuance of 6,577,841 shares of common stock in conversion of the 263.1126308 Series C preferred shares. On the Unaudited Condensed Consolidated Balance Sheet as of March 31, 2023, this adjustment is #1. The issuance of the common stock includes $1,141,000 received in April 2023 for the sale of 45.64 Units and 11.6 Units for $290,000 for checks not deposited. In addition, this adjustment reflects the conversion of the Series C Preferred Stock liability that will be converted into common shares upon the effectiveness of the Form S-1 of which this Prospectus forms a part. No effect has been given to the exercise of the warrants in the Private Placement.

(2)	To record the issuance of 42,253,521 shares of common stock in conversion of the 1,200 Series A preferred shares, without giving effect to the 1,000 Fractional Shares issued to Ecoark in the reverse merger transaction when the Company acquired White River Holdings. On the Unaudited Condensed Consolidated Balance Sheet as of March 31, 2023, this adjustment is #2. It is anticipated that the conversion of the Series A preferred shares will take place upon the effectiveness of the Registration Statement.

(3)	To account for the reverse merger between White River Holdings and the Company.

(4)	We anticipate no tax adjustments as a result of the transactions reflected herein.

Each share of Series C has a stated value of $25,000 (the “Stated Value”), and will automatically convert into shares of the Company’s common stock upon the earlier to occur of (i) the effectiveness of the Registration Statement, of which this Prospectus forms a part, registering the sale by the holder of the shares of common stock issuable upon conversion of the Series C, and (ii) December 31, 2023, with the number of shares of common stock to be determined by dividing the Stated Value by the lower of (A) $1.00 and (B) 80% of the 30-day volume-weighted average price, or VWAP, for the period ending on the 10th trading day immediately preceding such date, subject to adjustment.

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Management Adjustments:

Management adjustments are optional to include.

We believe there are no material adjustments that need to be made to the unaudited pro forma condensed financial statements to enhance an understanding of the pro forma effects of the proposed transaction. The adjustments are limited to the effect of such synergies and dis-synergies on the historical financial statements that form the basis for the pro forma statements of operations as if the synergies and dis-synergies existed as of the beginning of the fiscal year presented.

Earnings (Loss) Per Share:

The pro forma weighted average number of shares outstanding of our common stock used to compute basic earnings per share are as follows for both the years ended March 31, 2023 and 2022.

EPS Reconciliations:

For the year ended March 31, 2022:

Historical weighted average shares outstanding	8,400,000
Shares to be issued in conversion of the Series A preferred stock	42,253,521
Shares to be issued in conversion of the Series C preferred stock	6,577,841
Pro forma weighted average shares outstanding	57,231,362

For the year ended March 31, 2023:

Historical weighted average shares outstanding	10,166,667
Shares to be issued in conversion of the Series A preferred stock	42,253,521
Shares to be issued in conversion of the Series C preferred stock	6,577,841
Pro forma weighted average shares outstanding	58,998,029

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THE SPIN-OFF

Background

Ecoark plans to effect a Spin-Off, which will be a distribution of the 42,253,521 shares of White River common stock issuable to Ecoark upon conversion of the Series A, plus up to 1,000 Fractional Shares, which are collectively referred to herein as the Spin-Off Shares. The Series A becomes convertible upon the effectiveness of the Registration Statement of which this Prospectus is a part.

The Ecoark Board has fixed the Record Date for the Spin-Off at September 30, 2022. The ratio, based on 42,253,521 Spin-Off Shares divided by the 32,614,151 shares of Ecoark common stock outstanding and underlying the outstanding Ecoark convertible preferred stock (without taking into account the beneficial ownership limitations in the Ecoark preferred stock) as of the Record Date, is 1.295557900618 White River Spin-Off Shares per Ecoark share of common stock. The estimated distribution date for the Spin-Off is August 31, 2023 (the “Distribution Date”). However, because of a 4.99% beneficial ownership blocker (the “Blocker”) applicable to the holder of the Ecoark convertible preferred stock, not all of the shares that otherwise would have been distributable will be issued on the Distribution Date; the balance will be distributed to a preferred stockholder of Ecoark in the future in compliance with the Blocker. See below under “Number of Shares Ecoark Stockholders Will Receive.” For the issuance of Fractional Shares, see below under “Treatment of Fractional Shares.”

Completion of the Spin-Off is subject to the satisfaction, or the Ecoark Board’s waiver, to the extent permitted by law, of a number of conditions. In addition, Ecoark may at any time until the distribution decide to abandon the distribution or modify or change the terms of the distribution. For a more detailed discussion, see below under “Conditions to the Spin-Off.”

Reasons for the Spin-Off

The Ecoark Board has reviewed various factors, including the company’s portfolio and capital allocation options with the goal of enhancing long-term stockholder value and determined that the Spin-Off is in the best interests of Ecoark and its stockholders. The potential benefits considered by the Ecoark Board in making the determination to consummate the Spin-Off include the following:

●	Greater Focus and Enhanced Operational Agility. The Spin-Off will permit both us and Ecoark and the respective management teams to more effectively focus on pursuing their own distinct operating priorities and strategies.

●	Separate Capital Structures and Allocation of Financial Resources. Each of Ecoark and White River has different cash flow structures and capital requirements. The separation will permit each company to allocate its financial resources to meet the unique needs of its businesses and intensify the focus on its distinct operating and strategic priorities. The separation will also give each business its own capital structure and allow it to manage capital allocation and adopt distinct capital return strategies. Further, the separation will eliminate internal competition for capital between the two businesses which are under common management control and enable each business to implement a capital structure tailored to its strategy and business needs.

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●	Improved Alignment of Management Incentives and Performance. The separation will allow each company to more effectively recruit, retain and motivate employees, including through the use of equity-based compensation that more closely reflects and aligns management and employee incentives with specific business objectives, financial goals and business attributes. To the extent that the separate equity awards are more attractively valued, this would further benefit each company.

●	Enhanced Strategic Opportunities. The separation will provide each of Ecoark and White River with its own capital structure and asset base that can be used to facilitate capital raising and to pursue potential acquisitions, strategic transactions and other opportunities that are more closely aligned with each company’s strategic goals and expected growth opportunities. To the extent that the separate attributes are more attractively valued and aligned with the respective goals of each company, this would further increase these benefits to each company.

●	Changes to Ecoark. Ecoark has publicly disclosed that it intends to spin-off each of its operating subsidiaries, although it may not spin-off Agora Digital Holdings, Inc., which previously was a Bitcoin mining company until it ceased operations when the Bitcoin market crashed in 2022. It also will not spin-off Zest Labs, Inc. and is making plans to ensure that its stockholders at November 15, 2022 will participate in 95% of the net proceeds from certain ongoing litigation and Zest Labs underlying assets. On March 6, 2023, Ecoark entered into a share exchange agreement with Ault Alliance, Inc. (“Ault”) [NYSE American: AULT] and certain minority stockholders of BitNile.com, Inc (“BNC”) under which Ecoark acquired BNC in exchange for convertible preferred stock. On June 8, 2022, Ecoark raised $12 million from the sale of convertible preferred stock to a subsidiary of Ault. As a result, Ault is receiving 5,749,810 shares from the Spin-Off subject to the effect of the Blocker.

●	Clearer Investment Identities. The separation will allow investors to more clearly understand the separate business models, financial profiles and investment identities of the two companies and to invest in each based on a better appreciation of these characteristics. Each company may appeal to different types of investors who may differ from Ecoark’s current investors. Following the separation, the separate management teams of each of the two companies are expected to be better positioned to implement goals and evaluate strategic opportunities in light of the expectations of the specific investors in that individual company’s market.

When and How You Will Receive Our Shares

Ecoark will distribute to its common and preferred stockholders, as a pro rata dividend, 42,253,521 shares of our common stock for every share of Ecoark common stock outstanding on a fully diluted basis as of September 30, 2022, the Record Date for the Spin-Off.

Prior to the Spin-Off, subject to satisfaction of the conversion conditions set forth in the Series A, the Series A held by Ecoark will convert into shares of common stock, and Ecoark will then deliver those shares of our common stock to the distribution agent. Vstock Transfer, LLC will serve as distribution agent in connection with the distribution and as transfer agent and registrar for our common stock. Because the 42,253,521 shares of our common stock issuable to Ecoark upon conversion of the Series A is in excess of the number of shares of Ecoark common stock entitled to receive our shares on a fully-diluted basis, Ecoark stockholders will receive our shares at a ratio of 1.295557900618. Further, as more fully described below under “Treatment of Fractional Shares,” any fractional shares that would have otherwise been distributable to Ecoark stockholders in the Spin-Off by virtue of that ratio will instead be rounded up to the nearest whole share.

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If you own Ecoark common stock or preferred stock as of the close of business on the Record Date, the shares of our common stock that you are entitled to receive in the Spin-Off will be issued to your account as follows:

●	Registered stockholders. If you own your shares of Ecoark common stock or preferred stock directly through Ecoark’s transfer agent, you are a registered stockholder. In this case, the distribution agent will credit the shares of our common stock you receive in the distribution by way of direct registration in book-entry form to a new account with our transfer agent. Registration in book-entry form refers to a method of recording share ownership where no physical stock certificates are issued to stockholders, as is the case in the distribution. You will be able to access information regarding your book-entry account for our shares at bitnile.net or by calling (212) 828-8436. Commencing on or shortly after the Distribution Date, the distribution agent will mail to you an account statement that indicates the number of shares of our common stock that have been registered in book-entry form in your name. We expect it will take the distribution agent up to two weeks after the Distribution Date to complete the distribution of the shares of our common stock and mail statements of holding to all registered stockholders.

●	“Street name” or beneficial stockholders. If you own your shares of Ecoark common stock or preferred stock beneficially through a bank, broker or other nominee, the bank, broker or other nominee holds the shares in “street name” and records your ownership on its books. In this case, your bank, broker or other nominee will credit your account with the shares of our common stock that you receive in the distribution on or shortly after the Distribution Date. We encourage you to contact your bank, broker or other nominee if you have any questions concerning the mechanics of having shares held in “street name.”

If you sell any of your shares of Ecoark stock on or before the Distribution Date, the buyer of those shares may in some circumstances be entitled to receive the shares of our common stock to be distributed in respect of the Ecoark shares you sold. See “Trading Prior to the Distribution Date” for more information.

We are not asking Ecoark stockholders to take any action in connection with the Spin-Off. We are not asking you for a proxy and request that you not send us a proxy. We are also not asking you to make any payment or surrender or exchange any of your shares of Ecoark common stock or preferred stock for shares of our common stock. The number of outstanding shares of Ecoark common stock or preferred stock will not change as a result of the Spin-Off, except for the Series A which will convert into the Spin-Off Shares.

Number of Shares Ecoark Stockholders Will Receive

On the Distribution Date, each record holder of Ecoark common stock will be entitled to receive 1.295557900618 shares of our common stock for every share of Ecoark common stock held as of the Record Date.

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With respect to the Ecoark convertible preferred stock, because of the 4.99% beneficial ownership limitation contained in the Certificate of Designation for that series of preferred stock, the holder will initially only receive approximately 2,460,000 shares of our common stock, and the remaining approximately 3,289,810 shares of our common stock to which it is or may become entitled will be held by us or the distribution agent in abeyance until the earlier to occur of (i) such time as the preferred stockholder’s receipt of all or any portion of those shares would not cause it to exceed the 4.99% beneficial ownership limitation, in which case the additional shares will not cause the holder to exceed that percentage, and (ii) such time as the preferred stockholder as provided us and Ecoark with 61 days’ notice of its intent to increase its beneficial ownership to up to 9.99%, in which case the additional shares receivable by the holder on or after the end of the 61 day-period will not cause the holder exceed that increased percentage. As a result of this, each time PIPE Shares are sold, unless the Ecoark preferred stockholder transfers shares of our common stock it holds, the number of Spin-Off Shares distributable to the preferred stockholder will increase accordingly.

Treatment of Fractional Shares

Because the 42,253,521 shares of our common stock issuable to Ecoark upon conversion of the Series A is in excess of the number of shares of Ecoark common stock entitled to receive our shares on a fully-diluted basis, Ecoark stockholders will receive our shares at a ratio of 1.295557900618-for-one. By virtue of this ratio, some or most of the Spin-Off Shares would have needed to be divided into fractions to effect that Spin-Off ratio for some of the Ecoark stockholders. However, instead of dividing and distributing fractional Spin-Off Shares, any fractions of Spin-Off Shares that would have otherwise been distributable to Ecoark stockholders in the Spin-Off by virtue of that ratio will instead be rounded up to the nearest whole share. In order to permit this approach, the Company has agreed to issue Ecoark Fractional Shares for distribution to such stockholders. However, because each such stockholder will only be entitled to receive one Fractional Share by virtue of this rounding approach, we expect the ultimate number of Fractional Shares so issued to be less than 1,000.

No Transition Services Agreement

Because we have operated independently from Ecoark since our acquisition of White River Holdings in late July 2022 and are not dependent upon Ecoark for the provision of any services, we have elected not to enter into a Transition Services Agreement which under normal circumstances would require Ecoark to provide services to us for a transitionary period in exchange for payment of certain fees. We do, however, have common management in that Ecoark’s Chief Executive Officer and Chief Financial Officer are our senior executives as described in this Prospectus. Although Ecoark recently closed a reverse merger transaction as described elsewhere in this Prospectus, we expect that our executive officers will remain as executive officers of Ecoark until after the Spin-Off since a majority of our Board of Directors (the “Board”) will be unaffiliated Agreement subjects us to certain risks and uncertainties with respect to the Spin-Off. See the Risk Factor titled “Because we have not entered into a Transition Services Agreement with Ecoark, we may encounter certain risks which could result in damages to us at page 7.”

Results of the Spin-Off

After the Spin-Off, we will continue as an independent, publicly-traded company. Immediately following the Spin-Off, we expect to have approximately 55,875,352 shares of our common stock outstanding, based on the number of Ecoark shares of common stock outstanding and underlying the Ecoark preferred stock on the Record Date, without giving effect to the issuance of any Fractional Shares. This amount gives effect to the beneficial ownership limitations in the Ecoark convertible preferred stock and the issuance of PIPE Shares to the Selling Stockholders pursuant to conversion of the Series C which automatically convert upon the effectiveness of the Registration Statement of which this Prospectus forms a part, subject to beneficial ownership limitations. This amount does not give effect to the exercise of any Warrants, or the closing of the reverse merger referred to above. Any outstanding shares of our common stock in excess of that number following the Spin-Off may be returned to the status of unauthorized and unissued shares of our common stock, or may be held by us as treasury shares, as may be determined by our Board. The Spin-Off will not affect the number of outstanding shares of Ecoark common stock or preferred stock, or any common stock equivalents or any rights of Ecoark stockholders. However, following the distribution, the equity value of Ecoark will no longer reflect the value of the White River capital stock it held prior to the Spin-Off, including any value that may have been ascribed to that amount based on White River’s business. Although Ecoark believes that the Spin-Off offers its stockholders greater long-term value, there can be no assurance that the combined trading prices of the Ecoark common stock and our common stock underlying the Series A will equal or exceed what the trading price of Ecoark common stock would have been in absence of the Spin-Off.

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Trading Prior to the Distribution Date

It is possible that a “when-issued” market in our common stock may develop prior to the Distribution Date. “When-issued” trading refers to a sale or purchase made conditionally on or before the Distribution Date because the securities of the spun-off entity have not yet been distributed. If you own shares of Ecoark common stock or preferred stock at the close of business on the Record Date, you will be entitled to receive shares of our common stock in the Distribution. You may trade this entitlement to receive our Shares, without the shares of Ecoark common stock or preferred stock you own, on the “when-issued” market. We expect “when-issued” trades of our common stock to settle within two trading days after the Distribution Date. On the first trading day following the Distribution Date, we expect that any “when-issued” trading of our common stock will end and “regular-way” trading will begin.

We also anticipate that if a when-issued market develops prior to the Distribution Date, there may be two markets in Ecoark common stock: a “regular-way” market and an “ex-distribution” market. Shares of Ecoark common stock that trade on the regular-way market will trade with an entitlement to receive shares of our common stock in the distribution. Shares that trade on the ex-distribution market will trade without an entitlement to receive shares of our common stock in the distribution. Therefore, if you sell shares of Ecoark common stock in the regular-way market up to and including the Distribution Date, you will be selling your right to receive shares of our common stock in the distribution. However, if you own shares of Ecoark common stock at the close of business on the Record Date and sell those shares on the ex-distribution market up to and including the Distribution Date, you will still receive the shares of our common stock that you would otherwise be entitled to receive in the distribution.

If “when-issued” trading occurs, the quotation for our common stock is expected to be under a trading symbol different from our regular-way trading symbol. We will announce our “when-issued” trading symbol when and if it becomes available. If the Spin-Off does not occur, all “when-issued” trading will be null and void.

Conditions to the Spin-Off

We expect that the Spin-Off will be effective on the Distribution Date (although there may be a delay in the delivery of the spun-off shares to Ecoark stockholders), provided that the following conditions shall have been satisfied or waived by the Ecoark Board (if any such waiver permitted by law):

●	The Ecoark Board shall have approved the Distribution and not withdrawn such approval, and shall have declared the dividend of our common stock to Ecoark stockholders.
●	The Registration Statement, of which this Prospectus is a part, shall be effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC.

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●	No order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing consummation of the distribution shall be in effect, and no other event outside the control of Ecoark shall have occurred or failed to occur that prevents the consummation of the distribution.
●	No other events or developments shall have occurred prior to the distribution that, in the judgment of the Ecoark Board, would result in the distribution having a material adverse effect on Ecoark or its stockholders.

Any of the above conditions may be waived by the Ecoark Board to the extent such waiver is permitted by law. If the Ecoark Board waives any condition prior to the effective date of this Registration Statement, of which the Prospectus forms a part, or change the terms of the distribution, and the result of such waiver or change is material to Ecoark stockholders, we will file an amendment to the Registration Statement to revise the disclosure in this Prospectus accordingly. In the event that Ecoark waives a condition or changes the terms of the distribution after the Registration Statement becomes effective and such waiver or change is material to Ecoark stockholders, we expect Ecoark would communicate such waiver or change to Ecoark’s stockholders by filing a Current Report on Form 8-K with the SEC and/or a press release describing the waiver or change.

While Ecoark’s stockholders have relied upon its completing the Spin-Off, the fulfillment of the above conditions will not create any obligation on Ecoark’s part to complete the Spin-Off. We are not aware of any material federal, foreign or state regulatory requirements with which we must comply, other than SEC rules and regulations, or any material approvals that we must obtain, in connection with the distribution. Ecoark may at any time until the distribution decide to abandon the distribution or modify or change the terms of the distribution.

Consequences to U.S. Holders of Ecoark Capital Stock

The following is a summary of the material U.S. federal income tax consequences to holders of Ecoark capital stock in connection with their receipt of shares of our common stock in the Spin-Off. This summary is based on the Internal Revenue Code of 1986 (the “Code”), the Treasury Regulations promulgated under the Code and judicial and administrative interpretations of those laws, in each case as in effect and available as of the date of this Prospectus and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

This summary is limited to holders of Ecoark capital stock that are U.S. Holders, as defined immediately below, that hold their Ecoark capital stock as a capital asset. A “U.S. Holder” is a beneficial owner of Ecoark capital stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or a resident of the United States;
●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (1) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (2) in the case of a trust that was treated as a domestic trust under law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

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This summary is for general information only and is not tax advice. It does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, such as:

●	dealers or traders in securities or currencies;
●	tax-exempt entities;
●	banks, financial institutions or insurance companies;
●	real estate investment trusts, regulated investment companies or grantor trusts;
●	persons who acquired Ecoark capital stock pursuant to the exercise of employee stock options or otherwise as compensation;
●	stockholders who own, or are deemed to own, 10% or more, by voting power or value, of Ecoark equity;
●	stockholders owning Ecoark capital stock as part of a position in a straddle or as part of a hedging, conversion, synthetic security, integrated investment, constructive sale transaction or other risk reduction transaction for U.S. federal income tax purposes;
●	persons who are subject to the alternative minimum tax;
●	persons whose functional currency is not the U.S. dollar;
●	certain former citizens or long-term residents of the United States;
●	persons who are subject to special accounting rules under Section 451(b) of the Code;
●	persons who own Ecoark capital stock through partnerships or other pass-through entities; or
●	persons who hold Ecoark capital stock through a tax-qualified retirement plan.

This summary is not a complete analysis or description of all potential U.S. federal income tax consequences of the distribution. It does not address any tax consequences arising under the Medicare tax on net investment income or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). In addition, it does not address any U.S. state or local or foreign tax consequences or any estate, gift or other non-income tax consequences of the distribution.

If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds Ecoark capital stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to its tax consequences.

EACH HOLDER OF ECOARK CAPITAL STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DISTRIBUTION.

General

Ecoark anticipates that the distribution of the Spin-Off Shares will constitute a taxable transaction for U.S. federal income tax purposes. Neither the Company nor Ecoark expect to obtain a private letter ruling from the IRS, or an opinion of counsel, on whether the distribution will qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code or any other provisions of the Code or Treasury Regulations.

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If the distribution is determined to be a taxable event, each U.S. Holder who receives our common stock in the distribution would generally be treated as receiving a distribution in an amount equal to the fair market value of our common stock received, which would generally result in:

●	a taxable dividend to the U.S. Holder to the extent of that U.S. Holder’s pro rata share of Ecoark’s current or accumulated earnings and profits;
●	a reduction in the U.S. Holder’s basis (but not below zero) in Ecoark capital stock to the extent the amount received exceeds the stockholder’s share of Ecoark earnings and profits; and
●	a taxable gain from the exchange of Ecoark capital stock to the extent the amount received exceeds the sum of the U.S. Holder’s share of Ecoark’s earnings and profits and the U.S. Holder’s basis in its Ecoark capital stock.

U.S. Holders that have acquired different blocks of Ecoark capital stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregate adjusted tax basis among, and the holding period of, shares of our common stock distributed with respect to such blocks of Ecoark capital stock.

Alternatively, if the distribution were determined to qualify as a tax-free distribution, then subject to the qualifications and limitations set forth herein, for U.S. federal income tax purposes:

●	no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder as a result of the distribution;
●	the aggregate tax basis of the Ecoark capital stock and our capital stock held by each U.S. Holder immediately after the distribution will be the same as the aggregate tax basis of the Ecoark capital stock held by the U.S. Holder immediately before the distribution, allocated between the Ecoark capital stock and our common stock in proportion to their relative fair market values on the date of the distribution; and
●	the holding period of our common stock received by each U.S. Holder will include the holding period of their Ecoark capital stock, provided that such Ecoark capital stock is held as a capital asset on the date of the distribution.

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Information Reporting

Treasury Regulations require each Ecoark stockholder that, immediately before the distribution, owned 5% or more (by vote or value) of the total outstanding stock of Ecoark or stockholders whose basis in their Ecoark capital stock equals or exceeds $1,000,000 to attach to such stockholder’s U.S. federal income tax return for the year in which the distribution occurs a statement setting forth certain information related to the distribution.

Consequences to Ecoark

The following is a summary of the material U.S. federal income tax consequences to Ecoark in connection with the Spin-Off that may be relevant to holders of Ecoark capital stock.

If the distribution is determined not to qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code, then Ecoark will recognize gain equal to the excess of the fair market value of our common stock distributed to Ecoark stockholders over Ecoark’s tax basis in our common stock.

If the distribution were to qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code, no gain or loss would be recognized by Ecoark as a result of the distribution (other than income or gain arising from any imputed income or other adjustment to Ecoark, us or our respective subsidiaries if and to the extent that the Spin-Off is determined to have terms that are not at arm’s length).

As discussed above, Ecoark has not received a private letter ruling from the IRS or an opinion of counsel concerning the tax consequences of the distribution.

THE PRIVATE PLACEMENT

Overview

Beginning October 19, 2022 through April 30, 2023, the Company entered into Securities Purchase Agreements, or “SPAs” with the Selling Stockholders whereby the Selling Stockholders purchased a total of 263.1126308 Units from the Company, with each Unit consisting of one share of Series C and five-year Warrants to purchase up to 200% of the shares of common stock issuable upon conversion of the Series C, at a purchase price of $25,000 per Unit for a total purchase price of $6,577,816 in the PIPE Offering. The Company is using the net proceeds from the PIPE Offering, after offering expenses and related costs, for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi.

Each share of Series C has a stated value of $25,000 (the “Stated Value”), and will automatically convert into shares of the Company’s common stock upon the earlier to occur of (i) the effectiveness of the Registration Statement, of which this Prospectus forms a part, registering the sale by the holder of the shares of common stock issuable upon conversion of the Series C, and (ii) December 31, 2023, with the number of shares of Common Stock to be determined by dividing the Stated Value by the lower of (A) $1.00 and (B) 80% of the 30-day volume-weighted average price, or VWAP, for the period ending on the 10th trading day immediately preceding such date, subject to adjustment.

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The Warrants are exercisable into 200% of the shares of common stock underlying the Series C contained in the Units purchased by the holder, at an initial exercise price of $1.00 per share (subject to adjustment as provided in the Warrant), beginning at the same time as the Series C converts, and ending on October 19, 2027.

The current estimate of 19,733,523 PIPE Shares and 13,155,682 Warrants assumes that $1.00 is the lower number in computing the number of shares of common stock underlying both the Series A and the Warrants, which is tied to that PIPE Securities Formula. If the number of PIPE Shares and Warrants is higher, we intend to file an amendment to the Registration Statement, of which this Prospectus is a part, to reflect the higher amount. The maximum number of PIPE Shares and Warrants will not be determinable 10 trading days prior to the effectiveness of the Form S-1, which we will determine by communications between the Company and its counsel and the Staff of the SEC.

The PIPE Offering was not registered under the Securities Act of 1933 and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

Pursuant to a Registration Rights Agreement with the Selling Stockholders, the Company has agreed to register the sale by the Selling Stockholders of the shares of common stock issuable upon conversion of the Series C and exercise of the Warrants. The Company filed the Registration Statement, of which this Prospectus is a part, with the SEC registering the sale of the PIPE Securities by the Selling Stockholders pursuant to the Registration Rights Agreement.

SELLING STOCKHOLDERS

This Prospectus covers the Spin-Off of the Spin-Off Shares by Ecoark, as well as the possible resale of PIPE Securities by the Selling Stockholders identified below. The PIPE Shares being offered by the Selling Stockholders are issuable upon conversion of the Series C and exercise of the Warrants. For additional information regarding the issuance of the Series C and Warrants, see the section of this Prospectus entitled “The Private Placement” above. We are registering the PIPE Securities to permit the Selling Stockholders to offer and sell the PIPE Securities from time-to-time. Except as otherwise noted above and under “Related Party Transactions” or “Principal Stockholders,” prior to the PIPE Offering the Selling Stockholders have not had any material relationship with us within the past three years.

The Selling Stockholders may pursuant to this Prospectus from time-to-time offer and sell any or all of the Shares to be issued to the Selling Stockholders upon conversion of the Series C and exercise of the Warrants, and/or may sell the Warrants themselves. We do not know how long each Selling Stockholder will hold the PIPE Securities before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the PIPE Securities.

To our knowledge, none of the Selling Stockholders nor any affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates, except as set forth under “Principal Stockholders.” As used in this Prospectus, the term “Selling Stockholder” includes each Selling Stockholder and any donees, pledgees, transferees or other successors in interest selling Securities received after the date of this Prospectus from that Selling Stockholder as a gift, pledge or other non-sale related transfer.

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The table below lists information regarding the beneficial ownership of the PIPE Securities and Warrants by the Selling Stockholders. The numbers contained in the table below assume that the Series C will convert at $1.00 per share. The number of Warrants (and shares of common stock issuable upon exercise) are fixed at two PIPE Securities Warrants for each PIPE Share and Warrants issuable upon conversion of the Series C.

The first column lists the PIPE Securities beneficially owned by the Selling Stockholders prior to this offering. Each Selling Stockholder may sell all, some or none of the PIPE Shares and Warrants it beneficially owns in this offering. This includes PIPE Shares issuable upon conversion of the Series C and upon exercise of the Warrants. See “Plan of Distribution.”

The second column lists the PIPE Shares being offered by this Prospectus by each Selling Stockholder issuable upon conversion of the Series C. The third column lists the numbers of Warrants beneficially owned by each Selling Stockholder which may be sold pursuant to this Prospectus. The fourth column lists the number of PIPE Shares issuable upon exercise of the Warrants which PIPE Shares may be sold pursuant to this Prospectus. We assume all PIPE Shares and/or Warrants will be sold and that the Selling Stockholders shall not beneficially own any shares of our common stock following this Offering.

In accordance with the terms of a Registration Rights Agreement with the Selling Stockholders, this Prospectus covers the resale of up to 19,733,523 PIPE Shares issuable to the Selling Stockholders, in addition to the potential sale by the Selling Stockholders of the up to 13,155,682 Warrants.

Name of Holder	PIPE Securities Beneficially Owned Before This Offering and Registered to be Sold in the Offering(1)(2)(3)	Number of PIPE Shares being Issued upon Conversion of the Series C and Registered to be Sold in the Offering	Number of Warrants Registered to be Sold in the Offering	Shares Issuable Upon the Exercise of Warrants Registered to be Sold in the Offering

Baisch Revocable Living Trust UAD 09/24/01	150,000	150,000	100,000	100,000
Kim L Dworak TOD DTD 02/08/2021	75,000	75,000	50,000	50,000
Kenneth Harpell Carrie Harpell JT TEN	75,000	75,000	50,000	50,000
Douglas Hoefer TOD DTD 05/11/2020	300,000	300,000	200,000	200,000
Michael P Lewis TOD DTD 03/10/2022	3,464,304	3,464,304	2,309,536	2,309,536
Mark Lenhart TOD DTD 07/13/2021	75,000	75,000	50,000	50,000
Ryan Pearson	30,000	30,000	20,000	20,000
Alyssa Greene & Jonathan Greene JT TEN	75,000	75,000	50,000	50,000
Matthew Pearson	45,000	45,000	30,000	30,000
B & E Ross Family LLC	61,470	61,470	40,980	40,980
Ruth A Lorsung Revocable Living Trust UAD 02/17/06	94,617	94,617	63,078	63,078
Brent C Rehm & Tara L Rehm JT TEN	79,611	79,611	53,074	53,074
David B Kern Inheritance Protection Trust UAD 12/05/2_	278,409	278,409	185,606	185,606
Lawrence Krynski Luwanda Krynski JT TEN	71,553	71,553	47,702	47,702
Perry Smith	30,000	30,000	20,000	20,000
Pamela Madden	55,872	55,872	37,248	37,248
Dean & Brenda Creviston Trust	41,106	41,106	27,404	27,404
The Diana Lyn Kietzman Living Trust UAD 06/25/98	82,350	82,350	54,900	54,900
Neil R Adcock Trust UAD 10/23/96	70,983	70,983	47,322	47,322
Kasner Revocable Trust	33,000	33,000	22,000	22,000
Kurt Bachmayer & Lisa Dalke JT TEN	54,000	54,000	36,000	36,000
Ralph & Joyce Bone JT	75,000	75,000	50,000	50,000
Ralph Bone	75,000	75,000	50,000	50,000
Robert & Charity Lewis JT TEN	15,000	15,000	10,000	10,000
Bradley A. Johnson	6,000	6,000	4,000	4,000
Bradley A Johnson & Bryce A Johnson	6,000	6,000	4,000	4,000
Carol Wessler	37,812	37,812	25,208	25,208
Amy Donaldson	31,359	31,359	20,906	20,906
Nepsis, Inc. (4)	825,000	825,000	550,000	550,000
The Terese E Harwood Lvng TR UAD 01/09/14	105,000	105,000	70,000	70,000
Joseph H Perra & Sherry Perra JT TEN	1,052,640	1,052,640	701,760	701,760
Beverly M Gustafson Trust	44,925	44,925	29,950	29,950
Kenneth J Gustafson Trust	38,562	38,562	25,708	25,708
Cory Wong	45,000	45,000	30,000	30,000
Abram & Cindy Lawrence	120,000	120,000	80,000	80,000
Don Kyle TOD DTD 04/28/2021	131,580	131,580	87,720	87,720
Samuel Thacker III TOD DTD 05/26/2021	43,800	43,800	29,200	29,200
Earl O’neal Henson Janet Ann Henson TEN COM	204,480	204,480	136,320	136,320
Daryl Munson Susan Munson JT TEN	52,947	52,947	35,298	35,298
Stanley W Smith & Alice T Vaszquez-Smith JT TE	98,481	98,481	65,654	65,654
Susan W Taylor & Barbara J Tolliver	114,915	114,915	76,610	76,610
Adele Smith	25,734	25,734	17,156	17,156
Cindy Finn	40,989	40,989	27,326	27,326
Donald H Leach & Karen J Leach	48,486	48,486	32,324	32,324
Peter R. Walchenbach Melinda McCoy	46,233	46,233	30,822	30,822
Jonathan Green & Aya Itazu	44,376	44,376	29,584	29,584
Beth Negrey	31,239	31,239	20,826	20,826
Jason T Mathis Samantha J Mathis	30,177	30,177	20,118	20,118
Joseph Burnett Melissa Todd JT TEN	60,255	60,255	40,170	40,170
The Lita G Hart 2009 Irrevocable Trust UAD 11/24/09	90,000	90,000	60,000	60,000
John B Hart & Lita Hart JT TEN	30,000	30,000	20,000	20,000
Beersheba LLC	180,000	180,000	120,000	120,000
Pacific Diazo Trust UAD 11/29/07	60,000	60,000	40,000	40,000
The Ennes Family Trust	15,000	15,000	10,000	10,000
Beatrice Skinner 2012 Irrev Tr Fbo Judy A Mccune UAD 01/06/	75,000	75,000	50,000	50,000
Lindsey Financial & Insurance Services Inc	150,000	150,000	100,000	100,000
BBD Holdings LLC	30,900	30,900	20,600	20,600
STL Partners LLC	106,140	106,140	70,760	70,760
Oceans Edge LLC	19,515	19,515	13,010	13,010
Gerald R Beland & Diana D Beland TR UAD 04/04/	150,000	150,000	100,000	100,000
Cherrywood Legacy LLC	75,000	75,000	50,000	50,000
By Low - Sell Hi LLC	150,000	150,000	100,000	100,000
Blue Sky Unlimited LLC	120,000	120,000	80,000	80,000
Lindsey Financial Group Inc	60,000	60,000	40,000	40,000
Verna Mae Trust	60,000	60,000	40,000	40,000
Blue Sky Assurance S Corp	36,000	36,000	24,000	24,000
Lindsey Financial Inc	24,000	24,000	16,000	16,000
James Schnitzius TOD	30,000	30,000	20,000	20,000
Jen Investments LLC	30,000	30,000	20,000	20,000
Jennifer Fishel TOD	30,000	30,000	20,000	20,000
National Outreach Foundation Incorporated	600,000	600,000	400,000	400,000
Carol Diane Jeffers Living Trust DTD 03/26/2020	30,000	30,000	20,000	20,000
CDJ Enterprises, LLC	30,000	30,000	20,000	20,000
Donald L Carter Jr & Stacey N Carter JT TEN	90,000	90,000	60,000	60,000
Joshua Sale TOD	120,000	120,000	80,000	80,000
Rachel Griffore TOD	90,000	90,000	60,000	60,000
Tim Ahcan	15,000	15,000	10,000	10,000
The Hunter Family Trust UAD 07/02/13	53,043	53,043	35,362	35,362
Roger D Thompson Joanne L Thompson JT TEN TOD DTD 03/31/2022	47,862	47,862	31,908	31,908
Bradley A Sharratt TOD DTD 01/05/2022	101,160	101,160	67,440	67,440
Brian Alex Petry TOD DTD 10/06/2021	22,191	22,191	14,794	14,794
Christine Petry, TOD DTD 10/06/2021	21,711	21,711	14,474	14,474
Guy Benninghouse TOD DTD 08/11/2021	105,000	105,000	70,000	70,000
Jan & Kathy Kiesser Jt Ten	31,350	31,350	20,900	20,900
Michael F Bode & Kathleen S Bode Jt Ten	28,008	28,008	18,672	18,672
Kevin P & Linda Moran WROS TOD	25,185	25,185	16,790	16,790
Tina A. Thomsen TOD	22,548	22,548	15,032	15,032
Balsam Solutions	30,000	30,000	20,000	20,000
Charley & Ryan Black	35,895	35,895	23,930	23,930
Lance Pollard & Mitsuko Pollard	25,167	25,167	16,778	16,778
Rebecca Gore-Clark	24,057	24,057	16,038	16,038
Nancy Martin	49,335	49,335	32,890	32,890
Juan Ramirez & Hsien De Hsieh	36,405	36,405	24,270	24,270
William & Heidi Nordin	60,000	60,000	40,000	40,000
Amy Spray	34,620	34,620	23,080	23,080
Paula Strid	34,272	34,272	22,848	22,848
Yvonne Lunceford	33,462	33,462	22,308	22,308
Chad Field & Terhi Telsavaara	32,256	32,256	21,504	21,504
Erin Hattersley	22,893	22,893	15,262	15,262
Olga Levin	17,949	17,949	11,966	11,966
Anders & Dawn Dillner	14,757	14,757	9,838	9,838
Jeff & Ann McNamara	150,000	150,000	100,000	100,000
Stephen Hordynski	60,000	60,000	40,000	40,000
Dennis Gilbert	30,000	30,000	20,000	20,000
David Aust & Cathy Aust JT TEN	90,000	90,000	60,000	60,000
John Spencer	30,000	30,000	20,000	20,000
Daniel Fenesan	60,000	60,000	40,000	40,000
Lance & Kathy Jameson	75,000	75,000	50,000	50,000
David Iverson	150,000	150,000	100,000	100,000
Jules Najarian	75,000	75,000	50,000	50,000
Mike Rasmussen	30,000	30,000	20,000	20,000
Troy & Kathleen Miller	150,000	150,000	100,000	100,000
Timothy Maroushek	109,077	109,077	72,718	72,718
Dalton Trucking	172,500	172,500	115,000	115,000
Lirio Diaz	30,000	30,000	20,000	20,000
Marioly Alfaro	60,000	60,000	40,000	40,000
Kristi Hendrickson Trust	300,000	300,000	200,000	200,000
Robert Hoefer Trust	150,000	150,000	100,000	100,000
David B. Clark Trust	300,000	300,000	200,000	200,000
Marvin Keith Stitt	150,000	150,000	100,000	100,000

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Darryl Chouinard	150,000	150,000	100,000	100,000
Thomas & Michelle Andersen	75,000	75,000	50,000	50,000
Bryan Eberle	150,000	150,000	100,000	100,000
Laurie Christensen	150,000	150,000	100,000	100,000
Pamela Madden	105,000	105,000	70,000	70,000
Dee McLure Trust	150,000	150,000	100,000	100,000
Timothy Tuffs IRA	120,000	120,000	80,000	80,000
Marc Linman IRA	96,000	96,000	64,000	64,000
Steven Baisch IRA	225,000	225,000	150,000	150,000
Kevin Clowe IRA	375,000	375,000	250,000	250,000
Stephen Libsack IRA	150,000	150,000	100,000	100,000
Mark Lenhart	75,000	75,000	50,000	50,000
Kenneth Harpell IRA	90,000	90,000	60,000	60,000
Douglas Hoefer IRA	150,000	150,000	100,000	100,000
Christopher Fish IRA	75,000	75,000	50,000	50,000
Yukiko Debman IRA	165,000	165,000	110,000	110,000
Kyle Twitchell IRA	60,000	60,000	40,000	40,000
Joseph Burnett IRA	90,000	90,000	60,000	60,000
Matthew Augspurger Roth IRA	45,000	45,000	30,000	30,000
Ashlee Cameron Roth IRA	45,000	45,000	30,000	30,000
Rob Lewis Bene IRA	75,000	75,000	50,000	50,000
Aaron Mclaughlin IRA	75,000	75,000	50,000	50,000
Scott Lake IRA	45,000	45,000	30,000	30,000
Kristal Thomas Simple IRA	45,000	45,000	30,000	30,000
Ken Pallas	75,000	75,000	50,000	50,000
Matt Pearson (5)	60,000	60,000	40,000	40,000
Trust Agreement of Julie L Pearson U/A 12/28/05 (5)	750,000	750,000	500,000	500,000
Dan Dresser	75,000	75,000	50,000	50,000
Tom Caruth	75,000	75,000	50,000	50,000
Anthony Hinson IRA	42,000	42,000	28,000	28,000
Mitchell Sudy IRA	60,000	60,000	40,000	40,000
Lawrence & Ashton Bryngelson	75,000	75,000	50,000	50,000
Jorge Murillo Barrios IRA	120,000	120,000	80,000	80,000
Nepsis, Inc. (4) (5)	150,000	150,000	100,000	100,000
Kathryn Warren IRA	120,000	120,000	80,000	80,000
Nancy Bos Roth IRA	60,000	60,000	40,000	40,000
Lauren Wing	90,000	90,000	60,000	60,000
Ryan Pearson (5)	30,000	30,000	20,000	20,000
Alyssa Greene & Jonathan Greene JT TEN (5)	30,000	30,000	20,000	20,000
Mark Lenhart	75,000	75,000	50,000	50,000
Roger & Joanne Thompson JT	60,000	60,000	40,000	40,000
Brent & Colleen Clark	300,000	300,000	200,000	200,000
Tye & Kahnema Curren	150,000	150,000	100,000	100,000
Nicholas and Brenda Balsamo JT	60,000	60,000	40,000	40,000
Patrick & Brenda Simpkins JT	150,000	150,000	100,000	100,000
Thomas Welk	75,000	75,000	50,000	50,000

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with Section 13(d) under the Exchange Act and Rule 13d-3 thereunder. It includes all shares which each Selling Stockholder currently has the power to vote and/or sell as of the date of this Prospectus and within 60 days afterwards. Based upon information supplied by or on behalf of each Selling Stockholder, the Company believes that except for the PIPE Securities, the Selling Stockholders do not beneficially own any common stock of the Company.
(2)	The PIPE Shares reflected in the above table as to each Selling Stockholder consist of the following: (i) one-third of such PIPE Shares are shares of common stock issuable upon conversion of shares of Series C held by the Selling Stockholder, and (ii) two-thirds of such PIPE Shares are shares of common stock issuable upon exercise of the Warrants held by the Selling Stockholder, which represents 200% warrant coverage. These amounts may be increased based on the PIPE Securities Formula.
(3)	This table is calculated assuming that 80% of the 30-day VWAP under the PIPE Securities Formula as of its date is higher than $1.00, such that the $1.00 conversion price applies. To the extent the conversion price is lower than $1.00, the number of shares of common stock underling the Series C and warrants being offered hereby will be higher. This table does not include the Spin-Off Shares issuable upon conversion of the Series A held by Ecoark, which are being distributed to Ecoark’s stockholders in the Spin-Off.
(4)	Mark Pearson is the President and exercises voting and dispositive control over the securities.
(5)

The Company has received executed subscription documents from these investors, but pursuant to an informal arrangement with these investors will not deposit the purchase price into its account until the Registration Statement of which this Prospectus forms a part is declared effective.

47

PLAN OF DISTRIBUTION

Spin-Off

For information on the process and administration of the Spin-Off by Ecoark, see “Spin-Off” beginning on page 36.

PIPE Offering

With respect to the PIPE Securities being sold hereby by the Selling Stockholders, such Selling Stockholders and any of such party’s pledgees, assignees and successors-in-interest may from time-to-time sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling the PIPE Securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

48

In connection with the sale of the Securities, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these Shares to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Securities have all been sold or (ii) the date on which the Securities may be sold by the Selling Stockholders without volume or manner-of-sale restrictions under Rule 144, and the conditions of Rule 144(i)(2) have been met, which generally require that the issuer have been subject to the Exchange Act reporting requirements and filed all required reports. The Securities will be sold only through or to registered broker-dealers. In addition, in all states but New York, the Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

49

BUSINESS

White River is a holding company which operates in oil and gas exploration, drilling and production through White River Holdings and our management of the Fund which is consolidated by the Company as the Company’s subsidiary is the only managing general partner of the Fund and has the power to deploy the investments from Fund into the Company for the various drilling projects they undertake. The original Limited Partnership Agreement dated August 29, 2022 was amended by the Limited Partnership Agreement dated October 31, 2022, and the subsidiary of the Company is the managing partner of the Fund pursuant to the Limited Partnership Agreement dated October 31, 2022. The Company’s subsidiary, the managing general partner contributed $100 as a capital contribution, and the remaining ownership held by the limited partners are reflected as non-controlling interest. Through its wholly-owned operating subsidiary, White River Holdings, the Company is engaged in oil and gas exploration, production, and drilling operations on approximately 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi.

Prior History

In March 2020, the Company acquired the oil and gas exploration operations of White River Holdings and Shamrock Upstream Energy LLC (“Shamrock”) from third-parties (including related parties) and simultaneously sold those assets along with other oil and gas assets they held related to transportation services and equipment to Ecoark; on July 25, 2022, the Company re-acquired White River Holdings as Ecoark began to divest its businesses. The main reasons that the Company sold these entities to Ecoark were (a) Ecoark assumed approximately $12,000,000 in debt; (b) Ecoark had better access to capital to properly fund the operations of the entities they acquired including the ability to uplist to The Nasdaq Capital Market and it insisted upon acquiring the oil and gas exploration business; and (c) the Company then lacked the technical expertise to operate the oil and gas exploration business. The Company received 1,789,041 shares of Ecoark common stock (post-split) of which it retained 200,000 shares and transferred the remaining shares to the various Selling Stockholders of White River Holdings (the Company’s current senior officers) and Shamrock. These 200,000 shares were sold prior to the July 25, 2022 acquisition of Holdings. The Company’s current Chief Executive Officer was also the former Chief Executive Officer as of the March 2020 transactions, He resigned on July 31, 2020 to become an officer of Ecoark before rejoining the Company as Chief Executive Officer on July 25, 2022, and presently serves as our Chief Financial Officer.

As of March 2020 , there was only nominal operations in the oil and exploration entities. White River Holdings and Shamrock had acquired oil and gas property leases along with approximately $12,000,000 in both non-related party and related party debt. The leases acquired had economic value; however significant drilling operations had not yet commenced due to the lack of capital that Ecoark was able to subsequently raise.

Beginning in March 2021, the Company formed an online sporting goods company Norr, and was developing a business plan for the commencement of operations as a retail distributor of cannabis products in California, before it divested those subsidiaries in September 2022. The financial statements contained in this Prospectus do not reflect our former businesses, and instead only reflect our oil and gas exploration and drilling operations business through White River Holdings. Set forth below is an overview of our current and planned operations.

White River Holdings Acquisition

On July 25, 2022, the Company entered into a Share Exchange Agreement with Ecoark and White River pursuant to which the Company acquired White River Holdings from Ecoark and in exchange issued Ecoark 1,200 shares of Series A of White River. The Series A is convertible into 42,254,521 shares of common stock. The transaction was treated as a reverse merger for accounting purposes with White River Holdings being the accounting acquirer. Ecoark funded the Company with $3 million at the time of the reverse merger.

Following the reverse merger and the subsequent divestment of our non-oil and gas business in September 2022, our operations consist of generating revenue through oil and gas exploration, production and drilling. Through White River Holdings, the Company is now engaged in oil and gas exploration, production, and drilling operations on approximately 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi. The Company has focused its efforts on expanding its exploration and production footprint and capabilities by acquiring oil and gas leases, working interests in oil and gas mineral leases, and related assets. We may also expand our energy asset portfolio or engage in other energy-related strategic transactions as they arise, provided we have sufficient capital and market and regulatory conditions otherwise enable favorable to such transactions. Such transactions may serve a number of business objectives, including by seeking to expand our product and service offerings and/or to increase our geographic footprint.

Prior to our acquisition of White River Holdings, our sole officer and director was the son-in-law of Ecoark’s Chief Executive Officer. The Company acquired White River Holdings because, prior to the acquisition, the Company was in a very early stage with two development stage businesses, one of which is subject to extensive regulation at the state level. That regulation led to delay. Because of these issues and the impact that negative covenants in Ecoark’s Series A Convertible Redeemable Preferred Stock were having on Ecoark’s ability to operate the business of White River Holdings, Ecoark obtained legal advice that if we created a series of non-voting convertible preferred stock, Ecoark could engage in a reverse merger and avoid having the negative covenants affect the reverse merger target (namely White River). It could then spin-off the underlying common stock to Ecoark’s stockholders. Given the Company’s business issues, acquiring White River Holdings offered the best potential value for our stockholders. We believed that such an acquisition would permit the Company to be an oil and gas company, and thereby operate a revenue-generating business with a better opportunity to uplist to a national securities exchange without many of the obstacles the Company then faced as a development stage company.

Our Oil and Gas Operations

Through its wholly-owned operating subsidiary, White River Holdings, the Company is engaged in oil and gas exploration, production, and drilling operations on approximately 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi. This subsidiary is engaged in oil and natural gas development, production, acquisition, and exploration activities principally in the above-referenced states. We may also expand our energy asset portfolio or engage in other energy-related strategic transactions as they arise, provided we have sufficient capital and market and regulatory conditions otherwise enable favorable to such transactions. Such transactions may serve a number of business objectives, including by seeking to expand our product and service offerings and/or to increase our geographic footprint.

Using a vertically-integrated business model, we plan to proceed with consistent, timely and efficient execution of our drilling campaigns, work programs and operations, while maintaining a substantial degree of operational control over our properties. We endeavor to execute our operations in a safe and environmentally responsible manner, and to continuously seek ways to reduce our operating cash costs on a per barrel basis. Our exploration and drilling initiatives are primarily conducted in-house, with the principal exceptions being (i) wire line services to obtain exploratory data, (ii) concrete procurement and installation at well sites, (iii) seismic and geophysical services, and (iv) funding and participation rights provided to third parties.

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Our White River business is focused on developing and commercializing these holdings and transactions to produce and sell revenue-generating energy resources, particularly oil. Our exploration and drilling operations are principally focused on sand formations rather than shale formations, as the latter are very deep and involve horizontal drilling complexities that sand formations do not. One major advantage of our focus on sand formation is that the wells can be drilled vertically as opposed to the shale wells which are usually lateral. Examples of sand formations the Company operates on through White River Holdings are the Frio Formation of the Texas Gulf Coast Basin which is partially located in Louisiana and Mississippi and has a depth of 3,000 feet, and the Wilcox Formation in Louisiana, which has a depth of 9,000 feet. The Company also has oil and gas mineral leases covering deep levels below the aforementioned sand formations including, but not limited to, the Austin Chalk and Tuscaloosa Marine Shale formations.

The Company has continuous drilling requirements to drill or re-complete a well on its 9,615 Peabody Blackhawk lease every 270 days to keep the lease active. The Company drilled and logged a well in November 2022 on this oil and gas mineral lease and extended the lease to at least August 2023. White River is currently planning to commence drilling another well on the lease in August 2023. In a prior reporting period in February 2022, our Executive Chairman self-funded White River’s drilling obligation to allow the Company to extend this lease. See “Risk Factors.”

Key Developments

The Company has continued to grow its oil and gas exploration and drilling, energy transportation business and achieved or experienced the following key developments:

As of June 29, 2023, the Company has 12 productive wells in operation.

In January 2023, the Company entered into five separate Participation Agreements with investors, pursuant to which the parties paid $300,000 for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi at a cost of $50,000 per unit to receive (A) a 1.0412490% working interest and (B) a 0.7809370% net revenue interest in such wells.

On December 5, 2022, White River Operating LLC (the “Operator”), the Company, and Ault Energy, LLC (“Ault Energy”) entered into a Participation Agreement, pursuant to which, the parties agreed to the following: (i) Ault Energy agreed to pay the Company an initial amount of $1,567,632.00 for drilling one or more wells on the Company’s mineral lease located in Concordia Parish, Louisiana in exchange for (A) a 37.5% working interest and (B) a 27% net revenue interest in all such wells. In the event the test well on the lease is determined to be economically viable, Ault Energy agreed to pay the Company an additional $595,972.45 in costs to complete and produce the test well. Under the Agreement, Ault Energy also agreed to participate in the drilling of the initial test well, and each party may also drill a substitute well if the test well is abandoned prior to reaching the agreed upon depth. Further, for any well drilled after the initial test well and substitute well referenced in the preceding sentence, Ault agreed to the same cost sharing arrangements as provided for the initial test well. The well commenced drilling in November 2022 and reached terminal depths in early January 2023. The well has undergone completion procedures and is expected to begin oil production in our second quarter ending September 30, 2023.

On March 22, 2023, Operator, the Company, and Ault Energy entered into a Participation Agreement, pursuant to which, the parties agreed to the following: Ault Energy agreed to pay the Company $960,385 for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi in exchange for a 20.0% working interest and a 15.0% net revenue interest in all such wells. Under the Agreement, Ault Energy also agreed to participate in the drilling of the initial test well, and each party may also drill a substitute well if the test well is abandoned prior to reaching the agreed upon depth. Further, for any well drilled after the initial test well and substitute well referenced in the preceding sentence, Ault agreed to the same cost sharing arrangements as provided for the initial test well. The well commenced drilling during the 4th week of March 2023, and is expected to reach terminal depths and be logged by the end of July 2023.

We entered into an agreement with Ecoark and an Ault subsidiary dated March 29, 2023 under which the parties agreed we were owed $3.25 million and Ecoark agreed to pay us up to $3.25 million in exchange for the Ault subsidiary agreeing to the redemption of shares of its preferred stock of Ecoark. See “Related Party Transactions” for more information. Through June 15, 2023, the Company received $1,840,000 from Ecoark under this agreement. The $1,840,000 in receipts fully satisfied Ault Energy’s obligation for the above-mentioned $1,567,632 obligation for drilling costs for the project on the Company’s mineral lease located in Concordia Parish, Louisiana. The remaining $272,368 of the $1,840,000 in receipts from Ecoark partially satisfied Ault Energy’s $595,972.45 completion costs related to the aforementioned drilling project in Concordia Parish, Louisiana. Ault Energy still had $1,410,000 in obligations related to various drilling projects as of June 15, 2023. However, due to Ault Energy’s failure to make timely payments of the full amounts, the Company has concluded that Ault Energy’s participation rights are no longer enforceable except for amounts previously paid and for which all other obligations of Ault Energy have been satisfied. The Company is under no obligation to offer Ault Energy participation rights in the future, although it may do so voluntarily.

On November 22, 2022, the Company entered into two Participation Agreements (each, an “Agreement”) with the Fund whereby the parties agreed to the following: (i) under the first Agreement, the Fund agreed to pay the Company an initial amount of $1,408,000 for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi in exchange for (A) a 50% working interest and (B) a 32.5% net revenue interest in all such wells (the “Mississippi Agreement”); and (ii) under the second Agreement, the Fund agreed to pay the Company an initial amount of $1,567,632 for drilling one or more wells on the Company’s mineral lease located in Concordia Parish, Louisiana in exchange for (A) a 37.5% working interest and (B) a 27% net revenue interest in all such wells (the “Louisiana Agreement”). In addition, under the Louisiana Agreement, in the event the test well on the lease is determined to be economically viable, the Fund agreed to pay the Company an additional $595,972.45 in costs to complete and produce the test well, while the Mississippi Agreement requires an additional $992,963.27 in costs to complete and produce that test well. The Louisiana well commenced drilling in mid-November 2022, reached terminal depths in December 2022 and was logged in January 2023. The logging of the Louisiana well showed significant oil in the Frio formation, so the well began completion procedures in late January 2023 / early February 2023 and is expected to begin producing oil in July 2023. The Mississippi well commenced drilling during the 4th week of March 2023, and is expected to reach terminal depths and be logged by the end of July 2023.

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In October 2022, the Company through White River Operating LLC (“WR Ops”) and Ault Energy, a wholly-owned subsidiary of Ault, successfully completed drilling a 9,531 foot well, the Harry O’Neal 20-9 No. 1 (the “O’Neal No. 1 Well”), on White River’s oil and gas mineral lease in Holmes County, Mississippi. Initial production results indicated higher than estimated production. Through an exercise of its participation right, Ault Energy executed a participation agreement for a 40% working interest in the O’Neal No. 1 well.

In October 2022, WR Ops borrowed $1,500,000 from and issued a Secured Promissory Note to Align Business Finance, LLC in the principal amount of $1,500,000, and used the proceeds to acquire two oil and gas drilling rigs and related equipment. In December 2022, this note was repaid in full.

White River’s most recent drilling project was a 13,500’ deep vertical oil well in the Wilcox, Austin Chalk, and Tuscaloosa Marine Shale formations in the Coochie Oil Field in Concordia Parish, LA. White River’s next planning drilling project is to drill three consecutive deep vertical drilling projects at approximately 13,000’ in the Rodessa and Hosston sand formations on the Pisgah Field Lease in Rankin County, MS.

In September 2022, WR Ops completed a workover project as the operator of record on the Deshotel 24H 001 Well (“Deshotel Well”) in the Bayou Jack North Field in Avoyelles Parish, Louisiana. The Deshotel Well was originally drilled and completed by WR Ops in early 2021 as an open-hole lateral Austin Chalk oil and gas well. Production had been inhibited on the Deshotel Well due to a build-up of paraffin in the well’s vertical casing and tubing. White River performed a workover procedure on the Deshotel Well, which involved a heavy water flush into the wellbore to remove a substantial paraffin blockage and also installed artificial lift to increase the production rate. The initial results of the workover procedure greatly exceeded expectations with over a 500% increase in current production rates being realized at the Deshotel Well. As the well has returned online and production has stabilized, it has averaged approximately 46 barrels per day for the 12 months ended March 31, 2023.

In August 2022, in connection with drilling efforts on the O’Neal No. 1 Well, White River Holdings purchased two additional drilling rigs, comprised of an additional MD Cowan Super Single drilling rig and an APEX PK drilling rig, for a total purchase price of $1,800,000. The addition of two more drilling rigs to our equipment portfolio resulted in White River owning three drilling rigs and three workover rigs, thereby enhancing the Company’s in-house drilling capabilities for projects on up to 30,000’ horizontally in formations on our leases, including the Austin Chalk and Tuscaloosa Marine Shale.

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On March 4, 2022, White River successfully completed the drilling of an oil project on its 9,615 acre oil and gas mineral lease in the Blackhawk oil field in Concordia Parish, Louisiana on March 4, 2022. White River led the drilling effort in close partnership with a local energy services provider. The completed well was logged March 5, 2022 and had significant shows in the three different zones in the Frio sand formation.

In April 2022, White River Holdings purchased an MD Cowan Super Single drilling rig for $351,813 to add to its three workover rigs it owns. This purchase is expected to enable White River to drill its own vertical wells at both shallow and deep levels. This purchase, together with the recent financing described below, is expected to facilitate the expansion of the Company’s drilling program.

The Fund

White River has formed the Fund which will consist of private external general and limited partners consisting of retail accredited and institutional investors who have or will advance proceeds to the fund in exchange for partnership interests therein. Our subsidiary is the managing general partner of the Fund. The Fund is currently offering up to 2,000 units of partnership interest at a price per unit of $25,000 with a minimum investment of one unit or $25,000 through a 42 month closed-end fund structure. The Fund is expected to close to new investors at the earlier of September 30, 2023 or the sale of all 2,000 units. As of June 29, 2023, the Fund has raised $3,250,000. Mr. Jay Puchir, our Chief Financial Officer is also involved with the Manager of the Fund, serving as manager of that entity. Proceeds of the Fund will be used in drilling White River drilling projects whereby White River will retain a 25% promoted working interest in all drilling projects participated in by the Fund, and the Manager will receive a 10% carried working interest at the successful closure of the Fund and a 1% annual management fee calculated based on the average assets under management each quarter and paid pro rata on a quarterly basis on the last day of each quarter. The Manager will use the proceeds from the annual management fee to pay for various service functions such as legal, external audit, tax, and fund administration.

Because the Fund has only raised limited capital, we recruited two experienced and successful securities salesmen to head the Fund’s capital raising efforts. Presently, we are waiting on a placement agent to complete its due diligence efforts. If that firm makes a final decision to sell Fund Units, we expect that the two executives, who hold FINRA licenses, will be associated with the broker-dealer and commence selling units.

White River has made a commitment to acquire the partnership interest of all investor partners in the Fund at 42 months after termination of the offering which will not be later than March 31, 2027 at the PV20 valuation generated by an independent valuation firm subject to the cash availability of White River.

The Fund’s investment and business strategy envisions leveraging the Company’s leases, equipment and employees in conjunction with the Company’s intention of drilling 100 wells, or potentially more, over the next five years, by investing in drilling projects owned and operated by the Company over its five year term. Under this arrangement, the Company will sell to the Fund up to 75% of the interests, which may include potential cash flows and/or working interests, in each such drilling project. With such sales, the Company will grant the Fund a right of first refusal with respect to funding any such projects. The projects to which the Fund’s investments will relate are expected to primarily consist of horizontal/deep oil drilling projects, refracturing oil projects, vertical/shallow oil drilling projects and purchases of existing production which may include wells drilled by the Company or its affiliates, independently or in participation with third party oil and gas companies. However, the aforementioned drilling projects are anticipated to be originally owned and operated by the Company. In such arrangements, the Fund will own direct working interests in oil and gas drilling projects and purchases of existing production. Assuming sufficient capital is raised, the Fund will seek to participate in approximately 20 drilling projects, 10 re-fracking projects, and purchases of existing oil production over the next five years, although the Fund is not precluded from participating in a greater number of projects or in different types of projects, or from engaging, investing or cooperating in oil and gas drilling activities of other third parties in the oil and gas industry not involving the Company. The Company plans to launch a second drilling fund and begin seeking investors on or about October 1, 2023. Any drilling projects in the first Fund that were not able to be performed due to insufficient capital raised will be allocated to the new fund.

While the Company anticipates collaborating with the Fund in pursuing oil and gas ventures that are mutually beneficial to both entities, conflicts of interest may arise. See “Risk Factors” below for more information. The Company has no equity ownership of the Fund but expects to provide drilling services for a fee and receive management fees.

Oil Gas Portfolio and Acquisitions

The following is an overview of our oil and gas properties portfolio:

Louisiana properties

-	Coochie Oil Field

-	Five Mile Bayou Oil Field

-	Lake Ophelia Oil Field

-	Lake St John Oil Field

-	North Bayou Jack Oil Field

-	Tew Lake Oil Field

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Mississippi properties:

-	Henry Oil Field

-	Horseshoe Lake Oil Field

-	Pearl River Oil Field

-	Thanksgiving Oil Field

Competition

The Company faces intense competition in the oil and gas industry, as we are producing and selling crude oil as a commodity so we compete against all producers including individual well owners through the major global and national oil companies. Many of these competitors possess greater financial, technical, human and other resources than we do and our financial resources are relatively limited when contrasted with those of many of these competitors.

Government Regulations

Set forth below is an overview of the government regulations we presently face or could face as a result of our current and planned operations. As the regulatory and legal environment evolves, we may become subject to new laws, such as further regulation by the SEC and other agencies, which may affect our mining and other activities. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see “Risk Factors.”

Oil and Gas

Oil and gas production is regulated under a wide range of federal and state statutes, rules, orders and regulations. State and federal statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. The states in which we operate, Louisiana and Mississippi, have regulations governing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from oil and gas wells, the regulation of spacing, and requirements for plugging and abandonment of wells. Also, states in our territory impose a severance tax on production and sales of oil, and gas within its jurisdiction. Failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and gas industry are subject to the same regulatory requirements and restrictions that affect our operations. But large companies have sufficient human capital as well as financial resources to deal with regulation in contrast to White River.

Our exploration and production activities are subject to a variety of rules and regulations concerning drilling permits, location, spacing and density of wells, water discharge and disposal, prevention of waste, bonding requirements, surface use and restoration, public health and environmental protection and well plugging and abandonment. In addition, our operations must comply with rules governing the size of drilling and spacing units or proration units and the unitization or pooling of lands and leases. Some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely primarily or exclusively on voluntary pooling of lands and leases. In states where pooling is primarily or exclusively voluntary, it may be more difficult to form units and therefore to drill and develop our leases in circumstances where we do not own all of the leases in the proposed unit. These risks also exist in other states that have imposed limits on forced pooling. State laws may also prohibit or limit the venting or flaring of natural gas, which may impact rates of production of crude oil and natural gas from our wells. Leases covering state or federal lands often include additional laws, regulations and conditions which can limit the location, timing and number of wells we can drill and impose other requirements on our operations, all of which can increase our costs. The Company, however, only had an insignificant amount of oil and gas mineral leases on federal land owned by the Bureau of Land Management.

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Federal regulation of oil and gas is also extensive. The recent spike in gasoline and other fuel costs is at least in part been driven by the Biden Administration’s efforts to reduce oil drilling and transition away from fossil fuels.

Since he took office in January 2021, President Biden has signed a series of executive orders seeking to adopt new regulations to address climate change and to suspend, revise, or rescind certain prior agency actions which were part of the Trump Administration’s de-regulatory push, including oil drilling. In addition, legislation has been enacted which provides incentives for green energy initiatives. The Biden Administration is expected to continue to aggressively seek to regulate the energy industry and has stated its goal to eliminate fossil fuels. The previous executive orders include, among other things, orders requiring a review of current federal lands leasing and permitting practices, as well as a temporary halt of new leasing of federal lands and offshore waters available for oil and gas exploration, directing federal agencies to eliminate subsidies for fossil fuels, and to develop a plan to improve climate-related disclosures. Federal agencies including the Environmental Protection Agency (“EPA”) and the SEC have followed suit in pushing ahead with new regulations which will adversely affect our future business, as more particularly described below.

In January 2021, President Biden also issued an executive order calling for methane emissions regulations to be reviewed and for the EPA to establish new standards by September 2021. This resulted in the EPA finalizing what it refers to as “the most ambitious federal greenhouse gas emissions standards for passenger cars and light trucks ever” in December 2021. The EPA has also adopted regulations under existing provisions of the Clean Air Act that, among other things, establish Prevention of Significant Deterioration (the “PSD”), construction and Title V operating permit reviews for certain large stationary sources. Facilities required to obtain PSD permits for their greenhouse gas emissions also will be required to meet “best available control technology” standards that will be established on a case-by-case basis. The EPA also has adopted rules requiring the monitoring and reporting of greenhouse gas emissions from specified onshore and offshore natural gas and oil production sources in the United States on an annual basis, which include certain of our operations.

In November 2021, the EPA released new proposed methane rules which would impose regulations on methane release at existing wells nationwide, although methane primarily affects gas production rather than oil which is our focus. These new rules, among other things, would implement a comprehensive monitoring program to require companies to find and fix leaks. Additionally, the new rules would require well operators to place gas that is produced in a pipeline to be sold when possible to prevent wasting the gas, which could force us or well operators on which we rely to sell the gas at lower prices and thereby reduce our revenues. As with most regulations, smaller participants like us will face more burdens due to the compliance and other costs and the limited revenue to absorb such costs. The EPA is expected to issue a supplemental proposal in 2022 in the hopes of identifying additional regulatory means of reducing methane and other emissions, and has indicated an intention to adopt final rules before the end of calendar year 2022. In November 2022, the EPA announced it intends to strengthen its proposed methane standards and cut methane and other harmful air pollution.

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While a June 2022 U.S. Supreme Court case imposed limitations on the EPA’s authority under the Clean Air Act, including by holding that the EPA’s attempted energy generation shifting entailed an overly broad interpretation of the statute’s delegation of authority, if the EPA adopts the above or other regulations and such regulations are held to be valid, the resulting new regulatory framework could impose additional restrictions and costs on our operations which could materially adversely affect our business. The regulations at issue in the recent case pertained to an attempt to shift a portion of U.S. energy production from coal to natural gas by an enumerated percentage by 2030. In February 2022, a federal judge blocked a Biden Administration executive order which used the “social cost of carbon.” The Interior Department responded by suspending permits for oil and gas drilling, which suspension was lifted in April 2022.

On April 12, 2023, the EPA announced new, more ambitious proposed standards to further reduce harmful air pollutant emissions from light-duty and medium-duty vehicles starting with model year 2027. The proposal builds upon the EPA’s final standards for federal greenhouse gas emissions standards for passenger cars and light trucks for model years 2023 through 2026 and is intended to leverage advances in clean car technology to reduce pollution and fuel and maintenance costs. The proposed standards would phase in over model years 2027 through 2032.

Although Congress from time-to-time has considered legislation to reduce emissions of greenhouse gases, there has not been significant activity in the form of adopted legislation to reduce greenhouse gas emissions at the federal level in recent years. In the absence of such federal climate legislation, a number of states, including states in which we operate, have enacted or passed measures to track and reduce emissions of greenhouse gases, primarily through the planned development of greenhouse gas emission inventories and regional greenhouse gas cap-and-trade programs. Most of these cap-and-trade programs require major sources of emissions or major producers of fuels to acquire and surrender emission allowances, with the number of allowances available for purchase reduced each year until the overall greenhouse gas emission reduction goal is achieved. These reductions may cause the cost of allowances to escalate significantly over time.

Additionally, the United States re-joined, effective February 19, 2021, the non-binding international treaty to reduce global greenhouse gas emissions (the “Paris Agreement”), adopted by over 190 countries in December 2015. The Paris Agreement entered into force in November 2016 after more than 70 nations, including the United States, ratified or otherwise indicated their intent to be bound by the agreement. The United States had previously withdrawn from the Paris Agreement effective November 4, 2020. Following the United States re-joining the Paris Agreement, President Biden announced in April 2021 the United States’ pledge to achieve an approximately 50% reduction from 2005 levels in “economy-wide” net greenhouse gas emissions by 2030. To the extent that the United States implements this agreement or imposes other climate change regulations on the oil and natural gas industry, or that investors insist on compliance regardless of legal requirements, it could have an adverse effect on our business, operating results and future growth.

Environmental Compliance

Our oil and gas operations through White River Holdings are or may become subject to numerous laws and regulations relating to environmental protection and climate change. These laws and regulations change frequently, and the effect of these changes is often to impose additional costs or other restrictions on our operations. We cannot predict the occurrence, timing, nature or effect of these changes. We also operate under a number of environmental permits and authorizations. The issuing agencies may take the position that some or all of these permits and authorizations are subject to modification, suspension, or revocation under certain circumstances, but any such action would have to comply with applicable procedures and requirements.

While we are currently not experiencing any material expenses related to the environmental compliance, we may become subject to requirements of environmental or other related laws and regulations in the future, which may result from a number of causes. See “Risk Factors” and the paragraph that follows with regard to potential environmental and other compliance expenses.

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On March 21, 2022, the SEC released proposed rule changes on climate-related disclosure. The proposed rule changes would require registrants including the Company to include certain climate-related disclosures in registration statements and periodic reports, including information about climate-related risks that are reasonably likely to have a material impact on the registrant’s business, results of operations, or financial condition, and certain climate-related financial statement metrics in a note to their audited financial statements. The required information about climate-related risks also would include disclosure of a registrant’s greenhouse gas emissions, information about climate-related targets and goals, and transition plan, if any, and requires extensive attestation requirements. The proposed new rules would also require companies to disclose multiple levels of climate impact, including primary direct impacts from the registrant’s own operations, as well as secondary and tertiary effects of the operations and uses by contractors that the registrant utilizes and end-users of the registrant’s products and/or services. If adopted as proposed, the rule changes will result in material additional compliance and reporting costs, including monitoring, collecting, analyzing and reporting the new metrics and implementing systems and procuring additional internal and external personnel with the requisite skills and expertise to serve those functions. We expect that the rules will be adopted in large part at least in this year, and our compliance costs will be material. However, following a June 2022 U.S. Supreme Court administrative law decision, we expect a court challenge to any climate change SEC Rule. We cannot predict the outcome of any challenge.

Seasonality

Our business experiences a certain level of seasonality due to our oil and gas exploration and production business, including as a result of demand for oil typically being higher in the Fall and Winter months resulting in higher prices. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of the results that may be realized on an annual basis. Seasonal weather conditions, including the annual flooding of coastal properties, and lease stipulations can limit drilling and producing activities. These seasonal anomalies can pose challenges for the drilling objectives and can increase competition for equipment, supplies and personnel during the spring and summer months, which could lead to shortages and increase costs or delay operations, thus, harming our operating margins. Also, the volatility of commodities prices and supply chain issues can potentially delay the receipt of critical parts and equipment needed during drilling projects which can both delay the project and add additional costs to the project. Finally, Winter storms and lower temperatures resulting in snow and ice adversely impact drilling and production capabilities.

Dependence on Major Customers

From time-to-time we have had and may continue to have customers generating 10 percent or more of the Company’s revenues, and loss of such customers could have a material adverse effect on the Company.

In FY 2023, two customers accounted for 91% of our total revenue and four customers currently account for 97% of our accounts receivable.

In FY 2022, three of our customers accounted for 95% of our total revenue and three customers accounted for 66% of our accounts receivable.

In particular, we frequently rely on Plains Marketing, LP, a leading midstream energy company, for our sales.

We expect this trend with respect to customer concentration to continue unless and until we expand our oil and gas drilling activities and diversify our customer base in terms of amount and geographic region.

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Acquisition of a Broker-Dealer

An element of our business strategy is to acquire an existing broker-dealer which is licensed by the SEC and FINRA and also meets applicable state licensure and registration requirements. The purposes of acquiring the broker-dealer is to enable us to proceed with our plan to open a new oil and gas drilling fund, which began in calendar year 2022 with the Fund, each year for the next 10 years. Because our and our affiliates’ activities in raising proceeds and attracting investors to invest in these funds may be viewed by regulators as engaging in the business of effecting sales of securities for the accounts of others, we have been advised by counsel to acquire and maintain registration and licensure for a registered and licensed broker-dealer to ensure these activities are conducted in compliance with the applicable federal and state securities laws and self-regulatory organization rules.

We have entered into a Membership Interest Purchase Agreement to acquire Commenda, a small licensed broker-dealer which is registered with the SEC for $70,000, up to $30,000 in liabilities and up to $20,000 in third party expenses. The acquisition of the broker-dealer will be subject to approval by FINRA which under the agreement must be obtained by July 23, 2023, as well as possibly a few states. In February 2023, we filed a change of control application, referred to as a Continuing Membership Application or CMA, with FINRA in February 2023. In April 2023, we incurred a conflict with our proposed principal assigned as a control person of the broker-dealer post-acquisition and engaged new principals as control persons of the broker-dealer acquisition post-acquisition as well as engaged an outside advisory firm experienced in filing CMA applications. We spoke with FINRA in April 2023 and they approved the change in principals that we proposed. Upon re-filing the CMA application with the new principals, FINRA extended the CMA application start date to April 25, 2023 which provided the Company with 180 additional days to complete the acquisition from that date. The Company paid the sellers an additional $20,000 non-refundable payment in late May 2023 towards the acquisition price to further reiterate that the Company is committed to consummating this broker-dealer acquisition. We cannot assure you FINRA will approve our application and cannot assure you that the terms of the Purchase Agreement with Commenda will be satisfied prior to a potential termination of the Purchase Agreement.

We recently hired two key executives to head our capital raising for the Fund. If we acquire the broker they will be required to be associated with it; meanwhile unless we make an alternative arrangement with another broker-dealer, they cannot raise capital for us. See “Risk Factors - If we are unable to acquire the broker-dealer, our ability to raise capital for the Fund may be materially and adversely affected while at the same time we have made significant financial commitments to two new executives, the ultimate amounts of which remain uncertain.”

If we do acquire the broker-dealer, the operation of any such entity is subject to intense regulation. We would need to overcome obstacles inherent in integration of a newly acquired business generally, as well as specific complications posed in the broker-dealer context. Among these challenges are:

●	differences in the information technology infrastructure or friction amongst the personnel of White River and the broker-dealer;

●	the lack of knowledge and experience of our management team in the broker-dealer industry, and resultant reliance upon an outside consultant to the broker-dealer, particularly in the short- and medium-term following the acquisition; and

●	laws and regulations imposed on the industry and broker-dealer practices by legislatures, governmental agencies such as the SEC and self-regulatory organizations such as FINRA which are intense and robust, and the high costs of continued compliance with these requirements.

With respect to laws and regulations, we will need to comply with, among others: (i) anti-money laundering and know your customers laws, (ii) minimum capital, liquidity reserve and corporate structure requirements, (iii) monitoring, reporting and notice requirements with respect to net capital and other financial metrics, and (iv) cash deposit, “best execution,” margin lending, and other operational obligations and restrictions aimed at protecting investors and securities markets.

See “Risks Factors” beginning on page 4 for more information on the challenges and risks involved in the acquisition and operation of a broker-dealer.

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Human Capital Resources

As of July 1, 2023, we have 49 full-time employees, no part-time employees and 10 independent contractors. The independent contractors perform oilfield services.

Our ability to successfully execute our strategic initiatives is highly dependent on recruiting and retaining skilled personnel.

Legal Proceedings.

From time-to-time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this Prospectus, other than the following paragraphs, we are not aware of any pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

The Company is a party to two separate actions in the United States District Court, Western District of Louisiana (Alexandria Division) filed on December 30, 2021. The complaints allege that the Company acted in bad faith, and the plaintiffs seek to recover all proceeds from the Company on the sale of production without deducting any costs. The two cases combined total $299,032 in estimated production. These cases are still in the early stages and management has concluded that there is a remote possibility of the plaintiff securing a favorable outcome and has not accrued for these amounts. The Company maintains that their costs on the leases in question exceed the proceeds received from the sale of production.

The Company is the operator of leases that relate to a lawsuit filed in the 7th Judicial District Court, Concordia Parish, Louisiana. The Company received a verbal demand to plug wells that have no future utility in Concordia Parish to avoid being named in a lawsuit. In August 2022, the plaintiff filed the lawsuit which did not name the Company because it had performed certain work, including the plugging and abandonment of a well, removal of certain equipment and upgrades at one of its tank battery facilities on the property. Moreover, the Company executed a tolling agreement that suspended the statute of limitations, which has been amended twice and currently expires in October 2023.

PROPERTIES

Headquarters

The Company currently leases a small office space in Fayetteville, Arkansas for its headquarters. Our senior executive officers and most of our employees and consultants work remotely and/or in the field.

Oil and Gas Properties

As of March 31, 2023, our oil and gas acreage was comprised of approximately 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi. We have reflected below our reserves as of FY 2023 and FY 2022. During these periods and continuing presently, we continue to focus on expanding our exploration and production footprint and capabilities by acquiring real property and working interests in oil and gas mineral leases and drilling exploratory wells.

The Company has received an analysis from an independent petroleum consulting company as of March 31, 2023 and 2022. We have impaired certain reserves on our oil and gas properties when necessary pursuant to our full cost ceiling test calculations.

The following is an overview of our oil and gas properties portfolio in Louisiana and Mississippi:

Louisiana properties

-	Coochie Oil Field

-	Five Mile Bayou Oil Field

-	Lake Ophelia Oil Field

-	Lake St John Oil Field

-	North Bayou Jack Oil Field

-	Tew Lake Oil Field

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Mississippi properties:

-	Henry Oil Field

-	Horseshoe Lake Oil Field

-	Pearl River Oil Field

-	Thanksgiving Oil Field

Key Terms and Metrics

In connection with the management of our businesses, we identify, measure and assess a variety of operating metrics. The principal metrics we use in managing our business are set forth below:

“Bbl” – Bbl means barrel of crude oil. Metric used by management to specify the unit of measure (“in barrels”) from which the Company’s midstream customers use to incrementally purchase oil from the Company. Barrels are used as a unit of measure universally across the oil industry so the Company’s adoption of barrels to measure units of oil is a standard practice.

“Mbbl” – Mbbl means a thousand barrels of oil. See comments on “Bbl” metric. “Mbbl” is a standard for measuring larger quantities of barrels of oil in thousands of units.

“Production (Gross)” – Production (Gross) is defined as barrels of oil produced before accounting for working interests from non-mineral owning parties. Metric used by management to specify the total number of barrels of oil produced from a given oil well. Gross production includes both the barrels owned by the oil and gas mineral owners as well as the drilling and investing group who funded and drilled the well which are considered the working interest owners. Gross production is a standard term used universally across the oil industry, so the Company’s adoption of this term is a standard practice.

“Production (Net)” – Production (Net) is defined as the net barrels of oil produced after deducting the ownership portion owned by the mineral owning parties. Unless otherwise specified, management assumes that the mineral ownership portion of a well is 25%, so a 100% working interest would result in a 75% Net Production or Net Revenue interest after accounting for the ownership portion of oil production owned by the mineral owners.

Oil and Natural Gas Reserves

As of March 31, 2023 and 2022, all of our proved oil and natural gas reserves were located in the United States, specifically in Mississippi and Louisiana.

The following tables set forth summary information with respect to the proved reserves as of March 31, 2023 and 2022. All reserves are located in the United Stated. For additional information see Supplemental Information “Oil and Gas Producing Activities (Unaudited)” to our consolidated financial statements in the Financial Statements and Supplementary Data contained in this Prospectus.

Proved reserves as of March 31, 2023:

Reserve Category	Crude Oil (Bbl)	Natural Gas (MMcf)	Total Proved (BOE)(1)
Proved Reserves
Developed	35,597	-	35,597
Developed Non-Producing	-	-	-
Undeveloped	-	-	-

Total Proved Reserves	35,597	-	35,597

Estimated Future Net Cash Flows(2)			$1,695,467
Less: Future income taxes(3)			-
10% annual discount for estimated timing of cash flows			(410,290)

Discounted Future Net Cash Flows(4)			$1,285,177

(1)	BOE (barrels of oil equivalent) is calculated by a ratio of 6 cubic feet of volume (Mcf) to 1 barrel (Bbl) of oil.

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(2)	Prices used for net cash flow are based on the 12 month average of the WTI Cushing price reference. An average realized price of $93.07/Bbl was utilized which reflects the adjustments to the benchmark prices for gravity, quality, local conditions, and/or distance from market.

(3)	The Company has sufficient tax deductions and allowances related to proved oil and gas reserves to offset future net revenues.

(4)	Represents the present value of future net cash flows discounted at 10% attributable to our proved oil and natural gas reserves.

Proved reserves as of March 31, 2022:

Reserve Category	Crude Oil (Bbl)	Natural Gas (MMcf)	Total Proved (BOE)(1)
Proved Reserves
Developed	169,688	-	169,688
Developed Non-Producing	-	-	-
Undeveloped	-	-	-

Total Proved Reserves	169,688	-	169,688

Estimated Future Net Cash Flows(2)			$5,367,705
Less: Future income taxes(3)			-
10% annual discount for estimated timing of cash flows			(1,822,233)

Discounted Future Net Cash Flows(4)			$3,545,472

(1)	BOE (barrels of oil equivalent) is calculated by a ratio of 6 Mcf to 1 barrel (Bbl) of oil.

(2)	Prices used for net cash flow are based on the 12 month average of the first-day-of-the-month West Texas Intermediate (WTI) Cushing price reference. An average realized price of $75.44/Bbl was utilized, which reflects the adjustments to the benchmark prices for gravity, quality, local conditions, and/or distance from market.

(3)	The Company has sufficient tax deductions and allowances related to proved oil and gas reserves to offset future net revenues.

(4)	Represents the present value of future net cash flows discounted at 10% attributable to our proved oil and natural gas reserves.

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Reconciliation of PV-10 to the Standardized Measure

The Company does not expect to be taxable or pay cash income taxes based on its available net operating loss (“NOL”) carryforwards and additional net tax assets generated in the development of its reserves. As such, the standardized measure does not include an income tax provision thus the PV-10 amount is the same as the standardized measure.

PV-10 is the estimated present value of the future net revenues from our estimated proved natural gas and oil reserves before income taxes discounted using a 10% discount rate. PV-10 is considered a non-GAAP financial measure under SEC regulations because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows. We believe that PV-10 is an important measure that can be used to evaluate the relative significance of our oil and gas properties and that PV-10 is widely used by securities analysts and investors when evaluating oil and gas companies. Because many factors that are unique to each individual company impact the amount of future income taxes to be paid, the use of a pre-tax measure provides greater comparability of assets when evaluating companies. We believe that most other companies in the oil and gas industry calculate PV-10 on the same basis as the standardized measure of discounted future net cash flows but without deducting income taxes.

The following table presents certain information with respect to oil and natural gas production attributable to our interests in all of our properties in the United States, the reserve derived from the sale of such production, average sales price received and average production costs for FY 2023 and FY 2022.

	Units of Measure	March 31, 2023
Production
Oil
Bayou Jack North Field, Avoyelles Co, LA	Barrels	9,650
Lake St. John Field, Tensas Parish, LA	Barrels	2,171
Coochie Field, Concordia Co, LA	Barrels	579
Other Fields	Barrels	30

Natural Gas	Mcf	-
BOE		12,430

Sales
Oil	Barrels	11,109
Natural Gas	Mcf	-

Average Sales Price
Oil	Barrels	$93.07
Natural Gas	Mcf	$-

Production – Lease Operating Expenses		$770,133

Average Cost of Production per BOE		$61.96

	Units of Measure	March 31, 2022
Production
Oil
Bayou Jack North Field, Avoyelles Co, LA	Barrels	27,641
Henry Field, Wilkinson Co, MS	Barrels	10,556
Pearl River Field, Amite Co, MS	Barrels	5,540
Tew Lake -88% Field, Catahoula Co, LA	Barrels	4,186
Other Fields	Barrels	16,362

Natural Gas	Mcf	-
BOE		64,285

Sales
Oil	Barrels	64,474
Natural Gas	Mcf	-

Average Sales Price
Oil	Barrels	$75.55
Natural Gas	Mcf	$-

Production – Lease Operating Expenses		$1,412,093

Average Cost of Production per BOE		$21.97

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Technologies Used in Establishing Proved Reserves Additions in 2023 and 2022

Additions to the Company’s proved reserves in 2023 and 2022 were based on estimates generated through the integration of available and appropriate geological, engineering and production data, utilizing well-established technologies that have been demonstrated in the field to yield repeatable and consistent results.

Data used in these integrated assessments included information obtained directly from the subsurface via wellbores, such as well logs, reservoir core samples, fluid samples, static and dynamic pressure information, production test data, and surveillance and performance information. The data utilized also included subsurface information obtained through indirect measurements including high-quality 3-D and 4-D seismic data, calibrated with available well control information. The tools used to interpret the data included seismic processing software, reservoir modeling and simulation software, and data analysis packages.

In some circumstances, where appropriate analog reservoirs were available, reservoir parameters from these analogs were used to increase the quality of and confidence in the reserves estimates.

Qualifications of Reserves Technical Oversight Group and Internal Controls over Proved Reserves

The Company has a team that provides technical oversight and is separate from the operating organization. Primary responsibilities of this team include oversight of the reserves estimation process for compliance with the SEC rules and regulations, review of annual changes in reserves estimates, and the reporting of the Company’s proved reserves. This team also maintains the official company reserves estimates for the Company’s proved reserves of crude oil, natural gas liquids, bitumen, synthetic oil, and natural gas. In addition, the team provides training to personnel involved in the reserves estimation and reporting process within the Company and its affiliates. The manager of the team has more than 20 years of experience in reservoir engineering and reserves assessment. The team is also staffed with individuals that have technical experience in the petroleum industry, including expertise in the classification and categorization of reserves under SEC guidelines.

The team maintains a central database containing the official company reserves estimates. Appropriate controls, including limitations on database access and update capabilities, are in place to ensure data integrity within this central database. An annual review of the system’s controls is done by our finance staff in developing representations under the Sarbanes-Oxley Act of 2002. Key components of the reserves estimation process include technical evaluations, commercial and market assessments, and analysis of well and field performance. No changes may be made to the reserves estimates in the central database, including additions of any new initial reserves estimates or subsequent revisions, unless these changes have been thoroughly reviewed and evaluated by duly authorized geoscience and engineering professionals within the operating organization. In addition, changes to reserves estimates that exceed certain thresholds require further review and approval by the appropriate level of management within the operating organization before the changes may be made in the central database.

Drilling and other exploratory activities

During FY 2023, we undertook three drilling program in Holmes County, MS, Concordia Parish, LA and Rankin County. MS. We entered into several Participation Agreements with third parties to pay for the drilling costs related to these projects. In total we received $5,151,262 and are due an additional $2,518,990.

During FY 2022, we undertook very minor drilling and exploratory activities that were nominal in terms of costs incurred. We drilled two net productive development wells in FY 2022, and no exploratory wells.

Present activities

The Company is assessing all of its properties at the present time to determine any future drilling activities to commence.

Delivery commitments

The Company is not currently committed to provide a fixed and determinable quantity of oil and gas in the near future under existing contracts or agreements.

Productive Wells

The following table sets forth the number of wells in our inventory, in which we maintained a working interest as of March 31, 2023. All of the wells with the exception of the plugged and abandoned wells and the inactive dry-hole well are mechanically capable of producing with proper funding that will enable the Company to afford additional capital expenditures.

Well Category:	Oil	Oil
	Gross Wells	Net Wells
Active Producer	8	3
Inactive Producer	45	9
Inactive – dry-hole	1	-
Shut-In	3	1
Plugged & Abandoned	3	-
Active Salt Water Disposal (SWD)	8	-
Inactive SWD	-	-
Pending completion	1	1

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As of March 31, 2023, we have approximately 34,082 total acres. Of the total acres, we have 23,269 gross developed acres, 10,813 gross undeveloped acres, 5,817 net developed acres, and 2,703 net undeveloped acres. We had no gas wells as of March 31, 2023.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

White River operates in the oil and gas industry, with a focus on exploration, production and drilling operations on approximately 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi.

In FY 2023 and FY 2022, the following key aspects of our business advanced and developments occurred:

●	On July 25, 2022 the Company purchased 100% of the capital stock of White River Holdings from Ecoark in exchange for 1,200 shares of Series A which will become convertible into approximately 42,253,521 shares of the Company’s common stock upon the effective date of the Registration Statement of which this Prospectus forms a part. As a result of this acquisition, we shifted our focus to operating as an oil and gas exploration and drilling company. Since the accounting for this transaction was in the form of a reverse merger with White River Holdings being the accounting acquirer, this share issuance was reflected retroactively. The results of operation are those of the accounting acquirer, White River Holdings;

●	In September 2022, the Company divested the two former operating subsidiaries of Fortium Holdings Corp., Norr and Elysian, to focus exclusively on the oil and gas business;

●	In FY 2023 the Company obtained additional drilling rigs to enhance its equipment portfolio, which as a result now consists of three drilling rigs and three workover rigs;

●

The Company commenced the following projects: (i) the Harry O’Neal No. 20-9 No.1 well, a deep vertical oil well in Holmes County, Mississippi (ii) the Peabody AMI 12 A No. 18 well, a deep vertical well in the Blackhawk oil field in Concordia Parish, Louisiana, and (iii) the Denmiss No. 1 well, a deep vertical well in the Pisgah oil field in Rankin County, Mississippi;

●	In November 2022, the Company launched the Fund which is used in White River drilling projects and managed by the Company’s management;

●	In December 2022, as amended in May 2023, the Company borrowed $1,500,000 in gross proceeds and issued the lender a 10% Original Issue Discount Senior Secured Convertible Promissory Note in the principal amount of $1,666,666.67;

●	In November 2022 through March 2023, the Company entered into Participation Agreements pursuant to which the Company received $5,151,262 in gross proceeds which were or are being used to drill the wells; and

●	During the period October 2022 through April 2023, the Company sold a total of 263.1126308 Units in the PIPE Offering for total gross proceeds to the Company of $6,577,816. This amount includes 11.6 units ($290,000) of investments for which the deposit has not been made as of yet. The proceeds are being used for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi.

●	As of March 31, 2023, the Company impaired the remaining goodwill from the White River Holdings acquisition of $2,100,374 and reduced the value of its oil and gas reserves by $5,487,665. Previously, as of July 25, 2022, the Company impaired $5,917,843 of the goodwill from the acquisition. All of these charges were non-cash.

For an overview of key developments during FY 2023 and FY 2022 as well as more recent developments and plans for the Company and its operations, see “Business.”

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Production Data – FY 2023 and FY 2022

The following tables set forth our production data for FY 2023 and FY 2022:

	Years Ended March 31,
	2023		2022
	Bbls		Bbls
	Gross	Net	Gross	Net
Production Data:
By State/County
Mississippi
Holmes	2	1	1,838	1,378
Amite	-	-	12,054	9,629
Wilkinson	591	7	13,619	10,560
Pike	-	-	1,327	1,019
	593	8	28,838	22,586

Louisiana
Catahoula	-	-	5,534	4,186
Concordia	3,877	1,053	8,626	4,407
Tensas	2,398	1,719	3,209	2,407
Lasalle	-	-	609	330
Avoyelles	19,915	9,650	44,558	30,371
	26,190	12,422	62,536	41,701

Total	26,783	12,430	91,374	64,287

Results of Operations

Results of Operations for FY 2023 compared to FY 2022

White River Holdings has included in their historical consolidated financial statements certain operating expenses and other income (expense) from Ecoark that have been allocated to them in FY 2022 which are part of the Consolidated Statements of Operations. The allocations represented charges incurred by Ecoark for certain corporate, infrastructure and shared services expenses, including legal, human resources, payroll, finance and accounting, employee benefits, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense White River Holdings would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that White River Holdings will incur in the future or would have incurred if White River Holdings had obtained these services from a third party.

Revenues

Revenues for FY 2023 of $1,103,975 compared to FY 2022 of $5,046,559, with the decrease primarily related to sales of oil and gas properties in FY 2023 which exceeded the higher average oil prices from FY 2022, resulting in overall lower production in FY 2023. Specifically, White River incurred a 10% decline in year-over-year oil production between FY 2023 and FY 2022 primarily due to a decline in the production from the Deshotel 24H #1 oil well arising from a normal decline curve from its initial 2021 completion date as well as operational problems related to paraffin build-up which resulted in the well being offline for a portion of FY 2023. The remainder of the variance in year-over-year revenue relates to the assignment of a number of White River wells which were assigned to Third Arm LLC, a related party in exchange for $999,999. Many of these transferred wells were end-of-life oil wells which would have required significant workover procedures to be performed to bring the wells back online.

We expect our revenues to increase in our next fiscal year as a result of the three drilling projects we expect to complete early in FY 2024.

Costs and Expenses

The following table shows costs and expenses for FY 2023 and FY 2022:

	FY 2023	FY 2022
Costs and Expenses
Lease operating expenses	$770,133	$1,412,093
Salaries and salaries related costs	6,012,156	2,027,255
Professional and consulting fees	3,205,896	324,739
Selling, general and administrative costs	6,314,683	3,993,193
Settlement expense	2,071,917	-
Impairment - goodwill	8,018,217	-
Depreciation, amortization, depletion, accretion and impairment	6,188,303	6,218,183
	$32,581,305	$13,975,443

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Costs and expenses in FY 2023 totaled $32,581,305 compared to $13,975,443 for FY 2022. The significant increases from FY 2022 to FY 2023 were the result of non-cash impairment of our oil and gas reserves of $5,487,665, impairment of goodwill of $8,018,217 in FY 2023, stock-based compensation of $3,167,772 (included in salaries and salaries related costs), $2,071,917 in costs associated with a settlement agreement entered into during FY 2023 and professional fees incurred in FY 2023 related to the acquisition of White River Holdings by the Company and related regulatory filings.

We expect our costs and expenses to increase in our current FY 2024 as a result of increased drilling projects as well as anticipated increases in stock-based compensation related to the granted RSUs on December 2, 2022, The Company is currently incurring material start-up costs related to the roll-out of both its Fund and the acquisition of its broker-dealer which are expected to cost approximately $4,000,000 over the next 12 months on a cash basis and also include equity grants which could cost approximately $7,500,000 in non-cash equity compensation over the next five years due to stock grant vesting terms. The Company, however, expects to realize significantly more than that in allowable commission revenue over the next 12 months as these functions are expected to raise between $50,000,000 and $200,000,000 in drilling capital for the Company prior to December 31, 2023 based on the offering sizes of Fund and a larger investment partnership the Company plans to launch on October 1, 2023. The significant cost relates to salaries, benefits and equity grants to two new key securities salesmen the Company recently hired to spearhead capital raising for the Fund and future funds. The salaries and related share-based compensation to the two individuals are expected to add approximately $5,300,000 in FY 2024. See “Executive Compensation – Agreements with Executive Officers and Key Employees” for a description of the compensation arrangements.

Other Income (Expense)

The following table shows other income (expense) for FY 2023 and FY 2022:

	FY 2023	FY 2022
Change in fair value of derivative liabilities	$2,745,309	$2,954,109
Derivative expense	(12,304,724)	-
Amortization of original issue discount	(60,636)	-
Amortization of debt discount on convertible note	(336,151)	-
Amortization of discount on Series C Preferred Stock	(1,341,362)	-
Loss on sale of fixed assets	-	(885,796)
Interest expense, net of interest income	(84,581)	(62,182)
	$(11,382,145)	$2,006,131

Total other expense was ($11,382,145) in FY 2023 compared to other income of $2,006,131 in FY 2022. The decrease was primarily the derivative expense related to the warrants issued in connection with the Series C offering for $12,304,724. The amortization of debt discount, non-cash original issue discount on the convertible note and amortization of discount related to the Series C preferred stock increased our other expenses in FY 2023. The Company will incur additional amortization of discounts related to the Series C for the additional proceeds received in FY 2024.

Net Loss

Net loss from continuing operations for FY 2023 was $42,859,475 as compared to net loss from continuing operations of $6,922,753 for FY 2022. The increase in net loss was primarily due to the items discussed herein. Approximately 73% of loss from operations was from non-cash charges including depreciation, amortization, impairment, depletion and accretion in FY 2023, compared to approximately 76% in FY 2022.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are revenue generated from operations, levels of accounts receivable and accounts payable and capital expenditures.

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FY 2023 and FY 2022

Net cash (used in) operating activities was $(7,682,624) for FY 2023, as compared to net cash (used in) operating activities of ($475,519) for FY 2022. Cash used in operating activities for FY 2022 was primarily caused by White River Holdings net loss partially offset by adjustments including depreciation, amortization, depletion and accretion, share-based compensation, bad debt expenses and losses on the sale of fixed assets and disposal or abandonment of oil and gas properties as well as amounts allocated from Ecoark and changes in amounts due to Ecoark. In FY 2023, the net cash used in operating activities was caused by the net loss offset by non-cash items such as depreciation, depletion, impairment, stock-based compensation, derivative expense and the change in fair value of the derivative liability as well as the net changes in our assets and liabilities that yielded an offset to the loss of approximately $4.2 million.

Net cash (used in) investing activities for FY 2023 was $(4,114,759) compared to net cash provided for investing activities of $585,774 for FY 2022. In FY 2023, the cash used in investing activities primarily related to purchases of oil and gas properties, net of asset retirement obligations, and purchases of fixed assets, offset by sales of oil and gas properties. Net cash provided by investing activities in FY 2022 were comprised of proceeds from the sale of oil and gas properties as we sold various leases that had large plugging liabilities, partially offset by purchases of oil and gas properties, net of asset retirement obligations.

In FY 2023, net cash provided by financing activities was $12,374,123 related to proceeds received from related party advances and convertible notes, our Series C, sales of limited partnership interests in the Fund and amounts provided by Ecoark, offset by repayment of long-term debt and related party notes, partially offset by an increase in cash overdraft. Net cash (used in) financing activities for FY 2022 was $(109,618) arising from a decrease in cash overdraft.

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Available Cash

As of July 4, 2023, the Company has approximately $135,042 in cash and cash equivalents.

The Company does not have available cash resources to meet its working capital needs for the next 12 months. We are relying upon the future results of our two new key executives in selling Fund Units which in turn will, if successful, raise substantial capital for the Fund and at some point eliminate our need to pay their salaries since the commissions payable to them will eliminate the Company’s obligation. The Company recently executed a selling agreement with a broker-dealer which is currently performing diligence and making amendments to the offering materials for the Fund. We expect our new executives will launch selling the Fund this summer. The Company has several receivables from external parties such as Ault Energy which are also expected to be a source of capital for the Company. Finally, the Company is exploring various forms of debt financing which could serve as a bridge financing to help White River sustain operations until the broker-dealer or investment bank are able to raise capital for the Company.

The Company will continue to require additional capital from either the Fund or from other sources to assist in their operations and drilling projects. The raising of additional funds may contain terms that will be dilutive to the current stockholders.

PIPE Offering

From October 19, 2022 through April 30 2023, the Company raised a total of $6,287,816 in the PIPE Offering. In addition, the Company sold another 11.6 Units ($290,000) to investors, for which the deposit has not been made yet. The net proceeds from the PIPE Offering, after offering expenses and related costs, are being used for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi.

Convertible Note Financing

On December 20, 2022, the Company entered into a SPA with an accredited investor (the “Purchaser”) whereby the Purchaser lent the Company an aggregate of $1,500,000 in gross proceeds and the Company issued the Purchaser a 10% Original Issue Discount Senior Secured Convertible Promissory Note in the principal amount of $1,666,667.67 (the “Note”). The proceeds are being used for both working capital and growth capital.

Pursuant to the SPA, the Company, its direct and indirect subsidiaries, and Jay Puchir and Randy May, executive officers of the Company, entered into Guarantee Agreements (the “Guarantee”) with the Purchaser pursuant to which each subsidiary and Messrs. Puchir and May personally guaranteed to the Purchaser the payment of the Note. In addition, Messrs. Puchir and May pledged the shares of common stock they hold or have the right to acquire in the Spin-Off as collateral to secure the Company’s obligations under the Note, and each individual also executed affidavits of confession and lock-up agreements to that effect. The affidavits of confession signed by Messrs. Puchir and May in connection with their Guarantees will permit the Purchaser to obtain a judgment against them personally upon the occurrence of an event of default without having to file a lawsuit.

The Note is due September 16, 2023. The Note bears interest at a rate of 12% per annum, payable monthly, subject to an increase to 18% per annum in case of an event of default as provided for therein. In addition, all overdue accrued and unpaid principal and interest is subject to a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law which if applicable accrues daily from the date such principal and interest is due.

The Note is convertible into shares of the Company’s common stock at any time following the issuance date at the Purchaser’s option at a conversion price equal to the lesser of (i) $1.00 per share and (ii) the average of the five-closing prices of the common stock immediately prior to the date of conversion, subject to certain adjustments (including based on the issuance of lower priced securities) and beneficial ownership limitations. Upon an event of default, the Purchaser may convert the Note at a reduced conversion price equal to 70% of the lowest closing price of the common stock for the 10 prior trading days.

Under the Note, beginning on April 16, 2023 the Company is required to pay monthly redemption amounts equal to one-fourth of the original principal amount at 120% of such principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note, with each payment resulting in a reduction in the principal of the Note at 100% (as compared to 120%). Furthermore, at any time after the issuance date of the Note, the Company may, after written notice to the Purchaser, prepay the Note in an amount equal to 120% of the then outstanding principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note. The Company will also be required to offer to pay the Note at 120% of the principal amount plus any unpaid accrued interest, upon the occurrence of certain events including (i) a change of control or sale of assets, (ii) a sale by the Company of equity or debt securities for gross proceeds to the Company of at least $5 million, and (iii) upon the maturity of the Note. Certain of the foregoing terms of the Note were subsequently amended in May 2023 as described below. The Company paid its first principal and interest payment on time totaling $516,667.00 on April 17, 2023, and the Note is currently in good standing.

The Note is secured by the assets of the Company and its subsidiaries. The Note provides for certain events of default, including failure to pay amounts owing on the Note when due, failure to observe other covenants or obligations under the Note, default under any other indebtedness or material contract, a bankruptcy event with respect to the Company or a significant subsidiary, failure to maintain listing or quotation of the common stock on a trading market, failure to maintain the current public information requirement under Rule 144, and a judgment or similar process against the Company or any of its subsidiaries or assets in excess of $100,000. Upon an event of default, the Purchaser may cause the Note to become immediately due and payable and require the Company to pay 125% of the then outstanding principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note.

Further, pursuant to the Note the Company is subject to certain restrictive covenants, including covenants against incurring new indebtedness or liens on its assets, paying cash dividends or distributions on any equity securities, or entering into transactions with affiliates, subject to certain exceptions. In addition, under the Note the Company agreed to at all times reserve three times the number of shares of common stock into which the Note is convertible.

In addition, pursuant to the SPA, the Company entered into a Registration Rights Agreement with each Purchaser in which the Purchasers are entitled to “piggyback” registration rights, pursuant to which the Company has agreed to include the underlying shares of Common Stock from the conversion of the Note in a registration statement, if the Company files a registration statement for another purpose, subject to certain terms and conditions.

On May 10, 2023, the Company entered into an amendment with the holder of the 10% Original Issue Discount Secured Convertible Note dated December 16, 2022, and the designated counterparty under that certain Letter Agreement dated December 16, 2022 pursuant to which the Note and Consulting Agreement were amended as follows: (A) with respect to the Note, (i) the monthly redemption payment obligation was eliminated, (ii) the mandatory prepayment amount with respect to principal was increased from 120% to 127.5%, or $2,125,000, (iii) the mandatory default amount with respect to principal was increased from 125% to 132.5%, or $2,208,333.34; and (iv) the optional redemption amount with respect to principal was increased from 120% to 127.5%, or $2,125,000; and (B) with respect to the Consulting Agreement, an additional clause was added providing that the consultant shall receive on the date ending 180 days after the date a registration statement filed by the company registering the sale of the shares issuable thereunder is declared effective by the SEC, an additional number of shares of common stock if necessary such that the consultant shall have received a number of shares equal to $1,666,666.67 divided by the price per share of the common stock as of such date.

Critical Accounting Policies, Estimates and Assumptions

Our financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of the consolidated financial statements in conformity with GAAP requires our management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure or inclusion of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the period. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. We do not consider any of our estimates to be critical. We consider below as our critical accounting policies.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Costs associated with unevaluated properties are excluded from the full-cost pool until the Company has made a determination as to the existence of proved reserves. The Company reviews its unevaluated properties at the end of each quarter to determine whether the costs incurred should be transferred to the full-cost pool and thereby subject to amortization. Additionally, the Company assesses all properties classified as unevaluated properties on a quarterly basis for possible impairment. During any period in which these factors indicate impairment, the cumulative drilling costs incurred to date for such properties are transferred to the full-cost pool and are then subject to depletion and the full-cost ceiling test limitation.

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Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting period, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to Staff Accounting Bulletin (“SAB”) 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Joint Interest Activities

Certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

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Accounting for Asset Retirement Obligation

The Company follows the provisions of ASC Topic 410, “Asset Retirement and Environmental Obligations” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard requires that the Company recognize the fair value of a liability for an asset retirement obligation (“ARO”) in the period in which it is incurred. The ARO is capitalized as part of the carrying value of the assets to which it is associated, and depreciated over the useful life of the asset. The ARO and the related asset retirement cost are recorded when an asset is first drilled, constructed or purchased. The asset retirement cost is determined and discounted to present value using a credit-adjusted risk-free rate over the economic life of the oil and gas properties. After initial recording, the liability is periodically adjusted to reflect (1) new liabilities incurred, (2) liabilities settled during the period, (3) accretion expense, and (4) revision to estimated future cash flow requirements resulting from changes in the estimated future costs or the estimated economic useful lives of the oil and gas properties. Subsequent adjustments in the cost estimate are reflected in the ARO liability and the amounts continue to be amortized over the useful life of the related long-lived assets.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

● Step 1: Identify the contract with the customer

● Step 2: Identify the performance obligations in the contract

● Step 3: Determine the transaction price

● Step 4: Allocate the transaction price to the performance obligations in the contract

● Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

● Variable consideration

● Constraining estimates of variable consideration

● The existence of a significant financing component in the contract

● Noncash consideration

● Consideration payable to a customer

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Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfil a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

All revenue is recorded at a point in time.

In continuing operations, the Company only recognizes revenue from one source, oil and gas production and services.

The Company recognizes revenue for their proportionate share of revenue when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer; and (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month.

MANAGEMENT

The table below sets forth certain information concerning our executive officers and directors, including their names, ages, and positions with us. Our executive officers are chosen by our Board and hold their respective offices until their resignation or earlier removal by the Board.

Our Bylaws, as amended, provide for a classified Board, with the Board divided into four classes, with each class consisting as nearly as possible of one fourth of the number of directors constituting the full Board. Subject to the rights of holders of any series of preferred stock, each director shall serve for a term ending on the fourth annual meeting of stockholders following the annual meeting at which such director was elected. The initial terms of each class of directors are as follows: (i) Class A shall serve for a term expiring at the Company’s first annual stockholder’s meeting after the effectiveness of the Bylaws (August 15, 2022), (ii) Class B shall serve for a term expiring at the second stockholder’s meeting after August 15, 2023, (iii) Class C shall serve for a term expiring at the third stockholder’s meeting after August 15, 2024, and (iv) Class D shall serve for a term expiring at the third stockholder’s meeting after August 15, 2025.

Name	Age	Position	Board Class
Randy May	59	Chief Executive Officer and Chairman of the Board	Class D
Jay Puchir	47	Chief Financial Officer	N/A
Danny Hames	64	Director	Class C
James Cahill	65	Director	Class B
Greg Landis	61	Director	Class A
Alisa Horgan	30	Director	Class D

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The following information pertains to the members of our Board and executive officers, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills:

Randy S. May. Mr. May has served as Chief Executive Officer since July 2023 and as Executive Chairman since July 2022. He has served as Chairman of the Ecoark Board since April 11, 2016 and served as Chief Executive Officer of Ecoark from April 13, 2016 through March 28, 2017, and then again from September 21, 2017, to the present. Mr. May has also served as the Executive Chairman of the Board of Directors of Agora, an approximately 89% owned subsidiary of the Company, since September 2021. Mr. May is a 25-year retail and supply-chain veteran with experience in marketing, operational and executive roles. Prior to joining the Company, Mr. May held a number of roles with WalMart Stores, Inc. (“Walmart”). From 1998 to 2004, Mr. May served as Divisional Manager for half the United States for one of Walmart’s specialty divisions, where he was responsible for all aspects of strategic planning, finance, and operations for more than 1,800 stores. Mr. May’s qualifications and background that qualify him to serve on the Board include his strong managerial and leadership experience, his extensive knowledge of strategic planning, finance and operations, as well his ability to guide the Company. Based upon his business experience, Mr. Puchir is qualified to serve as a director.

Jay Puchir. Mr. Puchir has served as the Chief Financial Officer of the Company since July 2023. Prior to that, he served as Chief Executive Officer of the Company from July 2022 to July 2023. He has served as Chief Financial Officer of Ecoark since April 12, 2022 and Treasurer of Ecoark since October 22, 2020. Mr. Puchir has served as co-manager of White River Private Capital Management LLC since November 2022 and has served as its sole manager since July 2023. Mr. Puchir also served as the Chief Executive Officer and President of Banner Midstream Corp., a former Ecoark subsidiary, from its formation in April 2018 to September 2022. He previously was Chief Financial Officer of Agora Digital Holdings, Inc., a majority owned subsidiary of Ecoark, from September 2021 to April 2022. Mr. Puchir served in various roles with Ecoark as an executive at the Company including Director of Finance from December 2016 to March 2017, Chief Executive Officer from March 2017 to October 2017, Chief Financial Officer from October 2017 to May 2018 and Chief Accounting Officer from March 2020 to October 2020. He served as Chief Executive Officer of Banner Energy Services Corp. from November 2019 to August 2020 and as Chairman from February 2020 to August 2020. Mr. Puchir is a licensed Certified Public Accountant in the State of South Carolina.

Danny Hames. Mr. Hames has served as a director of the Company since July 2022. He also served as President and Chief Executive Officer of SemahTronix, LLC, a wiring harness assembly business, from April 2017 to September 2021 when he retired. Based upon his business experience, Mr. Hames is qualified to serve as a director.

James Cahill. Mr. Cahill has served as a director of the Company since July 2022. Since September 2002, Mr. Cahill has been a restaurant owner and manager for various restaurants in New York. Based upon his business experience, Mr. Cahill is qualified to serve as a director.

Greg Landis. Mr. Landis has served as a director of the Company since July 2022. Since 2011, Mr. Landis has served as the President of Landis & Associates PLLC, an accounting firm based in Northwest Arkansas. Mr. Landis is a certified public accountant. Based upon his business experience and accounting experience, Mr. Landis is qualified to serve as a director.

Alisa Horgan. Ms. Horgan has served as a director of the Company since July 2022 and as Chief Administrative Officer since December 2, 2022. From May 2018 through July 2022, Ms. Horgan was a real estate broker. From July 2017 through May 2018, Ms. Horgan served as the President of Vetritionals. Based upon her business experience, Ms. Horgan is qualified to serve as a director.

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CORPORATE GOVERNANCE

Appointment of Officers

Each executive officer serves at the discretion of our Board and holds office until his successor is duly elected and qualified or until his earlier resignation or removal.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics which applies to all of our employees, officers and directors (the “Code of Ethics”). The full text of our Code of Ethics has been filed as Exhibit 14.1 to our Annual Report on Form 10-K for FY 2023. We intend to disclose any amendments to our Code of Ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.

Board of Directors

Our business and affairs are managed under the direction of our Board. We currently have five directors.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Danny Hames, Greg Landis and James Cahill do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described above.

Family Relationships

Alisa Horgan, a director of the Company, is the daughter of Randy S. May, Chief Executive Officer and Chairman of the Board, and wife of Richard Horgan, current Vice President of M&A, former Chief Executive Officer and former director.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time-to-time.

Audit Committee

Our Audit Committee is comprised of Danny Hames, Greg Landis and James Cahill. Greg Landis is the Chairman of our Audit Committee and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. In addition, our Board has determined that Mr. Landis is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose on him any duties, obligations, or liabilities that are greater than are generally imposed on members of our audit and compliance committee and our Board. Each member of our Audit Committee is financially literate. Our Audit Committee is directly responsible for, among other things:

●	selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

●	ensuring the independence of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

●	considering the adequacy of our internal controls and internal audit function;

●	inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks;

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●	reviewing and overseeing our policies related to compliance risks;

●	reviewing related party transactions that are material or otherwise implicate disclosure requirements; and

●	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our Compensation Committee is comprised of Danny Hames, Greg Landis and James Cahill. James Cahill is the Chairman of our Compensation Committee. The composition of our compensation committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of this Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving, or recommending that our Board approve, the compensation and the terms of any compensatory agreements of our executive officers;

●	reviewing and recommending to our Board the compensation of our directors;

●	administering our stock and equity incentive plans;

●	reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

●	establishing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Danny Hames, Greg Landis and James Cahill. Danny Hames is the Chairman of our Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying and recommending candidates for membership on our Board;

●	recommending directors to serve on Board committees;

●	reviewing and recommending our corporate governance guidelines and policies;

●	reviewing succession plans for senior management positions, including the Chief Executive Officer;

●	reviewing proposed waivers of the Code of Business Conduct and Ethics for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the Board);

●	evaluating, and overseeing the process of evaluating, the performance of our Board and individual directors; and

●	advising our Board on corporate governance matters.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation paid, earned or accrued during FY 2023 and FY 2022 with respect to: (i) all individuals who served as the Company’s principal executive officer during FY 2023; (ii) the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as an executive officer of the Company as of March 31, 2023 and whose compensation exceeded $100,000; and (iii) up to two additional individuals for whom disclosure would have been provided under (ii) above but for the fact that the individual was not serving as an executive officer of the Company at March 31, 2023 and whose compensation exceeded $100,000 (the “Named Executive Officers”). In FY 2022, White River Holdings did not compensate Messrs. Puchir and May directly.

Name and Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Jay Puchir (2)	2023	224,847	346,306	232,764	803,917
Former Chief Executive Officer, Chief Financial Officer	2022	—	—	—	—

Randy May (3)	2023	246,235	346,306	232,764	825,305
Chief Executive Officer and Executive Chairman	2022	—	—	—	—

Richard Horgan (4)	2023	61,290	177,691	—	238,981
Vice President of M&A;
Former Chief Executive Officer	2022	73,500	—	—	—

(1)	Represents the fair market value of RSUs granted in December 2022, calculated in accordance with the Financial Accounting Standards Board (“FASB”) ASC Topic 718 and SEC rules. Pursuant to SEC rules, the amounts shown disregard the impact of potential forfeitures related to service-based vesting conditions. Does not reflect the shares of restricted stock which were issued and subsequently exchanged for RSUs on December 1, 2022.
(2)	Mr. Puchir served as the Company’s Chief Executive Officer from July 2022 when he was appointed connection with our acquisition of White River Holdings until July 2023 when he was replaced in such role by Mr. May. The amount in All Other Compensation consists of the value of the vested ORRI related to wells either owned or operated by the Company pursuant to the Employment Agreement.
(3)	Mr. May was appointed as the Company’s Executive Chairman effective July 26, 2022 in connection with our acquisition of White River Holdings, and was subsequently appointed Chief Executive Officer effective July 2023. The amount in All Other Compensation consists of the value of the vested ORRI related to wells either owned or operated by the Company pursuant to the Employment Agreement.
(4)	Mr. Horgan is our former Chief Executive Officer. He resigned from that role on July 26, 2022, at which time he was also appointed our Vice President of M&A.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unvested RSUs that were granted to Named Executive Officers under an equity incentive plan and were outstanding as of March 31, 2023.

Name and Position	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (1) (3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (2) (3)
Jay Puchir	2,500,000	$2,500,000	2,500,000	$2,500,000

Randy May	2,500,000	$2,500,000	2,500,000	$2,500,000

Richard Horgan	2,000,000	$2,000,000	-	-

(1) Represents unvested RSUs granted under the Company’s 2022 Equity Incentive Plan which is described under “Equity Compensation Plan Information” below. With respect to each of Messrs. Puchir and May, the RSUs reflected in the column vest in five equal annual increments over a five-year period with the first vesting date on December 1, 2023. With respect to Mr. Horgan, the RSUs vest in 10 equal annual increments over a 10-year period, with the first vesting date on December 1, 2023. The Executive Employment Agreements are described in more detail under “Agreements with Executive Officers and Key Employees” below.

(2) For each recipient, represents unvested RSUs granted under the Company’s 2022 Equity Incentive Plan, which are subject to the following performance-based vesting conditions: (A) 500,000 shares shall vest as soon as the Company reports an average of at least 1,000 gross barrels of oil production per day (“BOPD”) in a completed quarter via a Form 10-Q or 10-K report; (B) 500,000 shares shall vest as soon as the Company reports an average of at least 2,000 BOPD in a completed quarter via a Form 10-Q or 10-K report; (C) 500,000 shares shall vest as soon as the Company reports an average of at least 3,000 BOPD in a completed quarter via a Form 10-Q or 10-K report’ (D) 500,000 shares shall vest as soon as the Company reports an average of at least 4,000 BOPD in a completed quarter via a Form 10-Q or 10-K report; (E) 500,000 shares shall vest as soon as the Company reports an average of at least 5,000 BOPD in a completed quarter via a Form 10-Q or 10-K report.

(3) The market value of the unvested RSUs is calculated by multiplying the number of shares of common stock underlying the RSUs by $1.00, which was the closing market price of our common stock on March 31, 2023.

Agreements with Executive Officers and Key Employees

The Company’s Board approved five-year Executive Employment Agreements (the “Agreements”) pursuant to which our executive officers are entitled to the following compensation and other rights. These executive officers received grants of restricted stock in July 2022 which were cancelled and replaced on December 2, 2022 by RSUs with identical economic terms: For clarity, we only refer to the RSUs.

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Randy May, our Chief Executive Officer, is receiving an annual base salary of $400,000, and was granted 5,000,000 RSUs with half of the RSUs vesting annually over a five-year period and the remainder vesting based on performance metrics set forth in the Agreement. Under his Agreement, Mr. May was also granted the following rights related to the Company’s oil and gas operations:

(A) an ORRI to be held in perpetuity from either the Company or its subsidiaries equal to 5% in any and all successfully drilled and completed oil and/or gas wells during the term of his employment.

(B) a 15% participation right in the funding and ownership interest in any drilling or participation by the Company or any subsidiary in the drilling by the Company or a third party of an oil and gas well other than the Fund (a “Participation Right”).

Jay Puchir, our Chief Financial Officer, is receiving an annual base salary of $350,000 and was granted 5,000,000 shares of RSUs with half of the RSUs vesting annually over a five-year period and the remainder vesting based on performance metrics set forth in the Agreement. Under his Agreement, Mr. Puchir was also granted the following rights related to the Company’s oil and gas operations:

(A) a 5% ORRI during the term of his employment.

(B) a 10% Participation Right otherwise identical to Mr. May’s.

Alisa Horgan, our Chief Administrative Officer and a member of our Board and Mr. May’s daughter, is receiving an annual base salary of $180,000, and was granted 2,000,000 shares of RSUs with the RSUs vesting annually over a 10-year period.

Her husband, Richard Horgan, Senior Vice President of M&A and our former Chief Executive Officer, is receiving an annual base salary of $200,000, and was granted 2,000,000 shares of RSUs with the RSUs vesting annually over a 10-year period.

Colin Cosgrove and Zackery Holley, our new securities sales executives, each entered into five-year Agreements with the Company effective May 2023.

Mr. Cosgrove, as Chief Executive Officer of the Manager, receives a monthly base salary of $85,000 which for the first two years operates as a draw against commissions. This means that if commissions for a given month are less than the draw, Mr. Cosgrove receives no commissions; if the commissions are higher than the draw in a given month, Mr. Cosgrove will receive the difference within five business days. After the first two years he will receive both his monthly base salary and monthly commissions, regardless of whether the commissions are more or less than the salary. The commissions will be paid by the Company’s broker-dealer subsidiary if it receives FINRA approval or another registered broker-dealer that sells Fund units. Because it is possible either FINRA will not approve the broker-dealer acquisition, or an external broker-dealer will not agree to sell Fund units while the broker-dealer acquisition is pending or at all, there is a risk that Mr. Cosgrove may not be paid the commissions. See the Risk Factor at page 4 of this Prospectus.

Mr. Holley, as Executive Vice President of the Manager, receives a monthly base salary of $65,000 which for the first two years operates as a draw against commissions. The information in the above paragraph is also applicable to Mr. Holley, except for the amount of base salary.

Each of Messrs. Cosgrove and Holley are eligible for quarterly bonuses as determined by Mr. Puchir and Mr. May. Each of Messrs. Cosgrove and Holley received a grant of 2,500,000 RSUs with 850,000 vested, 200,000 vesting each May for four years and the balance of 850,000 RSUs vesting in May 2028, subject in all cases to continued employment on each applicable vesting date. Messrs. Cosgrove and Holly each have 10% participation rights in future wells drilled by the Company except for the Fund, which rights apply to future investment partnerships the Company sponsors.

Each of the above Agreements are also subject to the following severance provisions:

In the event of termination by the Company without “cause” or resignation by the officer for “good reason,” each person is entitled to receive 2.99 years’ base salary, immediate vesting of unvested equity awards and continued benefits for six months.

In case of termination or adverse change in title upon a change of control, each person is entitled to receive 2.99 years’ base salary, immediate vesting of unvested equity awards, continued benefits for 18 months and 100% of the existing target bonus, if any, for that fiscal year when the change of control occurs. In such event, Messrs. Cosgrove and Holley are also entitled to earned commissions under their Agreements.

Generally, “change of control” is defined in the Agreements to include a transfer of 50% of the voting securities or interests of the Company or a key subsidiary (as defined in the Internal Revenue Code and Treasury Regulations thereunder), including through a merger or asset purchase, a change in the majority of the Board in a two-year period, or a liquidation or dissolution by the Company. The definition of change of control is subject to certain exceptions and limitations as more particularly set forth in the Agreements.

Generally, “good reason” is defined as a material diminution in the person’s authority, duties or responsibilities due to no fault of his or her own (unless he or she has agreed to such diminution); any other action or inaction that constitutes a material breach by the Company under the Agreement; or a relocation of the principal place of employment to a location outside the location specified in the Agreements.

Generally, “cause” is defined as a felony conviction or plea related to the business of the Company; gross negligence or intentional misconduct in carrying our his or her duties resulting in material harm to the Company; misappropriation of Company funds or otherwise defrauding the Company; breach of fiduciary duty to the Company; material breach of any agreement with the Company without timely cure; breach of certain restrictive covenants set forth in the Agreement; a federal injunction enjoining the person from violating federal securities laws; a cease and desist order or other order issued by the SEC; refusal to carry out a resolution adopted by the Company’s Board after a reasonable opportunity to dispute such resolution; or alcohol or drug abuse in a manner that interferes with the successful performance of his or her duties.

Further, upon the person’s death or disability, as defined, during the person’s term of employment, the person’s estate or the person, as applicable, becomes entitled to, among other things, a $500,000 lump-sum payment and full vesting of all outstanding equity grants made to the person. However, for Messrs. Cosgrove and Holley, the lump sum amount is $100,000 rather than $500,000.

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In the event a person’s employment is terminated at the end of the term upon the notice of non-renewal and the person remains employed until the end of the term, the person will be entitled to receive six months’ base salary and continued benefits for six months and all equity awards will vest.

Under the terms of the Agreements, the executive officers are subject to non-competition and non-solicitation covenants during the term of their employment and during one year following termination of employment with the Company. The Agreements also contain customary confidentiality and non-disparagement covenants.

Director Compensation

Our employees do not receive compensation for serving as members of our Board. Our non-employee directors receive compensation for their service as directors and members of committees of the Board, consisting of cash and equity awards, as more particularly described below under “Narrative Description of Director Compensation.” The following table sets forth the compensation paid, accrued or earned with respect to each non-employee director in FY 2023.

Name and Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Danny Hames	37,500	75,000	112,500

James Cahill	37,500	75,000	112,500

Greg Landis	37,500	75,000	112,500

(1) For each director, represents the grant date fair value calculated in accordance with FASB ASC Topic 718.

Narrative Description of Director Compensation

The Company agreed to the following compensation for each non-employee director:

(A) an annual grant of $100,000 in RSUs which will vest on the final business day of each quarter equal to one-fourth of the total stipend, or $25,000 per quarter, with the number of shares to be determined based on the volume weighted average price of the Company’s common stock as of each quarterly vesting and delivery of the underlying shares scheduled 10 days following each vesting.

(B) an annual cash fee of $50,000 which will vest on the final business day of each quarter equal to one-fourth of the total fee, or $12,500 per quarter (the “Cash Fees”).

The director compensation set forth above is subject to upward adjustment upon the successful uplisting of the Company’s common stock to a national securities exchange, whereupon the RSU grant will be increased to $200,000 per year and the Cash Fees will be increased to $100,000 per year. The existing directors also initially received restricted stock grants which were cancelled on December 1, 2022 in exchange for RSU grants.

Equity Compensation Plan Information

On December 2, 2022 the Board approved the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan enables the Company to provide stock-based incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company by motivating these persons to achieve long-term results and rewarding them for their achievements; to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-range success; and to promote the success of the Company’s business.

The following chart reflects the number of securities granted under equity compensation plans approved and not approved by stockholders and the weighted average exercise price for such plans as of March 31, 2023.

Name Of Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1)(2)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	17,425,000	-	7,575,000
Total	17,425,000		7,575,000

(1) Represents RSUs issued under the 2022 Plan. Does not include 5,000,000 RSUs issued after March 31, 2023 to two key executives who were hired to raise money for the Fund and future investment partnerships.

(2) As of the date of this Prospectus, 550,000 shares are available for future grant.

Material Terms of the 2022 Equity Incentive Plan

The following is a summary of the material terms of the 2022 Plan, which is qualified in its entirety by the full text of the 2022 Plan, a copy of which is filed as Exhibit 10.5 to the Registration Statement of which this Prospectus is a part.

Duration of the 2022 Plan

The 2022 Plan became effective upon approval by the Board and will remain in effect until December 2, 2032, unless terminated earlier by the Board.

Plan Administration

The 2022 Plan is administered by the Compensation Committee of the Board (the “Committee”) or, in the Board’s sole discretion, by the Board. The Committee will have the authority to, among other things, interpret the 2022 Plan, determine who will be granted awards under the 2022 Plan, determine the terms and conditions of each award, and take action as it determines to be necessary or advisable for the administration of the 2022 Plan.

Eligibility

The Committee may grant awards to any employee, consultant or director of the Company and its affiliates. However, only employees are eligible to receive Incentive Stock Options (“ISOs”) as defined by the Internal Revenue Code. If we do not obtain stockholder approval of the 2022 Plan by December 2, 2023, we will not be able to issue ISOs under the 2022 Plan.

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Shares Available for Awards; Limits on Awards

The 2022 Plan authorizes the issuance of up to 25,000,000 shares of the Company’s common stock. If any outstanding award expires or is cancelled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related, then the shares subject to such award will again become available for future grant under the 2022 Plan.

Types of Awards That May Be Granted

Subject to the limits in the 2022 Plan, the Committee has the authority to set the size and type of award and any vesting or performance conditions. The types of awards that may be granted under the 2022 Plan are: stock options (including both ISOs and non-qualified stock options), restricted stock, RSUs, and Stock Appreciation Rights (“SARs”).

Stock Options

A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO (if approved by our stockholders) or a non-qualified stock option. Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a 10% stockholder, 110% of the fair market value) of a share of common stock on the grant date.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount of cash or shares of common stock having a value equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the grant date. SARs may be granted alone or in tandem with an option granted under the 2022 Plan. SARs may be settled in cash or in common stock at the discretion of the Committee.

Restricted Stock

A restricted stock award is an award of actual shares of common stock which is subject to certain restrictions on sale for a period of time determined by the Committee. Restricted stock may be held by the Company or in escrow or delivered to the participant pending the release of the restrictions. Participants who receive restricted stock awards generally have the rights and privileges of stockholders regarding the shares of restricted stock during the restricted period, including the right to vote and the right to receive dividends, provided that any cash or stock dividends with respect to the restricted stock will be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld will be distributed to the participant in cash or, at the discretion of the Committee, in shares of common stock having a fair market value equal to the amount of such dividends upon the release of restrictions on such restricted stock, unless such restricted stock is forfeited.

Restricted Stock Units (RSUs)

An RSU is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which may be subject to certain restrictions for a period of time determined by the Committee. One feature of an RSU is that delivery of the underlying common stock is delayed until vesting or a later date. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Because no shares are outstanding, the participant does not have any rights as a stockholder. The Committee may grant RSUs with a deferral feature (deferred stock units or DSUs), which defers settlement of the RSU beyond the vesting date until a future payment date or event set out in the participant’s award agreement. The Committee has the discretion to credit RSUs or DSUs with dividend equivalents.

Adjustments Upon Changes in Stock

In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the 2022 Plan and any award agreements, the exercise price of options and SARs, the maximum number of shares of common stock subject to all awards and the maximum number of shares of common stock with respect to which any one person may be granted awards during any period will be equitably adjusted or substituted, as to the number, price or kind of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.

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Change of Control

In the event of a change of control, the vesting of all awards will fully accelerate and all outstanding options and SARs will become immediately exercisable only if the successor corporation refuses to assume or substitute for the outstanding awards. The change of control is defined as (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires stockholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Limitation on Awards

The exercise price of options or SARs granted under the 2022 Plan shall not be less than the fair market value of the underlying common stock at the time of grant. In the case of ISOs, the exercise price may not be less than 110% of the fair market value in the case of 10% stockholders. Options and SARs may not be exercisable for a period of more than 10 years after the date of grant, except that the exercise period of ISOs granted to 10% stockholders is limited to five years. The exercise price may be paid by check or wire transfer or, at the discretion of the Committee, by delivery of shares of our common stock having a fair market value equal, determined as provided for in the 2022 Plan or otherwise as approved by the Committee, as of the date of exercise to the cash exercise price, or a combination thereof.

Amendment or Termination of the 2022 Plan

The Board may amend or terminate the 2022 Plan at any time. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable laws or the rules of any stock exchange or quotation system on which the shares of common stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the 2022 Plan. Further, any amendment to the 2022 Plan that impairs the rights of participants who received outstanding grants under the 2022 Plan must be approved by such participants.

Amendment of Awards

The Committee may amend the terms of any one or more awards. However, the Committee may not amend an award that would impair a participant’s rights under the award without the participant’s written consent.

Forfeiture and Recoupment

Each award and the applicable participant’s rights, payments and benefits with respect to an award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of the participant’s: (i) breach of a duty of confidentiality, (ii) purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines, (iii) competing with the Company, (iv) soliciting Company personnel after employment is terminated, (v) failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the participant, (vi) being terminated for cause, (vii) violating of the Company’s insider trading policy, or (viii) engaging in other conduct that is disloyal or detrimental to the interests of the Company as determined by the Board.

Transfer of Awards

Except for ISOs, all awards are transferable subject to compliance with the securities laws and the 2022 Plan. ISOs are only transferable by will or by the laws of descent and distribution.

Insider Trading Policy

The Company has implemented an Insider Trading Policy applicable to its officers and directors and employees with access to material nonpublic information, as well as such persons’ family members, which generally prohibits such persons from conducting transactions involving the purchase or sale of the Company’s securities during a blackout period. For this purpose, the term “blackout period” is defined in the Policy as a quarterly period beginning on the 16th calendar day of the last month of each fiscal quarter, and ending one day following the date of public disclosure of the financial results for such fiscal quarter. In addition, under the Policy the Company may adjust the duration of a particular blackout period, or impose “event specific” blackout periods, including when there are nonpublic developments that would be considered material for insider trading law purposes. The Policy also strictly prohibits and trading on material nonpublic information, regardless of whether such a transaction occurs during a blackout period.

While the granting of options and other equity awards to officers, directors and other employees is not expressly addressed in the Insider Trading Policy described above, the Company follows the same principles set forth in such Policy when granting equity awards, including options, to its officers, directors and other employees with access to material nonpublic information. Generally the Board of Directors or Compensation Committee does not approve grants of such awards during a blackout period, and does not take material nonpublic information into account when determining the timing and terms of such an award. Further, the Company does not have a policy or practice of timing the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Under the Company’s Insider Trading Policy, all officers, directors and certain identified employees are prohibited from engaging in hedging transactions.

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MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Market Information

Our common stock issued is quoted on the OTCQB under the symbol “WRTV.” On June 30, 2023, the last reported sale price of our common stock on the OTCQB was $1.24.

We have applied to have our Warrants traded on the OTCQB under the symbol “WTRVW.” We were issued CUSIP #96448D 117 on January 23, 2023 for these warrants to be traded upon approval of our application by the OTCQB.

Stockholders

As of July 3, 2023, there were an estimated 136 holders of record of our common stock. A total of 852,643 shares of common stock are held in street name and are held by additional beneficial owners.

Dividends

We have never paid a cash dividend on our common stock since inception. The payment of dividends may be made at the discretion of our Board, and will depend upon, but not limited to, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. We intend to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

RELATED PARTY TRANSACTIONS

Set forth below is a brief description of the White River Holdings (and the Company’s since July 25, 2022) transactions since April 1, 2021 in excess of the lesser of $120,000 and one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, in which we or White River Holdings was a participant and in which any director or executive officer of the Company, any known 5% or greater stockholder of the Company or any immediate family member of any of the foregoing persons, had a direct or indirect material interest as defined in Item 404(a) of Regulation S-K. As permitted by the SEC rules, discussion of employment relationships or transactions involving the Company’s executive officers and directors, and compensation solely resulting from such employment relationships or transactions, or service as a director of the Company, as the case may be, has been omitted to the extent disclosed in the sections of this Prospectus titled “Executive Compensation”.

White River Holdings formed the Fund which will consist of private external general and limited partners consisting of retail accredited and institutional investors who have or will invest in the Fund in exchange for partnership interests therein. The Manager, our subsidiary, is the managing general partner of the Fund. The Fund is currently offering up to 2,000 units of partnership interest at a price per unit of $25,000 with a minimum investment of one unit. Mr. Puchir, our Chief Financial Officer is also serving as manager of the Manager. Proceeds of the Fund are intended to be used in drilling White River drilling projects whereby White River will receive a 25% promoted working interest and the Manager will receive a 10% carried working interest at the successful closure of the Fund and 1% annual management fee. White River has made a commitment to acquire the partnership interest of all investor partners in the Fund 42 months after the termination of the offering or no later than March 31, 2027 at the PV20 valuation generated by an independent valuation firm, subject to the cash availability of White River.

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White River Holdings historically relied upon advances from Ecoark which totaled $25,058,733 at March 31, 2022. The sum due at July 25, 2022 was contributed to our capital by Ecoark.

On October 13, 2022, White River Operating LLC, an indirect subsidiary of the Company, issued a $1,500,000 secured promissory note, which was used to purchase two workover rigs (total value of $1,800,000, where the Company paid a total of $300,000). The note bears interest at the lesser of (i) prime rate plus 7.50%; and (ii) the maximum rate permitted by applicable law, and payments consist of interest and principal in the amount of $25,000 per month through October 13, 2025 when the remaining balance of principal and interest is due. Randy May and Jay Puchir, our executive officers, executed and delivered guarantees in favor of the lender to secure this note. The Company repaid this note on December 6, 2022 because certain unaffiliated oil and gas interest owners declined to execute documents in favor of the lender.

As more particularly described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Convertible Note Financing” on page 61, pursuant to the SPA under which the Company sold the Note to the Purchaser, the Company, its direct and indirect subsidiaries, and Jay Puchir and Randy May, executive officers of the Company, entered into Guarantee Agreements with the Purchaser pursuant to which each subsidiary and Messrs. Puchir and May guaranteed to the Purchaser the payment of the Note issued under the SPA. In addition, Messrs. Puchir and May pledged the shares of common stock they hold or have the right to acquire in the anticipated distribution of the Company’s common stock by Ecoark as collateral to secure the Company’s obligations under the Note, and each individual also executed affidavits of confession and lock-up agreements to that effect. The affidavits of confession signed by Messrs. Puchir and May in connection with their Guarantees will permit the Purchaser to obtain a judgment against them personally upon the occurrence of an event of default without having to file a lawsuit.

In connection with the Company’s acquisition of White River Holdings from Ecoark in July 2022, the Company has voluntarily offered Ault certain participation rights in its oil and gas exploration and drilling ventures (“Participation Rights”) which are substantially similar to the rights Ecoark had given Ault. Specifically, under these Participation Rights if the Company determines to drill or participate in the drilling by a third party of an oil and gas well (an “O&G Venture”), the Company will offer Ault or a designee the right to participate in such O&G Venture by investing a percentage of the Company’s funding obligation of such O&G Venture. If the O&G Venture is successfully drilled, logged, and completed and is determined to be economically viable then Ault or its designee will receive its proportionate ownership through an assigned working interest in the division order which is supplied to the midstream carrier selected to purchase the well’s production. Ault exercised these Participation Rights and owed us approximately $3.25 million (as of March 22, 2023) from the exercise. The O&G Ventures to which the Participation Rights relate are disclosed under “Business-Key Developments” on page 51. The Company enters into Participation Agreements each time a Participation Right is exercised, a form of which is included as Exhibit 10.28 to the Registration Statement of which this Prospectus forms a part.

White River entered into an agreement with Ecoark and Ault, an Ault subsidiary, dated March 29, 2023, pursuant to which Ecoark agreed to pay to White River up to $3.25 million (the “Amounts”), and White River agreed to accept the Amounts as payment of Ault’s $3.25 million payable to White River from Ault’s exercise of Participation Rights in O&G Ventures as described above. As of June 15, 2023, Ecoark paid White River $1,840,000 under this agreement, and the balance of Amounts which White River was owed with respect to the Participation Rights is $1,410,000 as of June 15, 2023. However, due to Ault Energy’s failure to make timely payments of the full amounts, the Company has concluded that Ault Energy’s participation rights are no longer enforceable except for amounts previously paid and for which all other obligations of Ault Energy have been satisfied. The Company is under no obligation to offer Ault Energy participation rights in the future, although it may do so voluntarily.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the date of this Prospectus for:

●	each of our directors;
●	each of our executive officers;
●	all of our current directors and executive officers as a group; and
●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

For the pre-Offering columns, we have based our calculations of the percentage of beneficial ownership on 10,333,800 shares of our common stock outstanding as of June 30, 2023. For the post-Offering columns, the calculations are based on 10,333,800 shares outstanding as of June 30, 2023, plus the Spin-Off Shares and the shares of common stock issuable upon conversion of the Series C, subject to beneficial ownership limitations, for an estimated post-Offering amount of 55,875,352 shares of common stock outstanding. This amount does not give effect to any exercises of the Warrants. We have deemed shares of our common stock subject to warrants that are currently exercisable within 60 days of the date of this Prospectus to be outstanding and to be beneficially owned by the person holding the warrants for the purpose of computing the percentage ownership of that person. Unless otherwise indicated, the principal business address for each of the individuals and entities listed below is our offices Arkansas. These amounts give effect to the Spin-Off and our PIPE Offering to which this Prospectus relates assuming the $1.00 price is used.

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The information provided in the table is based on our records, and information provided to us, except where otherwise noted. It does not give effect to the RSUs, as no underlying common stock will be deliverable within 60-days of the date of this Prospectus. The post offering percentages give effect to the receipt of Spin-Off Shares to the extent disclosed in the notes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included*	Pre-Offering Percentage of Common Stock Beneficially Owned	Post-Offering Beneficial Ownership Of Common Stock	Post-Offering Percentage
Randy May(1)	1,587,063	15.4%	2,293,142	4.1%
Jay Puchir(2)	1,487,063	14.4%	2,203,264	3.9%
Richard Horgan (3)	1,587,063	15.4%	1,587,063	2.8%
Danny Hames(4)	55,711	*	55,711	*
James Cahill(5)	55,711	*	55,711	*
Greg Landis(6)	55,711	*	55,711	*
Alisa Horgan(7)	—	*	—	*
All officers and directors as a group (7 persons)	3,241,259	31.4%	4,496,406	8.0%

5% or more Stockholders
May Family Foundation(8)	1,587,063	15.4%	1,587,063	2.8%
Atikin Investments LLC(9)	687,063	6.6%	1,396,959	2.5%
Overcoming the Odds Foundation (10)	800,000	7.7%	800,000	1.4%
Nepsis, Inc. (11)	—	—	3,768,028	6.7%

*	Less than 1%.
(1)	May. Mr. May is our Chief Executive Officer and Chairman of the Board. Represents shares held by The May Family Foundation, which Mr. May may be deemed to beneficially own as his niece is a control person of that entity. See footnote (8) below. Post-offering amount includes 706,079 Spin-Off Shares.
(2)	Puchir. Mr. Puchir is our Chief Financial Officer. Represents shares of common stock held by Atikin Investments LLC and Overcoming the Odds Foundation, entities over which Mr. Puchir holds voting control. Post-offering amount includes 716,201 Spin-Off Shares, including 709,896 Spin-Off Shares distributable to Atikin Investments LLC.
(3)	Horgan. Mr. Horgan is our former Chairman of the Board and Chief Executive Officer.
(4)	Hames. Mr. Hames is a director of the Company.
(5)	Cahill. Mr. Cahill is a director of the Company.
(6)	Landis. Mr. Landis is a director of the Company.
(7)	Horgan. Ms. Horgan is a director of the Company. She disclaims any beneficial ownership in the common stock held by her husband, Richard Horgan.
(8)	May Family Foundation. Elizabeth Boyce is the managing member of the May Family Foundation and exercises voting and dispositive control over the securities.

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(9)	Atikin Investments LLC. Address is 5899 Preston Road #505, Frisco, Texas 75034. Atikin Investments LLC is controlled by Jay Puchir. Post-offering amount includes 709,896 Spin-Off Shares.
(10)	Overcoming the Odds Foundation. Overcoming the Odds Foundation is controlled by Jay Puchir.
(11)	Nepsis, Inc. Mark Pearson is the President and exercises voting and dispositive control over the securities. The address is 8674 Eagle Creek Circle, Minneapolis, MN 55378. Post-offering includes 3,768,028 Spin-Off Shares. Based solely on the information contained in a Schedule 13D/A filed with the SEC on January 20, 2023. Does not include the PIPE Shares to be issued or issuable upon conversion of the Series C or exercise of the Warrants purchased by in the PIPE Offering, which are subject to beneficial ownership limitations. See “Selling Stockholders.”

DESCRIPTION OF OUR SECURITIES

Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of the date of this Prospectus, 10,333,800 shares of our common stock and 1,200 shares of our Series A and 263.1126308 shares of Series C were issued and outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our Articles of Incorporation, as amended, our Bylaws, and the Certificates of Designation setting forth the terms of our authorized series of preferred stock, each of which are filed as an exhibit to the Registration Statement of which this Prospectus is a part, and to the applicable provisions of Nevada law, including Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Common stock

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. Our Articles of Incorporation do not provide for cumulative voting with respect to the election of directors. The directors are elected by a plurality of the votes cast at the election.

Dividend Rights

Subject to applicable law and to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

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Liquidation Rights

If the Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Other Rights and Preferences

The holders of the common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that the Board may designate and issue in the future.

Series A Preferred Stock

The Company has authorized 1,200 shares of Series A, of which 1,200 shares are outstanding. Subject to certain terms and conditions set forth in the Certificate of Designation of the Series A, the Series A will become convertible into 42,253,521 shares of the Company’s common stock (which does not include the up to 1,000 Fractional Shares which the Company separately agreed to issue in connection with the Spin-Off) upon such time as (A) the Company has filed a Registration Statement with the SEC and such Registration Statement has been declared effective, and (B) Ecoark elects to distribute shares of the Company’s common stock to the stockholders. The Series A has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends.

Series B Preferred Stock

The Company has a single authorized share of Series B Preferred Stock, of which no shares are outstanding. The single share of Series B, if issued, is entitled to vote with the Company’s common stock as a single class on any matter brought before the stockholders, and the Series B is entitled to a number of votes equal to the greater of (A) 100,000,000 votes, or (B) 50.1% of the Company’s voting power as of the applicable date of determination. Any outstanding Series B will be automatically cancelled upon the Company applying to have its common stock listed on a national securities exchange. The Series B does not come with any dividend rights, preemptive rights or liquidation rights. The Series B was established to ward off any hostile takeover and may be issued by our Board at any time.

Series C Preferred Stock

The Company is authorized to issue up to 1,000 shares of Series C, of which 263.1126308 shares are outstanding. The terms Series C are summarized under “The Private Placement.”

Warrants

The Warrants being offered by the Selling Stockholders hereunder were originally sold by the Company in the PIPE Offering. The terms of the Warrants are summarized under “The Private Placement.”

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Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our Board and management. Set forth below is a summary of certain of these provisions.

Classified Board of Directors

The Company’s Bylaws provide for a classified Board, with the Board divided into four classes, with each class consisting as nearly as possible of one fourth of the number of directors constituting the full Board. Subject to the rights of holders of any preferred stock, each director shall serve for a term ending on the fourth annual meeting of stockholders following the annual meeting at which such director was elected. The initial terms of each class of directors are as follows: (i) Class A shall serve for a term expiring at the Company’s first annual stockholder’s meeting after the effectiveness of the Bylaws (August 15, 2022), (ii) Class B shall serve for a term expiring at the second stockholder’s meeting after August 15, 2023, (iii) Class C shall serve for a term expiring at the third stockholder’s meeting after August 15, 2024, and (iv) Class D shall serve for a term expiring at the third stockholder’s meeting after August 15, 2025.

“Blank Check” Preferred Stock

Under our Articles of Incorporation the Board may authorize the issuance of one or more series of preferred stock with such rights, preferences and limitations as the Board may determine, including voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

Potential Series B Issuance

As described above, the Series B, if issued, entitles the holder to a number of votes equal to the greater of (A) 100,000,000 votes, or (B) 50.1% of the Company’s voting power as of the applicable date of determination. Any outstanding Series B will be automatically cancelled upon the Company applying to have its common stock listed on a national securities exchange. The Board authorized the Series B because the Company is not subject to Section 13 of the Exchange Act, so the protections and disclosure provided by Section 13(d) and the rules and regulations promulgated thereunder do not apply to the Company, and the Series B is intended to enable the Board to act quickly to react to any potential hostile takeover. The auto-cancellation provision was included because the super-voting rights contained in the Series B would violate the rules of a prospective national securities exchange.

Advance Notice of Stockholder’s Proposals

Our Bylaws contain advance notice requirements for stockholder proposals wherein stockholders seeking to propose a matter for consideration at an annual meeting must deliver detailed notice to us no earlier than the 120th calendar day, nor later than the 90th calendar day, prior to the anniversary date of the immediately preceding annual meeting, or if the current year’s meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, such notice must be received no later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made.

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Special Meeting Limitations

Under our Bylaws, special meetings of the stockholders may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) the President, and shall be called upon a written request signed by a majority of members of the Board.

Jurisdiction and Venue

Section 7(a) of our Articles of Incorporation provides that lawsuits involving the Company and its internal affairs, including derivative actions brought on behalf of the Company by its stockholders under state corporate law, be governed by the laws of Nevada and providing that resulting proceedings be heard exclusively in state courts located within Nevada, which may make actions against or on behalf of the Company more difficult to litigate by stockholders. Similarly, Section 7(b) of our Articles of Incorporation provide the United States federal courts with exclusive jurisdiction over claims brought under the Securities Act. The effect of this provision is that an action under the Securities Act with respect to the Company may only be brought in the federal courts, whereas absent such provision the federal and state courts would otherwise have concurrent jurisdiction over such a matter. Further, Section 7(c) provides for the United States District Court for the District of Nevada as the exclusive venue for any cause of action under either the Securities Act or the Exchange Act, meaning such federal court is the only court in which such a case may be brought and heard.

These provisions, together with provisions of Chapter 78 of the NRS, could have the effect of delaying, deferring or preventing an attempted takeover or change of control of the Company, or making such an attempt more difficult. Additionally, while a Nevada court has upheld a similar provision, in most jurisdictions it remains unclear how a court would interpret and whether it would enforce some of these provisions, resulting in added uncertainty. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

These provisions, together with provisions of the NRS, could have the effect of delaying, deferring or preventing an attempted takeover or change of control of the Company, or making such an attempt more difficult. Additionally, in most jurisdictions it remains unclear how a court would interpret and whether it would enforce some of these provisions, resulting in added uncertainty. See the Risk Factor titled “Our articles of incorporation contain certain provisions which may result in difficulty in bringing stockholder actions against or on behalf of the Company or its affiliates” beginning on page 27 for more information. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and that there is uncertainty as to whether a state or federal court would enforce these charter provisions.

Transfer Agent and Registrar

Vstock Transfer, LLC, with an address of 18 Lafayette Place, Woodmere, New York 11598, will act as the transfer agent with respect to our common stock.

86

LEGAL MATTERS

The validity of the securities being offered by this Prospectus will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A.

EXPERTS

The financial statements for FY 2023 included in this Prospectus have been audited by MaloneBailey LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements for FY 2022 included in this Prospectus have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain estimates of our oil and gas reserves and the present values thereof related to our properties included elsewhere in this Prospectus were based upon reserve reports prepared by independent petroleum engineers Ryder Scott Company, L.P. We have included these estimates in reliance on the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus, which constitutes a part of the Registration Statement that we have filed with the SEC under the Securities Act, does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to us and the securities offered by this Prospectus, you should refer to the Registration Statement and the exhibits filed as part of that document. Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

We will be subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the Registration Statement, are publicly available through the SEC’s website at www.sec.gov. The information contained in, or that can be accessed through, our website is not part of this Prospectus.

87

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

White River Holdings Corp

Consolidated Financial Statements

88

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

White River Energy Corp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of White River Energy Corp and its subsidiaries (collectively, the “Company”) as of March 31, 2023, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2023.

Houston, Texas

June 29, 2023

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

White River Holdings Corp

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of White River Holdings Corp (the “Company”) as of March 31, 2022 and 2021, and the related consolidated statements of operations, stockholders deficit and cash flows for each of the two years in the period ended March 31, 2022 and 2021, and the related notes and schedule (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s Ability to Continue as a Going Concern

The accompanying combined consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and had an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The combined consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2020.

New York, NY
October 28, 2022, except for Note 1, as to which the date is March 8, 2023 and except for Note 9, as to which the date is May 5, 2023.

F-2

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2023 AND 2022

	MARCH 31,	MARCH 31,
	2023	2022

ASSETS
CURRENT ASSETS:

Cash (including $251,778 and $201,050 in restricted cash)	$827,790	$251,050
Accounts receivable, net of allowance for doubtful accounts	54,854	578,214
Accounts receivable - related parties	957,641	56,269
Receivable - Participation Agreement	1,440,598	-
Inventories - Crude Oil	16,821	107,026
Prepaid expenses and other current assets	334,264	318,771

Total current assets	3,631,968	1,311,330

NON-CURRENT ASSETS:
Property and equipment, net	3,251,432	596,464
Right of use asset - operating lease	100,644	243,494
Right of use asset - financing lease	175,139	-
Oil and gas properties, full cost-method	1,285,177	2,295,015
Unevaluated wells in progress	3,244,653	4,936,352
Other assets	630,531	14,760
Goodwill	-	2,100,374

Total non-current assets	8,687,576	10,186,459

TOTAL ASSETS	$12,319,544	$11,497,789

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$3,501,283	$799,100
Accrued liabilities	406,669	119,600
Due to Ecoark (*)	-	-
Cash overdraft	-	27,918
Derivative liabilities	10,483,371	-
Deferred drilling costs	317,350	-
Related party advances	1,182,250	-
Series C Preferred Stock	6,488,178	-
Convertible note payable, net of discount	972,831	-
Current portion of long-term debt	104,950	-
Current portion of lease liability - operating lease	108,117	155,263
Current portion of lease liability - financing lease	31,629	-

Total current liabilities	23,596,628	1,101,881

NON-CURRENT LIABILITIES
Lease liability - operating lease, net of current portion	2,119	110,235
Lease liability - financing lease, net of current portion	113,659	-
Long-term debt, net of current portion	208,046	-
Asset retirement obligations	1,463,931	1,303,751

Total non-current liabilities	1,787,755	1,413,986

Total Liabilities	25,384,383	2,515,867

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 5,000,000 shares authorized
Series A - 1,200 and 0 shares issued and outstanding (*)	1	1
Series B - no shares issued and outstanding	-	-
Series C - 205.8726308 and 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized and 10,166,667 and 0 shares issued and outstanding (*)	1,017	-
Additional paid in capital (*)	43,453,095	25,660,896
Accumulated deficit	(59,768,952)	(16,678,975)

Total White River Energy Corp stockholder’s equity (deficit)	(16,314,839)	8,981,922
Non-controlling interest	3,250,000	-

Total stockholders’ equity (deficit)	(13,064,839)	8,981,922

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,319,544	$11,497,789

(*)	On July 25, 2022, White River Holdings Corp (“Holdings”) acquired White River Energy Corp, then named Fortium Holdings Corp. (the “Company”) in a share exchange. White River Holding’s parent, Bitnile Metaverse, Inc (“Ecoark”) was issued 1,200 Series A convertible preferred stock (“Series A”) of the Company in exchange for the 60,000,000 common shares that were outstanding at the time of the share exchange. The Company has reflected this transaction retroactively in these audited financial statements. Since the amounts Due to Ecoark were exchanged in the issuance of the preferred shares, these have been reflected in additional paid in capital. The reclassification of amounts due to Ecoark as of March 31, 2022 that were reclassified to additional paid in capital were $25,058,733 and are deemed to have been permanently contributed by Ecoark.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

	2023	2022

REVENUES	$1,103,975	$5,046,559

COSTS AND EXPENSES
Lease operating expenses	770,133	1,412,093
Salaries and salaries related costs	6,012,156	2,027,255
Professional and consulting fees	3,205,896	324,739
Selling, general and administrative costs	6,314,683	3,993,193
Settlement expenses	2,071,917	-
Impairment - goodwill	8,018,217	-
Depreciation, amortization, impairment, depletion, and accretion	6,188,303	6,218,183

Total costs and expenses	32,581,305	13,975,443

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(31,477,330)	(8,928,884)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liabilities	2,745,309	2,954,109
Derivative expense	(12,304,724)	-
Amortization of debt discount - Convertible Note	(336,151)	-
Amortization of discount - Series C Preferred Stock	(1,341,362)	-
Loss on sale of fixed assets	-	(885,796)
Amortization of original issue discount of convertible note	(60,636)	-
Interest expense, net of interest income	(84,581)	(62,182)
Total other income (expense)	(11,382,145)	2,006,131

(LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(42,859,475)	(6,922,753)

DISCONTINUED OPERATIONS:
Loss from discontinued operations	(85,848)	-
Loss on disposal of discontinued operations	(144,654)	-
Total discontinued operations	(230,502)	-

(LOSS) INCOME FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(43,089,977)	(6,922,753)

PROVISION FOR INCOME TAXES	-	-

NET (LOSS) INCOME	$(43,089,977)	$(6,922,753)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	-

NET LOSS ATTRIBUTABLE TO WHITE RIVER ENERGY CORP	$(43,089,977)	$(6,922,753)

NET (LOSS) EARNINGS PER SHARE - BASIC
Continuing operations	$(4.82)	$-
Discontinued operations	(0.03)	-
NET (LOSS) EARNINGS PER SHARE	$(4.85)	$-

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC (*)	8,898,904	-

NET (LOSS) EARNINGS PER SHARE - DILUTED	$(4.85)	$-

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED (*)	8,898,904	-

(*)	Since the retroactive treatment is reflected and there were only Series A preferred shares issued in the exchange, no EPS for the prior periods are reflected. The 1,200 Series A convert into 42,253,521 common shares.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

	Series A Preferred Stock (*)		Common Stock (*)		Additional Paid-In	Accumulated	Non-controlling
	Shares	Amount	Shares	Amount	Capital (*)	Deficit	Interest	Total

Balance - March 31, 2021	1,200	$1	-	$-	$23,907,983	$(9,756,222)	$-	$14,151,762

Advances from Ecoark Holdings, Inc. to White River Holdings Corp, net	-	-	-	-	3,486,697	-	-	3,486,697
Cost allocations from Ecoark Holdings	-	-	-	-	(1,733,784)	-	-	(1,733,784)
Net loss for the year	-	-	-	-	-	(6,922,753)	-	(6,922,753)

Balance - March 31, 2022	1,200	1	-	-	25,660,896	(16,678,975)	-	8,981,922

Advances from Ecoark Holdings, Inc. to White River Holdings Corp, net	-	-	-	-	3,894,777	-	-	3,894,777
To reflect the reverse merger of White River Holdings Corp	-	-	8,400,000	840	5,963,160	-	-	5,964,000
To record contribution of capital by Ecoark Holdings, Inc.	-	-	-	-	3,000,000	-	-	3,000,000
Preferred shares issued in PIPE, net of classification as liability**	-	-	-	-	-	-	-	-
Common stock issued for services	-	-	1,766,667	177	1,766,490	-	-	1,766,667
Investments by limited partners in WR Fund	-	-	-	-	-	-	3,250,000	3,250,000
Stock-based compensation	-	-	-	-	3,167,772	-	-	3,167,772
Net loss for the year	-	-	-	-	-	(43,089,977)	-	(43,089,977)

Balance - March 31, 2023	1,200	$1	10,166,667	$1,017	$43,453,095	$(59,768,952)	$3,250,000	$(13,064,839)

*	On July 25, 2022, White River Holdings Corp acquired the Company in a share exchange. White River Holding’s parent, Ecoark was issued 1,200 Series A preferred stock of the Company in exchange for the 60,000,000 common shares that were outstanding at the time of the share exchange. The Company has reflected this transaction retroactively in these audited financial statements along with amounts due to Ecoark. that were exchanged for the Series A preferred stock. The reclassification to additional paid in capital were $28,953,510 and $25,058,733 as of July 25, 2022 and March 31, 2022, respectively, and are deemed to have been permanently contributed by Ecoark.

**	The entire value of the 205.8726308 Series C Preferred shares is reflected as a liability and thus not included herein.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2023 AND 2022

	2023	2022

CASH FLOW FROM OPERATING ACTIVITIES FROM OPERATIONS
Net loss	$(43,089,977)	$(6,922,753)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Home office allocation	-	(1,733,784)
Depreciation, amortization, depletion, accretion and impairment	6,188,303	6,218,182
Impairment - goodwill	8,018,217	-
Share-based compensation	3,167,772	120,675
Bad debt	650,562	-
Fees paid in termination of note payable	65,065	-
Loss on disposal of Norr and Elysian	144,654	-
(Gain) on disposal of fixed assets	-	681,808
Change in fair value of derivative liability	(2,745,309)	-
Common stock issued for services	1,766,667	-
Derivative expense	12,304,724	-
Amortization of discounts - convertible notes	396,786	-
Expenses incurred on convertible note	15,000	-
Amortization of discount - Series C Preferred Stock	1,341,362	-
Changes in assets and liabilities
Accounts receivable	(127,202)	159,983
Accounts receivable - related parties	(901,372)	56,269
Receivable - Participation Agreement	(1,440,598)	-
Inventory	90,205	4,456
Prepaid expenses and other assets	(651,578)	(4,874)
Amortization of right of use asset - operating leases	142,850	118,773
Amortization of right of use asset - financing leases	14,566	-
Deferred drilling costs	317,350
Contribution from Ecoark Holdings, Inc.	3,894,777	3,366,022
Operating lease liability	(155,262)	(128,001)
Accrued payable and accrued liabilities	2,989,252	(2,412,275)
Total adjustments	35,486,791	6,447,234
Net cash used in operating activities of continuing operations	(7,603,186)	(475,519)
Net cash used in discontinued operations	(79,438)	-
Net cash used in operating activities	(7,682,624)	(475,519)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of oil and gas properties, net of asset retirement obligations	(4,126,005)	(303,500)
Advances on note receivable	(200,000)	-
Payments received from note receivable	200,000	-
Proceeds from the sale of fixed assets	-	5,032
Proceeds from the sale of oil and gas properties	999,999	906,274
Purchase of fixed assets	(988,753)	(22,032)
Net cash (used in) provided by investing activities	(4,114,759)	585,774

CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease) in cash overdraft	(27,918)	(109,618)
Repayments of advances from related parties	(542,750)	-
Advances from related parties	1,725,000	-
Proceeds from purchases of limited partnership interests	3,250,000	-
Proceeds from Series C Preferred Stock, net	5,146,816	-
Proceeds from convertible note	1,485,000	-
Repayment of long-term debt and note payable	(1,617,608)	-
Payment of finance lease liability	(44,417)	-
Proceeds from Ecoark Holdings in acquisition of White River	3,000,000	-
Net cash provided by (used in) financing activities	12,374,123	(109,618)

NET INCREASE IN CASH AND RESTRICTED CASH	576,740	637

CASH AND RESTRCITED CASH - BEGINNING OF YEAR	251,050	250,413

CASH AND RESTRICTED CASH - END OF YEAR	$827,790	$251,050

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense	$29,719	$-
Cash paid for income taxes	$-	$-

SUMMARY OF NON-CASH ACTIVITIES:

Net assets acquired from Fortium Holdings Corp.	$46,157	$-
Bifurcation of derivative liability from convertible note	$923,956	$-
ROU asset acquired for lease liability - financing leases	$189,705	$-
Fixed assets acquired for notes payable and long-term debt	$1,865,539	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms “we,” “us,” “our,” and the “Company” refer to White River Energy Corp.

On September 19, 2022, the Company changed its name from Fortium Holdings Corp. to White River Energy Corp. On September 28, 2022, the Board of Directors and holders of the majority outstanding voting power approved the changing of the fiscal year of the Company from December 31 to March 31, and approved increasing the authorized capital to 505,000,000 shares consisting of 500,000,000 shares of common stock (from 200,000,000) and 5,000,000 shares of preferred stock. The Company filed a Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State on September 29, 2022, and the changes became effective upon filing.

The Company executed a Share Exchange Agreement (the “Exchange Agreement”) on July 25, 2022 and pursuant to the Exchange Agreement that day acquired 100% of the outstanding shares of capital stock of White River Holdings Corp, a Delaware corporation (“Holdings”) from BitNile Metaverse, Inc. (formerly Ecoark Holdings, Inc. (“Ecoark”)), Holding’s sole stockholder. In exchange the Company issued Ecoark 1,200 shares of the newly designated non-voting Series A Convertible Preferred Stock (the “Series A”). The Series A will become convertible into approximately 42,253,521 shares of the Company’s common stock upon such time as (A) the Company has filed a Form S-1, with the Securities and Exchange Commission (the “SEC”) and such Form S-1 has been declared effective, and (B) Ecoark elects to distribute shares of the Company’s common stock to Ecoark’s stockholders. The Company filed the Form S-1 in December 2022 (File No. 333-268707) and is currently in the process of addressing the comments from the SEC Staff. The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends; the Series A, however, does not have any of the voting rights of common stockholders. The transaction was accounted for as a share exchange, whereby Holdings is considered the accounting acquirer. Since the share exchange occurred with a non-shell public company, the transaction included the purchase of the non-controlling interest of Fortium Holdings Corp. Except as expressly indicated in these footnotes to the contrary or where the context clearly dictates otherwise, references to “Fortium Holdings Corp.” refers to the predecessor of the Company before the Holdings share exchange was effected in July 2022.

Holdings has operations in oil and gas, including exploration, production and drilling operations on over 30,000 cumulative acres of active mineral leases Louisiana, and Mississippi.

Pursuant to the Exchange Agreement Mr. Randy May, Ecoark’s Chief Executive Officer, was appointed as Executive Chairman and as a director of the Company, and Mr. Jay Puchir, Ecoark’s Chief Financial Officer, was appointed as Chief Executive Officer and Principal Financial Officer of the Company. Effective July 28, 2022, the number of directors of the Company was fixed at five, and Danny Hames, James Cahill, Greg Landis, and Alisa Horgan were appointed as directors. Alisa Horgan is the daughter of Randy May, and wife of Richard Horgan, who was the Company’s Chief Executive Officer and sole director until after the closing of the Holdings acquisition.

On July 29, 2022, the Company filed a Certificate of Designation with the Nevada Secretary of State designating a new series of preferred stock as Series B Preferred Stock (the “Series B”). The single authorized share of Series B is entitled to vote with the Company’s common stock as a single class on any matter brought before the stockholders, and the Series B is entitled to a number of votes equal to the greater of (A) 100,000,000 votes, or (B) 50.1% of the Company’s voting power as of the applicable date of determination. Any outstanding Series B will be automatically cancelled upon the Company applying to have its common stock listed on a national securities exchange. As of the date of this Report, the Series B is unissued. The Series B is intended to enable the Board of Directors to act quickly to react to any potential hostile takeover. The auto-cancellation provision was included because the super-voting rights contained in the Series B would violate the rules of a prospective national securities exchange.

F-7

On October 25, 2022, the Company filed a Certificate of Designation of the Rights, Preferences and Limitations (the “Series C Certificate of Designation”) of Series C Convertible Preferred Stock (the “Series C”) with the Nevada Secretary of State. The Series C Certificate of Designation provides for the issuance of up to 1,000 shares of Series C. From October 25, 2022 through March 31, 2023, the Company sold 205.8726308 Units for $5,146,816. In April 2023, the Company sold 45.64 Units for $1,141,000, with each Unit comprised of one share of Series C and one Warrant to purchase 200% of the shares of common stock underlying such share of Series C (the “Units”) at a purchase price of $25,000 per Unit. In addition, the Company sold another 11.6 units ($290,000) to investors, for which the deposit has not been made yet. The Warrants may be separately sold by the holders rather than exercised into shares of common stock, and the Company has submitted an application for the Warrants to be traded on the OTCQB under their own unique ticker symbol.

On March 18, 2021, the Company formed Norr LLC (“Norr”), a Nevada limited liability company and wholly-owned subsidiary of the Company, and commenced operations as a sports equipment and apparel manufacturer and retailer.

On September 9, 2021, the Company formed Elysian, a Colorado corporation and wholly-owned subsidiary, for the purpose of engaging in cannabis operations.

In September 2022, the Company sold both Norr and Elysian pursuant to a Membership Interest Purchase Agreement (“MIPA”) for Norr, and a Stock Purchase Agreement for Elysian. These entities were sold to non-related third parties for $1 for Elysian and $3 for Norr. The purpose of the sale of these entities was for the Company to divest themselves of their non-core assets and focus exclusively on the oil and gas production business of Holdings.

On September 16, 2022, the Board of Directors and stockholders approved the name change of the Company from Fortium Holdings Corp. to White River Energy Corp. All paperwork were submitted to both the State of Nevada and to the Financial Industry Regulatory Authority (“FINRA”) on September 20, 2022 and subsequently approved.

The Company has reflected the operations of both Norr and Elysian post-combination in discontinued operations and have reflected the loss on disposal of these companies in the Statements of Operations.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

As the acquisition of Holdings resulted in the owner of Holdings gaining control over the combined entity after the transaction, and the stockholders of the Company continuing only as passive investors, the transaction was not considered a business combination under the ASC. Instead, this transaction was considered to be a capital transaction of the legal acquiree (Holdings) and was equivalent to the issuance of shares by Holdings for the net monetary assets of the Company, except for the purchase of the 8,400,000 shares of issued and outstanding common shares of Fortium Holdings Corp., which were considered as purchase consideration resulting in $5,917,843 of goodwill that was impaired immediately. As a result, the historical balances represent Holdings. See Note 2, “Merger” for more details on the accounting for the share exchange.

F-8

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

The Company applies the guidance of Topic 810 Consolidation of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—are consolidated except when control does not rest with the parent.

Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

The Company’s wholly-owned subsidiary White River E&P Management 1, LLC the general partner and the only managing partner of the White River E&P 1, LP (“WR Fund”) has control over the WR Fund, and has the power to deploy the investments from WR Fund into the Company for the various drilling projects they undertake. The original Limited Partnership Agreement dated August 29, 2022 was amended by the Limited Partnership Agreement dated October 31, 2022, and the subsidiary of the Company is the managing partner of the WR Fund pursuant to the Limited Partnership Agreement dated October 31, 2022. The Company’s subsidiary, the managing general partner contributed $100 as a capital contribution, and the remaining ownership held by the limited partners are reflected as non-controlling interest in the consolidated financial statements.

All distributions from the WR Fund should be made only from revenues of the WR Fund and not from capital contributions or borrowed funds, unless otherwise determined by the Company’s subsidiary, the managing general partner. The managing general partner shall have the discretion to determine on a monthly basis whether any additional distribution shall be made and the amount, if an, of such distribution. The distributions shall be paid: (a) first, to each unit holder, as defined in the Limited Partnership Agreement dated October 31, 2022, in accordance with the unit holder’s capital contribution percentage, until the distributions paid to each partner are equal to their total capital contributions; (b) second, 100% to the managing partner until the distributions to the managing partner equal 10% of the total distributions; and (c) thereafter, 90% to the unit holders in accordance with their distribution percentage interest and 10% to the managing partner. The managing partner shall incur no liability for any distribution.

Any profit or loss in the WR Fund shall be allocated to the unit holders in such amounts as may be necessary or appropriate to cause the capital balance of each unit holder to equal, (a) the amounts such unit holder would receive if all assets on hand at the end of such year were sold for the gross asset value reflected for such assets on the books of the WR Fund, any unit holder that was obligated to contribute any amount to the WR Fund, or otherwise contributed such amount to the WR Fund, all liabilities of the WR Fund were satisfied in cash in accordance with their terms, and any remaining cash was distributed to the unit holders in accordance with the provisions for distributions; minus (b) an amount equal to such partner’s allocable share of the partnership minimum gain and nonrecourse debt minimum gain as computed on the last day of such fiscal year or other period in accordance with the applicable regulations, subject to allocations for organization and offering expenses, lease acquisition costs, depletion deductions with respect to oil and gas properties, all intangible drilling costs deductible under Section 263(c) of the Internal Revenue Code, and profits resulting from operations as determined by the managing general partner. Losses allocated to any unit holder for any taxable year shall not exceed the maximum amount of losses that may be allocated to such unit holder without causing such unit holder to have an adjusted capital account deficit at the end of such taxable year. All losses in excess of the limitation shall be allocated solely to the other unit holders. If no other unit holder may receive an additional allocation of losses, such additional losses shall be allocated solely to the general partners as determined by the managing partner. The managing partner shall have the discretion to allocate and reallocate profit and loss so as to conform each unit holder’s capital account to such unit holder’s rights to distributions, insofar as reasonably possible.

The consolidated financial statements include the results of the WR Fund and the Company has eliminated all intercompany transactions.

Reclassifications

The Company has reclassified certain amounts in the March 31, 2022 consolidated financial statements to be consistent with the March 31, 2023 presentation. These changes had no impact on the Company’s financial position or result of operations for the periods presented. In addition, we had reclassifications related to the retroactive treatment of certain liabilities and equity items which are reflected by asterisks in the consolidated financial statements that had no impact on our net income (loss).

Cash and Cash Equivalents

Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less. The Company has in the past maintained balances in financial institutions where deposits may exceed the federally insured deposit limit of $250,000. The Company has not experienced any losses from such accounts and does not believe it is exposed to any significant credit risk on cash.

The Company’s restricted cash is in the form of certificates of deposit that secure our oil and gas properties.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, cost allocation percentages, impaired value of equipment and intangible assets, including goodwill, asset retirement obligations, estimates of discount rates in lease, liabilities to accrue, fair value of derivative liabilities associated with warrants and conversion options, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards.

Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

F-9

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Costs associated with unevaluated properties are excluded from the full-cost pool until the Company has made a determination as to the existence of proved reserves. The Company reviews its unevaluated properties at the end of each quarter to determine whether the costs incurred should be transferred to the full-cost pool and thereby subject to amortization. Additionally, the Company assesses all properties classified as unevaluated properties on a quarterly basis for possible impairment. During any period in which these factors indicate impairment, the cumulative drilling costs incurred to date for such properties are transferred to the full-cost pool and are then subject to depletion and the full-cost ceiling test limitation.

There was $5,868,205 and $6,029,132 in depletion expense and impairment of reserves for the Company’s oil and gas properties for the years ended March 31, 2023 and 2022, respectively.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting period, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling.

The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to Staff Accounting Bulletin (“SAB”) 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties. A ceiling test was performed as of March 31, 2023 and impairment in the amount of $5,487,665 was recognized.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Joint Interest Activities

Certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

Inventories

Crude oil is carried at the lower of cost (last-in-first-out (LIFO)) or net realizable value. Inventory costs include expenditures and other charges directly and indirectly incurred in bringing the inventory to its existing condition and location.

F-10

Accounting for Asset Retirement Obligation

The Company follows the provisions of ASC Topic 410, “Asset Retirement and Environmental Obligations” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard requires that the Company recognize the fair value of a liability for an asset retirement obligation (“ARO”) in the period in which it is incurred. The ARO is capitalized as part of the carrying value of the assets to which it is associated and depreciated over the useful life of the asset. The ARO and the related asset retirement cost are recorded when an asset is first drilled, constructed or purchased. The asset retirement cost is determined and discounted to present value using a credit-adjusted risk-free rate over the estimated economic life of the oil and gas properties. After initial recording, the liability is periodically adjusted to reflect (1) new liabilities incurred, (2) liabilities settled during the period, (3) accretion expense, and (4) revisions to estimated future cash flow requirements resulting from changes in the estimated future costs or the estimated economic useful lives of the oil and gas properties. Subsequent adjustments in the cost estimate are reflected in the ARO liability and the amounts continue to be amortized over the useful life of the related long-lived assets.

Accounts Receivable and Concentration of Credit Risk

When the Company records an allowance for doubtful accounts it is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. Substantially all of the Company’s accounts receivable result from joint interest billings to its working interest partners. As of March 31, 2023 and 2022, the Company had established $650,562 and $208,713 in allowances for doubtful accounts.

Impairment of Long-lived Assets and Goodwill

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company determined during the year ended March 31, 2023, that the goodwill of $2,100,374 is impaired and recognized as impairment loss in the consolidated statements of operations. In addition as discussed in Note 2, “Merger”, the Company impaired $5,917,843 in goodwill impairment related to the reverse merger with Fortium Holdings Corp.

F-11

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.

Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts receivable, prepaid expenses, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

● Step 1: Identify the contract with the customer

● Step 2: Identify the performance obligations in the contract

● Step 3: Determine the transaction price

● Step 4: Allocate the transaction price to the performance obligations in the contract

● Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

F-12

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

● Variable consideration

● Constraining estimates of variable consideration

● The existence of a significant financing component in the contract

● Noncash consideration

● Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfil a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

All revenue is recorded at a point in time.

In continuing operations, the Company only recognizes revenue from one source, oil and gas production and services.

The Company recognizes revenue for their proportionate share of revenue when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer; and (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month.

Share-Based Payment Arrangements

The Company has accounted for stock-based compensation arrangements in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718”). This guidance addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements. These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company generally uses a Black-Scholes model, as applicable, to value the derivative instruments at inception and subsequent valuation dates when needed. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-measured at the end of each reporting period. The Black-Scholes model is used to estimate the fair value of the derivative liabilities.

F-13

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants and conversions of preferred stock into common stock. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only basic weighted average number of common shares are used in the computations.

Recently Issued Accounting Pronouncements

In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-04 “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation— Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815- 40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” which clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. An entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as follows: i) for a modification or an exchange that is a part of or directly related to a modification or an exchange of an existing debt instrument or line-of-credit or revolving-debt arrangements (hereinafter, referred to as a “debt” or “debt instrument”), as the difference between the fair value of the modified or exchanged written call option and the fair value of that written call option immediately before it is modified or exchanged; ii) for all other modifications or exchanges, as the excess, if any, of the fair value of the modified or exchanged written call option over the fair value of that written call option immediately before it is modified or exchanged.

The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. The Company has determined this new guidance does not have a material impact on its consolidated financial statements.

F-14

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Going Concern and Liquidity

With the acquisition of Holdings, their former parent, Ecoark contributed $3,000,000 into the Company. In addition, the Company raised capital through a private investment in a public equity (PIPE) and raised approximately $6,288,000 through the end of April 2023 from this PIPE offering, together with approximately $1,906,000 received from Participation Agreements to provide the funds necessary for the Company’s drilling program. The Company also began receiving drilling capital from the limited partners of the WR Fund during the year ended March 31, 2023. The Company has incurred a net loss from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern.

The accompanying financial statements for the year ended March 31, 2023 have been prepared assuming the Company will continue as a going concern, but the ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. Management’s plans to continue as a going concern include raising additional capital through sales of equity securities and borrowing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. If the Company is not able to obtain the necessary additional financing on a timely basis, the Company will be required to delay, and reduce the scope of the Company’s development and operations. Continuing as a going concern is dependent upon its ability to successfully secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Impact of COVID-19

COVID-19 did not have a material effect on the Consolidated Statements of Operations or the Consolidated Balance Sheets for the years ended March 31, 2023 and 2022.

COVID-19 has also contributed to the supply chain disruptions which have not had a material effect for the Company. The Company will continue to monitor potential supply chain shortages affecting its business.

The extent to which COVID-19 may impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: MERGER

The acquisition of Holdings was considered a reverse merger. In accordance with ASC 805-40-45-1, the consolidated financial statements prepared following a reverse acquisition are issued under the name of the legal parent (White River Energy Corp) but described in the notes to the financial statements as a continuation of the financial statements of the legal subsidiary (Holdings), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree (White River Energy Corp). That adjustment is required to reflect the capital of the legal parent. Comparative information presented in the consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent.

Under ASC 805-40-45-2, the consolidated financial statements represent the continuation of the legal subsidiary except for the capital structure, as follows:

(a)	The assets and liabilities of the legal subsidiary recognized and measured at their pre-combination carrying amounts;
(b)	The assets and liabilities of the legal parent recognized and measured in accordance with the guidance in this topic applicable to business combinations (ASC 805);
(c)	The retained earnings and other equity balances of the legal subsidiary before the business combination;
(d)	The amount recognized as issued equity interests in the consolidated financial statements determined by adding the issued equity interest of the legal subsidiary outstanding immediately before the business combination to the fair value of the legal parent determined in accordance with the guidance in ASC 805 applicable to business combinations. However, the equity structure reflects the equity structure of the legal parent, including the equity interests the legal parent issued to affect the combination. Accordingly, the equity structure of the legal subsidiary is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent issued in the reverse acquisition.

F-15

Fortium Holdings Corp. issued Ecoark 1,200 shares of Series A valued at $30,000,000 in the share exchange transaction. On an as converted basis, the 1,200 Series A shares convert to 42,253,521 shares of common stock which represents approximately 80% of the total issued and outstanding shares on a fully diluted basis at the time of the merger.

On July 25, 2022, the Company completed the share exchange transaction with Holdings. As a result of this transaction, which is accounted for as a share exchange, Holdings is a wholly owned subsidiary of the Company (the “Merger”). In accordance with the terms of the Merger, at the effective time of the Merger, the outstanding shares of the common stock of Holdings were exchanged for the 1,200 shares of Series A of the Company. This exchange of shares and the resulting controlling ownership of the Company constitutes a reverse acquisition and purchase accounting being applied to the net assets acquired from Fortium Holdings Corp. under ASC 805 due to Holdings being the accounting acquirer and Fortium Holdings Corp., being deemed an acquired business as they were not a shell corporation. This requires financial reporting from the Merger close date forward to reflect only the historic consolidated results of Holdings and to include the consolidated results for the Company and subsidiaries from July 25, 2022 forward.

The previously existing businesses of the Company at the time of the Merger, consisting of Norr and Elysian, were sold within 60 days of the Merger taking place.

The estimated allocation of the purchase price of the assets acquired and liabilities assumed for the acquisition by Holdings of Fortium Holdings Corp. via the reverse acquisition are set forth below in accordance with the guidance under ASC 805:

Purchase Price Allocation of Fortium Holdings Corp.

Current assets – inventory and deposits	$113,472
Accounts payable and accrued expenses	(67,315)
Goodwill	5,917,843

Purchase price	$5,964,000

This allocation is based on management’s estimated fair value of the Fortium Holdings Corp assets and liabilities as of July 25, 2022 utilizing the guidance in ASC 820-10-35 which included the measurement based on a known level one input regarding the applicable share price as well as the level of activity in the Company and the fact that the value was driven off of a business no longer included in the Company’s current operations. Fortium Holdings Corp. assets were derived from a total value of $5,964,000, based on 8,400,000 shares of common stock outstanding on July 25, 2022 and the closing price that day of $0.71 per share. The Company impaired the goodwill effective with the Merger on July 25, 2022, as they had decided at that time to sell the Norr and Elysian businesses, although the sales were effected later in September 2022. The Company sold these two entities for a total of $4 in September 2022. The loss on the sale is reflected as a loss on disposal in the consolidated statements of operations.

The following table shows the unaudited pro-forma results for the years ended March 31, 2023 and 2022, as if the acquisitions had occurred on April 1, 2022 and 2021, respectively.

Years Ended March 31, 2022
(Unaudited)
Revenues	$5,046,559
Net loss	$(6,922,753)
Net loss per share	$-

F-16

Years Ended March 31, 2023
(Unaudited)
Revenues	$1,103,975
Net loss	$(43,089,977)
Net loss per share	$(4.85)

The consolidated statements of operations and cash flows represent the operations of Holdings for the year ended March 31, 2022 and period April 1, 2022 through July 25, 2022 include cost allocations from Holding’s former parent Ecoark as discussed below.

Cost Allocations

The consolidated financial statements of Holdings have been prepared in connection with the expected separation and have been derived from the consolidated financial statements and accounting records of Ecoark operated on a standalone basis during the periods presented and were prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements reflect allocations of certain Ecoark corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for Holdings, changes in derivative liabilities on the books of Ecoark for Warrants granted in offerings of which proceeds went towards the operations of Holdings, and conversions of debt. As noted, the derivative liabilities are included in Ecoark’s books. However, the advances made by Ecoark related to the proceeds received that were recognized as a derivative liability are included in the March 31, 2022 balance sheet as “Due to Ecoark Holdings, Inc.” which was reclassified to additional paid in capital. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from the former parent company are reasonable. Nevertheless, our financial statements may not include all of the actual expenses and income that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented.

Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of March 31, 2023 and 2022:

	March 31, 2023	March 31, 2022

Land	$140,000	$140,000
Buildings (39 years)	236,000	236,000
Machinery and equipment (3 to 10 years)	3,141,159	278,116
Total property and equipment	3,517,159	654,116
Accumulated depreciation and impairment	(265,727)	(57,652)
Property and equipment, net	$3,251,432	$596,464

Depreciation expense for the years ended March 31, 2023 and 2022 was $200,580 and $33,438, respectively. Depreciation does not include items in fixed assets that are not in service.

F-17

NOTE 4: OIL AND GAS PROPERTIES

Activity in the current year consist of the following:

For the year ended March 31, 2023, the Company received proceeds of $999,999 from a related party for the sale of wells which were recorded in the full-cost pool.

On October 6, 2022, the Company assigned 10% of their working interest in the Harry O’Neal 20-9 well to two related parties, pursuant to the vesting of various performance conditions in the employment contracts of Mr. Randy May and Mr. Jay Puchir. There were no recognized reserves booked for this well.

On October 10, 2022, the Company entered into a settlement agreement with a Harry O’Neal working interest owner whereby they granted them a 50% working interest in the Harry O’Neal 20-9 well in exchange for a full release of claims from all prior investments. There were no recognized reserves booked for this well. The Company recognized a settlement expense of $2,071,917 associated with this settlement agreement.

The WR Fund received limited partnership interests during the year ended March 31, 2023 in the amount of $3,244,653 for two drilling projects in Louisiana and Mississippi which funds were spent by the Company. These amounts are reflected in our unevaluated wells in progress as of March 31, 2023. These projects were not completed during the year ended March 31, 2023.

The following table summarizes the Company’s oil and gas activities by classification for the periods ended March 31, 2023 and 2022.

	March 31, 2023	March 31, 2022

Proved leasehold costs	$6,496,427	$5,520,542
Accumulated, depletion and impairment	(5,211,250)	(3,225,527)
Oil and gas properties, net	$1,285,177	$2,295,015

There was $5,868,205 and $6,029,132 in depletion expense and impairment of reserves for the Company’s oil and gas properties for the years ended March 31, 2023 and 2022, respectively.

NOTE 5: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation (“ARO”) based upon the plan submitted in connection with the permit. The ARO results from the Company’s responsibility to abandon and reclaim their net share of all working interest properties and facilities. The Company disposed of $684,679 and $383,450 in ARO for sales of leases during the years ended March 31, 2023 and 2022, respectively.

The following table summarizes activity in the Company’s ARO for the years ended March 31, 2023 and 2022:

	March 31, 2023	March 31, 2022

Balance, beginning of period	$1,303,751	$1,531,589
Accretion expense	119,518	155,612
Reclamation obligations settled	-	-
Disposition due to sale of property	(684,679)	(383,450)
Additions	13,428	-
Changes in estimates	711,913	-
Balance, end of period	$1,463,931	$1,303,751

F-18

Total ARO at March 31, 2023 and 2022 shown in the table above consists of amounts for future plugging and abandonment liabilities on our wellbores and facilities based on third-party estimates of such costs, adjusted for inflation for the years ended March 31, 2023 and 2022, respectively. These values are discounted to present value at 8% per annum for the years ended March 31, 2023 and 2022.

NOTE 6: LONG-TERM DEBT

Long-term debt consisted of the following as of March 31, 2023 and 2022.

	March 31, 2023	March 31, 2022

Truck loan – Amur Capital (a)	$71,342	$-
Truck loan – Mitsubishi (b)	43,332	-
Tractor loan – Simmons Bank(d)	43,873	-
Loan – Simmons Bank(f)	25,138	-
Rig Loan – North Mill(g)	94,099	-
Loan – Amur Capital(e)	35,212	-
Total long-term debt	312,996	-
Less: current portion	(104,950)	-
Long-term debt, net of current portion	$208,046	$-

(a)	On May 13, 2022, entered into long-term secured note payable for $87,964 for two service trucks maturing April 13, 2026. The note is secured by the collateral purchased and accrued interest annually at 11.99% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2023.

(b)	On June 21, 2022, entered into long-term secured note payable for $61,973 for a service truck maturing December 21, 2024. The note is secured by the collateral purchased and accrued interest annually at 11.99% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2023.

(c)

On October 13, 2022, White River Operating LLC, an indirect subsidiary of the Company, issued a secured promissory note payable for $1,500,000, which was used for two drilling rigs purchased (total value of $1,800,000, where the Company paid a total of $300,000). The note bears interest at the lesser of (i) the prime rate published in the “Bonds, Rates and Yields” section of The Wall Street Journal plus 7.50%; and (ii) the maximum rate permitted by applicable law, and payments consist of interest and principal in the amount of $25,000 per month through October 13, 2025 when the remaining balance of principal and interest is due. Randy May and Jay Puchir personally guaranteed this note. Pursuant to a letter agreement dated December 2, 2022, the Company and the borrower agreed to terms of early repayment of this note. On December 6, 2022, the Company paid $1,540,065 to repay all principal and interest and fees in satisfaction of the note, which included a termination fee of $65,065. This repayment was mandated by a subsequent lender. See Note 7.

(d)	On October 11, 2022, entered into long-term secured note payable for $50,142 for a tractor maturing October 11, 2025. The note is secured by the collateral purchased and accrued interest annually at 7.99% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2023.

(e)	On October 18, 2022, entered into long-term secured note payable for $37,599 for equipment maturing October 18, 2027. The note is secured by the collateral purchased and accrued interest annually at 11.99% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2023.

(f)	In August 2022, entered into long-term note payable in the amount of $28,900 for equipment maturing August 2, 2026. The note is secured by the collateral purchased and interest is accrued at 6.50% with principal and interest due monthly. There is no accrued interest as of March 31, 2023.

(g)	In January 2023, entered into long-term note payable in the amount of $99,000 for a rig maturing January 9, 2026. The note is secured by the collateral purchased and interest is accrued at 7.99% with principal and interest due monthly. There is no accrued interest as of March 31, 2023.

F-19

The following is a list of maturities as of March 31:

2024	$104,950
2025	106,045
2026	81,946
2027	14,435
2028	5,620
$312,996

Interest expense on long-term debt during the years ended March 31, 2023 and 2022 are $13,053 and $0, respectively.

NOTE 7: SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Convertible Note Transaction

On December 20, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) with an accredited investor (the “Purchaser”) whereby the Purchaser lent the Company an aggregate of $1,500,000 in gross proceeds and the Company issued the Purchaser a 10% Original Issue Discount Senior Secured Convertible Promissory Note in the principal amount of $1,666,666.67 (the “Note”). The proceeds are being used for working capital and growth capital.

Pursuant to the SPA, the Company, its direct and indirect subsidiaries, and Jay Puchir and Randy May, executive officers of the Company, entered into Guarantee Agreements (the “Guarantee”) with the Purchaser pursuant to which each subsidiary and Messrs. Puchir and May personally guaranteed to the Purchaser the payment of the Note. In addition, Messrs. Puchir and May pledged the shares of the Company’s common stock they hold or have the right to acquire in the anticipated distribution of the Company’s common stock by Ecoark as collateral to secure the Company’s obligations under the Note, and each individual also executed affidavits of confession to that effect. The affidavits of confession signed by Messrs. Puchir and May in connection with their Guarantees will permit the Purchaser to obtain a judgment against them personally upon the occurrence of an event of default without having to file a lawsuit.

The Note is due September 16, 2023. The Note bears interest at a rate of 12% per annum, payable monthly, subject to an increase to 18% per annum in case of an event of default as provided for therein. In addition, all overdue accrued and unpaid principal and interest is subject to a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law which if applicable accrues daily from the date such principal and interest is due.

The Note is convertible into shares of the Company’s common stock at any time following the issuance date at the Purchaser’s option at a conversion price equal to the lesser of (i) $1.00 per share and (ii) the average of the five-closing prices of the common stock immediately prior to the date of conversion, subject to certain adjustments (including based on the issuance of lower priced securities) and beneficial ownership limitations. Upon an event of default, the Purchaser may convert the Note at a reduced conversion price equal to 70% of the lowest closing price of the common stock for the 10 prior trading days.

F-20

Under the Note, beginning on April 16, 2023 the Company is required to pay monthly installments equal to one-fourth of the original principal amount at 120% of such principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note, with each payment resulting in a reduction in the principal of the Note at 100% (as compared to 120%). Furthermore, at any time after the issuance date of the Note, the Company may, after written notice to the Purchaser, prepay the Note in an amount equal to 120% of the then outstanding principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note. The Company will also be required to offer to pay the Note at 120% of the principal amount plus any unpaid accrued interest, upon the occurrence of certain events including (i) a change of control or sale of assets, (ii) a sale by the Company of equity or debt securities for gross proceeds to the Company of at least $5 million, and (iii) upon the maturity of the Note. The Company paid $516,667 in April through June 2023, and the Note is currently in good standing.

The Note is secured by the assets of the Company and its subsidiaries. The Note provides for certain events of default, including failure to pay amounts owing on the Note when due, failure to observe other covenants or obligations under the Note, default under any other indebtedness or material contract, a bankruptcy event with respect to the Company or a significant subsidiary, failure to maintain listing or quotation of the common stock on a trading market, failure to maintain the current public information requirement under Rule 144, and a judgment or similar process against the Company or any of its subsidiaries or assets in excess of $100,000. Upon an event of default, the Purchaser may cause the Note to become immediately due and payable and require the Company to pay 125% of the then outstanding principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note.

Further, pursuant to the Note the Company is subject to certain restrictive covenants, including covenants against incurring new indebtedness or liens on its assets, paying cash dividends or distributions on any equity securities, or entering into transactions with affiliates, subject to certain exceptions. In addition, under the Note the Company agreed to at all times reserve three times the number of shares of common stock into which the Note is convertible. The Company is in compliance with the covenants as of March 31, 2023.

In addition, pursuant to the SPA, the Company entered into a Registration Rights Agreement with each Purchaser in which the Purchasers are entitled to “piggyback” registration rights, pursuant to which the Company has agreed to include the underlying shares of common stock from the conversion of the Note in a registration statement, if the Company files a registration statement for another purpose, subject to certain terms and conditions.

The conversion terms of the Note required the Company to bifurcate the conversion option from the host and classify the conversion option as a derivative liability under ASC 815. The value of the derivative liability at inception was $923,956. The Company recognized a gain of the change in fair value of the derivative liability related to the Note of $389,058 for the year ended March 31, 2023 (see Note 8). The Company recorded an amortization of original issue discount of $60,636 for the year ended March 31, 2023, and an amortization of debt discount due to the derivative liability of $336,151 for the year ended March 31, 2023. The Company recognized $56,010 in interest expense on this convertible note for the year ended March 31, 2023, $39,343 of which is accrued at March 31, 2023.

See Note 18, for the description of the Amendment to this Note on May 10, 2023.

Consulting Agreement

On December 20, 2022, the Company entered into a Consulting Agreement with an affiliate of the Purchaser described above (the “Consultant”), pursuant to which the Company agreed to issue shares 1,666,667 shares of common stock, subject to upward adjustment to the extent the closing price per share of the Company’s common stock is below $1.00 as of (i) the date a registration statement registering the resale by the Consultant of its shares of common stock is declared effective by the SEC (the “Effective Date”), and/or (ii) 90 days after the Effective Date. In such event, the number of shares will be increased to the quotient obtained by dividing $1,666,666.67 by the closing price of the common stock. The value of $1,666,667 was expensed as stock-based compensation under this agreement. The Company also agreed to indemnify the Consultant pursuant to indemnification provisions attached to the Consulting Agreement.

NOTE 8: DERIVATIVE LIABILITIES

The Company issued Units consisting of Series C preferred stock and Warrants in a PIPE financing (see Note 9) and a Note payable (see Note 7) in two transactions (“Derivative Instruments”). The Series C warrants as well as the conversion option on the Note payable contained characteristics that required the Company to classify them as derivative liabilities. The Derivative Instruments have been accounted for utilizing ASC 815 “Derivatives and Hedging.”

F-21

The Company identified embedded features in some of the agreements which were classified as liabilities. These embedded features included a variable conversion price that would convert those instruments into a variable number of common shares. The accounting treatment of derivative financial instruments requires that the Company treat the instrument as liability and record the fair value of the instrument as derivatives as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet date.

The Company determined the derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value. The Black-Scholes model requires six basic data inputs: the exercise or strike price, expected term, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate.

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each derivative instrument is estimated using the Black-Scholes valuation model. The following assumptions were used during the years ended March 31, 2023 and 2022:

	Year Ended March 31, 2023	Year Ended March 31, 2022
Expected term	0.45 – 5.00 years	-
Expected volatility	113 - 197%	-
Expected dividend yield	-	-
Risk-free interest rate	3.60 – 4.94%	-
Exercise price	$0.70 - $1.00	-
Market price	$0.70 – $1.43	-

Derivative liabilities as of March 31, 2023 and March 31, 2022 are as follows.

	March 31, 2023	March 31, 2022
Fair value of Warrants issued in connection with Series C Preferred Stock (see Note 9)	$9,948,473	$-
Fair value of conversion option on convertible note payable (see Note 7)	534,898	-
	$10,483,371	$-

Activity related to the derivative liabilities for the year ended March 31, 2023 is as follows:

Beginning balance as of March 31, 2022	$-
Issuances of Series C Warrants – derivative liabilities	12,304,724
Bifurcation of conversion option on convertible note payable	923,956
Change in fair value of derivative liabilities	(2,745,309)
Ending balance as of March 31, 2023	$10,483,371

The change in fair value of the derivative liability for the years ended March 31, 2023 and 2022 were $(2,745,309) (gain) and $(2,954,109), respectively.

There were no derivative liabilities in the year ended March 31, 2022.

F-22

NOTE 9: STOCKHOLDERS’ EQUITY (DEFICIT)

On September 28, 2022, the Company increased its authorized capital to 505,000,000 shares consisting of 500,000,000 shares of common stock (from 200,000,000) and 5,000,000 shares of preferred stock. See Note 1.

The Company executed the Exchange Agreement on July 25, 2022 and pursuant to the Exchange Agreement that day acquired 100% of the outstanding shares of capital stock of Holdings from Ecoark, Holding’s sole stockholder. In exchange the Company issued Ecoark 1,200 shares of the newly designated Series A. See Note 1 under “Description of Business” for more details on the Series A.

The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends.

On July 29, 2022, the Company filed a Certificate of Designation with the Nevada Secretary of State designating a new series of preferred stock, the Series B. See Note 1 under “Description of Business” for more details on the Series B.

On October 25, 2022, the Company filed a Certificate of Designation of the Rights, Preferences and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) with the Nevada Secretary of State. The Series C Certificate of Designation provides for the issuance of up to 1,000 shares of Series C. See Note 1 under “Description of Business” and the below section in Note 9 “Series C Convertible Preferred Stock” for more details on the Series C.

From October 19, 2022 through March 31, 2023, the Company entered into a Securities Purchase Agreement (“SPA”) pursuant to which the Company sold 205.8726308 Units to accredited investors, with each Unit consisting of one share of Series C and five-year Warrants to purchase up to 200% of the shares of common stock issuable upon conversion of the Series C, at a purchase price of $25,000 per Unit for a total purchase price of $5,146,816 in the PIPE Offering. The net proceeds from the PIPE Offering, after offering expenses and related costs, have been and/or will be used for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi. The shares of the Series C are expected to be converted upon the effective registration of the Registration Statement filed by the Company.

In December 2022, the Company issued 1,666,667 shares of common stock for services rendered as discussed in Note 7, and in January 2023, the Company issued 100,000 shares of common stock valued at $100,000 for services rendered.

Restricted Stock Units

From July 25, 2022 through August 15, 2022, the Company entered into advisor agreements with directors, management and consultants pursuant to which the Company agreed to issue a total of 17,450,000 restricted shares of common stock at prices ranging from $0.71 to $1.25 per share (combined value of $12,604,500). These issuances represented 11,950,000 shares that are service-based grants ($8,699,500 value) and 5,500,000 shares that are performance-based grants ($3,905,000 value). The performance criteria are based on the average number of gross barrels of oil produced per day (BOPD) ranging from 1,000 to 5,000 BOPD. The service-based grants vest through July 31, 2032. None of the 17,450,000 restricted shares of common stock have been issued by the transfer agent as of November 30, 2022, and on November 15, 2022, 25,000 of these service-based shares were cancelled as the employee terminated their employment prior to any issuance or vesting of those shares. None of the shares have vested. On December 1, 2022, the remaining 17,425,000 restricted stock grants were cancelled. The Company then entered into new RSU agreements on December 1, 2022 with these individuals, that represented 5,500,000 performance-based RSUs valued at $5,005,000, and 11,925,000 service-based RSUs valued at $10,851,750. The performance-based grants are based on the average number of gross barrels of oil produced per day (BOPD) ranging from 1,000 to 5,000 BOPD; and the service-based grants vest through November 30, 2032. The Company has expensed $2,942,673 in stock-based compensation through March 31, 2023 related to these grants. In addition, the Company has recognized $225,000 in stock-based compensation to non-employee directors for the year ended March 31, 2023. The Company has unrecognized stock-based compensation of $14,236,391 as of March 31, 2023 that will be expensed through November 30, 2032.

F-23

	RSUs	Weighted Average Grant Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2022	-	$-	-	$-
Granted	17,425,000	0.91	5.95	1,568,250
Exercised	-	-	-	-
Forfeited or expired	-	-	-	-
Outstanding at March 31, 2023	17,425,000	$0.91	5.95	$1,568,250
Vested at March 31, 2023	-	$-	-	$-

Series C Convertible Preferred Stock

The Company on October 25, 2022, filed the Series C Certificate of Designation. The Company provides for the issuance of up to 1,000 shares of Series C.

The Company evaluated ASC 480-10-25-14 and determined that the Series C is a financial instrument that embodies an unconditional obligation that the issuer must or may settle by issuing a variable number of its equity shares and shall be classified as a liability.

The Company evaluated ASC 480-10-55-22 and determined the Series C offering is considered a “share settled debt” and is measured at amortized cost and has been expensed immediately.

Details of the Series C:

Dividends: If declared by the Board of Directors.

Conversion: Upon the earlier to occur of (i) the effectiveness of a registration statement on Form S-1 registering the sale by the Holders of the shares of common stock into which such Series C is convertible and (ii) December 31, 2023 (“Conversion Date”).

Conversion Price: The lower of (i) $1.00 and (ii) an amount equal to 80% of the 30-day VWAP of the common stock as reported on the Principal Market as of the 10th Trading Day immediately preceding the Conversion Date as such price may be adjusted from time-to-time pursuant to the terms hereof, including, without limitation, Section 8 of the agreement.

Negative Covenants: Certain restrictions are imposed of more than 25% of the Series C is outstanding at any given point of time.

Anti-Dilution Clause: Present.

If, at any time while any share of Series C is outstanding, the Company shall issue any Common Stock, except for the Exempt Issuances, for a consideration per share or issues Common Stock Equivalents with an exercise, conversion or exchange price that is less than $0.80, then and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower price.

Fundamental Transaction Clause: Present, without the distribution of cash.

Voting Rights: Reserved on “as converted basis”.

The Company recognized amortization of the discount on the issuance of the Series C in the amount of $1,341,362 for the year ended March 31, 2023. The value of the Series C liability as of March 31, 2023 is $6,488,178.

Stock Options

The Company’s Board of Directors approved the adoption of the 2016 Stock-Based Compensation Plan (the “2016 Plan”) on May 12, 2016.

F-24

There have been no stock options granted since 2018.

As summary of option activity under the 2016 Plan as of March 31, 2023 and 2022 and changes during the periods then ended are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding at March 31, 2021	60,421	$5.20	6.77
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Cancelled	-	-	-
Balance outstanding at March 31, 2022	60,421	$5.20	5.77
Exercisable at March 31, 2022	60,421	$5.20	5.77

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding at March 31, 2022	60,421	$5.20	5.77
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Cancelled	-	-	-
Balance outstanding at March 31, 2023	60,421	$5.20	4.77
Exercisable at March 31, 2023	60,421	$5.20	4.77

Warrants

On August 10, 2017, the Company entered into a Securities Purchase Agreement with two investors to purchase from the Company 42,510 shares of the Company’s common stock for an aggregate purchase price of $525,000. The investors received a warrant to purchase an additional 5,314 shares at an exercise price of $14.25 per share, and a warrant to purchase an additional 5,314 shares at an exercise price of $19.00 per share.

On July 21, 2021, the Company entered into a Consulting Agreement with a company controlled by its current Chief Executive Officer for a period of one year, expiring July 20, 2022 and issued it 1,400,000 warrants that have a term of five years and an exercise price of $0.01, which were issued to the related party on September 14, 2021. On September 14, 2021, 700,000 of these warrants were assigned to a third party and all 1,400,000 warrants were exercised for $14,000 immediately thereafter.

As discussed herein, the Company issued 10,293,632 Warrants in the Series C Offering. These Warrants have a five-year term and $1.00 exercise price.

F-25

The following table reflects Warrant activity:

Warrants	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2021	10,628	$16.625	1.45	$-
Granted	-	-	-	-
Exercised		-	-	-
Forfeited or expired	-	-	-	-
Outstanding at March 31, 2022	10,628	$16.625	0.45	$-
Exercisable at March 31, 2022	10,628	$16.625	0.45	$-

Warrants	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2022	10,628	$16.625	0.45	$-
Granted	10,293,632	1.00	5.00	-
Exercised	-	-	-	-
Forfeited or expired	(10,628)	(16.625)	(0.45)	-
Outstanding at March 31, 2023	10,293,632	$1.00	4.59	$-
Exercisable at March 31, 2023	10,293,632	$1.00	4.59	$-

NOTE 10: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842) and as such accounted for our leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company had had only short-term leases up through this acquisition. The Company recorded these amounts at present value, in accordance with the standard, using discount rates ranging between 0% and 18.13%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 36 and 48 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for re-measurement.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

F-26

The Company’s portfolio of leases contains operating and financing leases. As of March 31, 2023, the value of the unamortized lease right of use asset was $275,783 ($175,139 in financing leases and $100,644 in operating leases) (through maturity at November 2026). As of March 31, 2023, the Company’s lease liability was $255,524 ($145,288 in financing leases and $110,236 in operating leases) (through maturity at November 2026).

Maturity of lease liability for the operating leases for the period ended March 31,
2024	$108,853
2025	$2,159
Imputed interest	$(776)
Total lease liability	$110,236

Disclosed as:
Current portion	$108,117
Non-current portion	$2,119

Maturity of lease liability for the financing leases for the period ended March 31,
2024	$55,427
2025	$55,427
2026	$55,427
2027	$32,332
Imputed interest	$(53,325)
Total lease liability	$145,288

Disclosed as:
Current portion	$31,629
Non-current portion	$113,659

Amortization of the right of use asset for the period ended March 31,
2024	$138,444
2025	$48,355
2026	$53,661
2027	$35,323

Total	$275,783

Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Year ended March 31, 2023	Year ended March 31, 2022

Operating lease expense	$144,488	$135,850

Financing lease expense
Depreciation of capitalized finance lease assets	14,564	-
Interest expense on finance lease liabilities	12,002	-
	$171,054	$135,850

F-27

NOTE 11: RELATED PARTY TRANSACTIONS

On September 1, 2022, the Company assigned 10% working interests in a well to two related parties that are controlled by officers of the Company (Sky3D, LLC and Atikin Investments LLC) pursuant to the vesting of various performance conditions in the employment contracts of Randy May and Jay Puchir. In addition, two entities related to directors are working interest owners in wells the Company operates. As of March 31, 2023 and 2022, the Company is owed $683,043 and $56,269, respectively from these entities for their portion of the production expenses over the revenues received. These amounts are monitored closely and fluctuate each month. In addition at March 31, 2023, the Company is owed $274,598 from another related party. Total related parties accounts receivable at March 31, 2023 is $957,641.

The May Family Foundation controls 15.61% of the outstanding common stock of the Company as of March 31, 2023. Additionally, Atikin, an entity which is controlled by Jay Puchir, our Chief Executive Officer, controls 6.76% of the outstanding common stock. Alisa Horgan, the daughter of Randy May, our new Executive Chairman, became a director and officer of the Company following the Holdings acquisition. Her husband Richard Horgan was the Company’s former Chief Executive Officer and director. Mr. May is the Chief Executive Officer of Ecoark. Each of Messrs. May, Horgan and Puchir disclaim beneficial ownership of the securities held by The May Family Foundation except to the extent of any pecuniary interest therein.

All amounts due to Ecoark were exchanged for the 1,200 shares of Series A and classified as a capital transaction with the adjustment to additional paid in capital as they were from a related party. The historical cost basis as of the date of the merger with White River Holdings that have been reclassified to additional paid in capital was $28,953,510 which were deemed to be permanently contributed by Ecoark effective with the issuance of the 1,200 Series A. The Series A shares are reflected in the Company’s historical financial statements in place of the equity instruments held by Ecoark on a historical cost basis. There was no impact on the consolidated statements of operations.

In connection with the Company’s acquisition of White River Holdings from Ecoark in July 2022, the Company granted Ault certain participation rights in its oil and gas exploration and drilling ventures (“Participation Rights”) identical to rights Ecoark had given Ault. Ault exercised these Participation Rights and will invest approximately $3.25 million per the agreement. Through March 31, 2023, Ault has repaid $635,000 of this receivable.

On March 22, 2023, our Board of Directors approved Ecoark Holding’s advancing payments to us of up to $3.25 million (the “Amounts”) with the objective of satisfying Ault Energy’s obligations payable to the Company from its exercise of the Participation Rights. Ecoark and Ault Energy have agreed that in lieu of repayment by Ault Energy, Ault Energy will permit Ecoark Holdings to redeem shares of Ecoark Holdings’ Series A Convertible Redeemable Preferred Stock (“Ecoark Series A”) held by Ault by dividing the Amounts by the stated value of such shares, or one share of Ecoark Series A for each $10,833.33 advanced to us. The redemption cannot occur until the Spin-Off and a related distribution of Wolf Energy Services Inc. occur which permits Ault to receive its full dividends. The effect of this transaction for the Company is that we begin collecting Amounts from Ecoark in satisfaction of Ault’s account payable to us related to the Participation Rights due. The transaction was approved by the independent directors of the Company and Ecoark with Mr. May and his daughter abstaining as White River Energy Corp directors, and Mr. May also abstained as an Ecoark Holdings director.

The Company from time to time will borrow amounts from related parties. During the year ended March 31, 2023 the Company borrowed $1,725,000 from related parties in non-interest bearing advances of which $542,750 was repaid. These are considered short-term advances.

NOTE 12: FAIR VALUE MEASUREMENTS

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

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Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash, accounts receivable and other receivables, accounts payable and accrued liabilities, notes payable, and amounts due to related parties. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the years ended March 31, 2023 and 2022. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

	Level 1	Level 2	Level 3
March 31, 2023
Derivative liabilities	$-	$-	$10,483,371

March 31, 2022
Derivative liabilities	$-	$-	$-

The table in Note 8 shows a reconciliation of the beginning and ending liabilities measured at fair value using significant unobservable inputs (Level 3) for the year ended March 31, 2023.

NOTE 13: COMMITMENTS

Participation Agreements

On July 27, 2022, the Company entered into a Participation Agreement with Ault Energy, LLC (“Ault Energy”) for drilling one well on the Company’s mineral lease in exchange for a 40% working interest and 28.8% net revenue interest in the Harry O’Neal 20-9 No. 1 well for $971,609.

On November 22, 2022, the Company entered into two Participation Agreements with the WR Fund, which is consolidated by the Company as the Company’s subsidiary is the general partner and managing partner of the WR Fund as discussed in Note 1 under “Principles of Consolidation” whereby the parties agreed to the following: (i) under the first Agreement , the WR Fund agreed to pay the Company an initial amount of $1,408,000 for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi for (A) a 50% working interest and (B) a 32.5% net revenue interest in all such wells (the “Mississippi Agreement”); and (ii) under the second Agreement, the WR Fund agreed to pay the Company and initial amount of $1,567,632 for drilling one or more wells on the Company’s mineral lease located in Concordia Parish, Louisiana in exchange for (A) a 37.5% working interest and (B) a 27% net revenue interest in all such wells (the “Louisiana Agreement”). In addition, under the Louisiana Agreement, in the event the test well on the lease is determined to be economically viable, the WR Fund agreed to pay the Company an additional $595,972 in costs to complete and produce the test well, while the Mississippi Agreement requires an additional $992,963 in costs to complete and produce the test well.

On December 5, 2022, the Company entered into a Participation Agreement with Ault Energy for $1,567,632 for drilling one or more wells on the Company’s mineral lease located in Concordia Parish, Louisiana in exchange for (A) a 37.5% working interest and (B) a 27% net revenue interest in all such wells. In addition, in the event the test well on the lease is determined to be economically viable, Ault Energy agreed to pay the Company an additional $595,972.45 in costs to complete and produce the test well.

F-29

On December 30, 2022, the Company entered into a Participation Agreements with the WR Fund, whereby the parties agreed to the following: WR Fund agreed to pay the Company an initial amount of $267,520 for drilling a well located in Rankin County, Mississippi for a 9.5% working interest and a 6.18% net revenue interest in all such wells (the “Mississippi Agreement #2”). In the event the test well on the lease is determined to be economically viable, the WR Fund agreed to pay the Company an additional $188,663 in costs to complete and produce the test well.

In January 2023, the Company entered into five separate Participation Agreements with investors, pursuant to which the parties paid $300,000 for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi at a cost of $50,000 per unit to receive (A) a 1.0412490% working interest and (B) a 0.7809370% net revenue interest in such wells.

On March 22, 2023, the Company entered into a Participation Agreement with Ault for $960,385 for drilling on the Company’s mineral lease located in the Pisgah Oil Field in Rankin County, Mississippi in exchange for (A) a 20% working interest and (B) a 15% net revenue interest in such well.

Under each of the above-described Participation Agreements, the investors also agreed to participate in the drilling of the initial test well, and each party may also drill a substitute well if the test well is abandoned prior to reaching the agreed upon depth. Further, for any well drilled after the initial test well and substitute well referenced herein, the Investors agreed to the same cost sharing arrangements as provided for in the initial test well.

White River Fund

The WR Fund which is consolidated by the Company as the Company’s subsidiary is the general partner and managing partner of the WR Fund as discussed in Note 1 under “Principles of Consolidation” is a closed-end private fund where general partners and limited partners invest into the fund and the fund then purchases direct working interests in various oil and gas drilling projects of the Company. The Company has made the commitment to purchase all outstanding working interests from the WR Fund 42 months after the final closing of the offering or not later than March 31, 2027. The Company has formally committed to purchasing these working interests at a PV20 valuation by an independent firm. The PV20 valuation would be the present value of the remaining net cash flows from the WR Fund’s pro rata share of each oil well it has invested in during the term, discounted by 20%. The managing partner of the WR Fund, which is a wholly-owned subsidiary of the Company, shall receive a ten percent (10%) carried interest, payable starting after all investor partners have received a return of capital. The WR Fund invested in two drilling projects in the Company during the year ended March 31, 2023. The first drilling project, the Peabody AMI 12 No 18, hit oil in January 2023 and the second oil project, the Denmiss No 1 well is expected to be spudded in June 2023. The Company is still evaluating the economic viability of the Peabody AMI 12 No. 18 well.

Broker Dealer Acquisition

On January 23, 2023 the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with an entity (the “Seller”), which Seller is the sole member of another entity (the “Broker”), pursuant to which the Company agreed to purchase from the Seller all membership interests in the Broker in exchange for (i) payment of $70,000 in cash, (ii) prepaid expenses incurred or to be incurred by the Broker not to exceed $30,000, and (iii) up to $20,000 in transaction expenses incurred by the Seller in connection with the MIPA. In connection with the execution of the MIPA, the Company paid a $10,000 non-refundable deposit, which will be applied against the cash portion of the purchase consideration at closing. In February 2023, we filed a change of control application, referred to as a Continuing Membership Application or CMA, with FINRA in February 2023. In April 2023, we incurred a conflict with our proposed principal assigned as a control person of the broker-dealer post-acquisition and engaged new principals as control persons of the broker-dealer acquisition post-acquisition as well as engaged an outside advisory firm experienced in filing CMA applications. We spoke with FINRA in April 2023 and they approved the change in principals that we proposed. Upon re-filing the CMA application with the new principals, FINRA extended the CMA application start date to April 25, 2023 which provided the Company with 180 additional days to complete the acquisition.

F-30

The Company entered into the MIPA to acquire the Broker for the purpose of enabling the Company to create and sell interests in oil and gas funds to assist the Company in continuing its oil and gas exploration and drilling activities.

Employment Agreements and RSUs

The Company’s Board of Directors approved Executive Employment Agreements pursuant to which our executive officers are entitled to the following compensation and other rights:

Randy May, our Executive Chairman, is receiving an annual base salary of $400,000, and was granted 5,000,000 shares of restricted common stock (since cancelled on December 1, 2022 and replaced with 5,000,000 restricted stock units) with half of the Restricted Stock Units (“RSU”) vesting annually over a five-year period and the remainder vesting based on performance metrics set forth in the Agreement. Under his Agreement, Mr. May was also granted the following rights related to the Company’s oil and gas operations:

(A) an overriding royalty interest or carried working interest to be held in perpetuity from either the Company or its subsidiaries equal to 5% in any and all successfully drilled and completed oil and/or gas wells (an “ORRI”) during the term of his employment.

(B) a 15% participation right in the funding and ownership interest in any drilling or participation by the Company or any subsidiary in the drilling by the Company or a third party of an oil and gas well other than the WR Fund (a “Participation Right”).

Jay Puchir, our Chief Executive Officer, is receiving an annual base salary of $350,000 and was granted 5,000,000 shares of restricted common stock (since cancelled on December 1, 2022 and was granted 5,000,000 RSU) with half of the RSUs vesting annually over a five-year period and the remainder vesting based on performance metrics set forth in the agreement. Under his Agreement, Mr. Puchir was also granted the following rights related to the Company’s oil and gas operations:

(A) a 5% overriding royalty interest or carried working interest during the term of his employment.

(B) a 10% Participation Right otherwise identical to Mr. May’s.

Alisa Horgan, our Chief Administrative Officer and a member of our Board of Directors and Mr. May’s daughter, is receiving an annual base salary of $180,000, and was granted 2,000,000 shares of restricted common stock (since cancelled on December 1, 2022 and was granted 2,000,000 RSUs) with the RSUs vesting annually over a 10-year period.

Mrs. Horgan’s husband, Richard Horgan, Senior Vice President of M&A and our former Chief Executive Officer, is receiving an annual base salary of $200,000, and was granted 2,000,000 shares of restricted common stock (since cancelled on December 1, 2022 and was granted 2,000,000 RSUs) with the RSUs vesting annually over a 10-year period.

Each of the above Agreements are also subject to the following severance provisions:

In the event of termination by the Company without “cause” or resignation by the officer for “good reason,” each officer is entitled to receive 2.99 years’ base salary, immediate vesting of unvested equity awards and continued benefits for six months.

In case of termination or adverse change in title upon a change of control, each officer is entitled to receive 2.99 years’ base salary, immediate vesting of unvested equity awards, continued benefits for 18 months and 100% of the existing target bonus, if any, for that fiscal year when the change of control occurs.

F-31

Further, upon the officer’s death or disability, as defined, during the officer’s term of employment, the officer’s estate or the officer, as applicable, becomes entitled to, among other things, a $500,000 lump-sum payment and full vesting of all outstanding equity grants made to the officer.

In the event an officer’s employment is terminated at the end of the term upon the notice of non-renewal and the officer remains employed until the end of the term, the officer will be entitled to receive six months’ base salary and continued benefits for six months.

In addition, the Company agreed to the following compensation for each non-employee director:

(A) an annual grant of $100,000 in restricted stock which will vest on the final business day of each quarter equal to one-fourth of the total stipend, or $25,000 per quarter, with the number of shares to be determined based on the volume weighted average price of the Company’s common stock as of each quarterly vesting (the “Restricted Stock Grant”).

(B) an annual cash fee of $50,000 which will vest on the final business day of each quarter equal to one-fourth of the total fee, or $12,500 per quarter (the “Cash Fees”).

The director compensation set forth above is subject to upward adjustment upon the successful uplisting of the Company to a national securities exchange, whereupon the Restricted Stock Grant will be increased to $200,000 per year and the Cash Fees will be increased to $100,000 per year.

In addition, the Company agreed to enter into indemnification agreements with each of its officers and directors.

See Note 9 for applicable ASC 718 disclosures related to these grants.

Legal Matters

The Company is a party to two separate actions in the United States District Court, Western District of Louisiana (Alexandria Division) filed on December 30, 2021. The complaints allege that the Company acted in bad faith, and the plaintiffs seek to recover all proceeds from the Company on the sale of production without deducting any costs. The two cases combined total $299,032 in estimated production. These cases are still in the early stages and management has concluded that there is a remote possibility of the plaintiff securing a favorable outcome and has not accrued for these amounts. The Company maintains that their costs on the leases in question exceed the proceeds received from the sale of production.

The Company is the operator of leases that relate to a lawsuit filed in the 7th Judicial District Court, Concordia Parish, Louisiana in September 2021. The Company received a verbal demand to plug wells that have no future utility in Concordia Parish to avoid being named in a lawsuit. In August 2022, the plaintiff filed the lawsuit which did not name the Company because it had performed certain work, including the plugging and abandonment of a well, removal of certain equipment and upgrades at one of its tank battery facilities on the property. Moreover, the Company executed a tolling agreement that suspended the statute of limitations, which has been amended twice and currently expires in October 2023.

NOTE 14: CONCENTRATIONS

Customer Concentration. Four and three customers accounted for more than 10% of the accounts receivable balance at March 31, 2023 and 2022 for a total of 97% and 66% of accounts receivable, of which two of the customers in 2023 have been reserved in the allowance for doubtful accounts, respectively. In addition, two and three customers represent approximately 91% and 95% of total revenues for the Company for the years ended March 31, 2023 and 2022, respectively.

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Commodity price risk

We are exposed to fluctuations in commodity prices for oil and natural gas. Commodity prices are affected by many factors, including but not limited to, supply and demand.

F-32

NOTE 15: SECURED PROMISSORY NOTE

On September 2, 2022, the Company issued a $200,000 Secured Promissory Note (“Promissory Note”) to an unrelated third party. The term of the Promissory Note is one-year (September 2, 2023) and the Promissory Note bears interest at the rate of 12% per annum. Interest payments in the amount of $6,000 are to be paid quarterly on November 30, 2022, February 28, 2023, May 31, 2023 and August 31, 2023. The Promissory Note is secured by the full title and ownership of the current and future intellectual property and results associated with the Millbrook 3D Seismic project in Wilkinson County, MS which is currently being performed by ClearRock Geophysics LLC. The Company has recorded interest income of $8,000 on the Promissory Note for the year ended March 31, 2023. On December 30, 2022, the Company was repaid the $200,000 Promissory Note and the remaining accrued interest income receivable.

NOTE 16: DISCONTINUED OPERATIONS

In September 2022, the Company sold both Norr and Elysian. See Note 1 under “Description of Business” for more details on the sale of Norr and Elysian.

The Company accounted for these sales as a disposal of the business under ASC 205-20-50-1(a) on September 20, 2022 and September 21, 2022 respectively at which time a loss was recognized. As a result of the Merger with Holdings, the current assets of $68,360 at March 31, 2022 for the pre-combination reporting entity is not reflected on the condensed consolidated balance sheet.

The Company reclassified the following operations to discontinued operations for the years ended March 31, 2023 and 2022, respectively.

	2023	2022
Revenue	$212	$-
Operating expenses	86,060	-
Other (income) loss	-	-
Net loss from discontinued operations	$(85,848)	$-

The following represents the calculation of the loss on disposal of Norr at September 20, 2022:

Proceeds from sale	$3
Cash	(3,205)
Inventory	(40,901)
Loss on disposal of discontinued operations	$(44,103)

The following represents the calculation of the loss on disposal of Elysian at September 21, 2022:

Proceeds from sale	$1
Cash	(552)
Prepaid expenses	(100,000)
Loss on disposal of discontinued operations	$(100,551)

NOTE 17: INCOME TAXES

The following table summarizes the significant differences between the U.S. federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the year ended March 31, 2023. The year ended March 31, 2023 is the initial tax return for the Company:

	2023	2022
Federal income taxes at statutory rate	21.00%	-%
State income taxes at statutory rate	1.41%	-%
Permanent differences	(9.52)%	-%
True-up impact	2.58%	-%
Change in valuation allowance	(15.47)%	-%
Totals	0.00%	0.00%

F-33

The following is a summary of the net deferred tax asset (liability) as of March 31, 2023 and 2022:

	As of	As of
	March 31, 2023	March 31, 2022
Deferred tax assets:
Net operating losses	$4,104,711	$-
Accrued expenses	26,531	-
Stock options	773,581	-
ROU Liability	60,262	-
Intangibles – Oil and Gas Properties	1,826,218	-
Asset Retirement Obligations	28,186	-
Bad debt	153,426
Consulting fees	416,643	-
Total deferred tax assets	7,389,558	-

Deferred tax liabilities:
ROU Assets	(65,039)	-
Depreciation	(657,304)	-

Total deferred tax liabilities	(722,343)	-
	6,667,215	-
Valuation allowance	(6,667,215)	-

Net deferred tax assets/liabilities	$-	$-

The federal net operating loss at March 31, 2023 is $17,404,912. There is also State net operating losses of $14,096,526 in Louisiana and $1,516,723 in Mississippi. After consideration of all the evidence, both positive and negative, Management has recorded a full valuation allowance at March 31, 2023, due to the uncertainty of realizing the deferred income tax assets. The federal and Louisiana net operating losses carry forward has an indefinite life due to the tax law change from 2017. Net operating losses in Mississippi expire on March 31, 2043.

The Company is subject to taxation in the US and various state jurisdictions. No income tax returns are currently under examination as the Company files its initial return for 2022. As of March 31, 2023, the Company does not have any unrecognized tax benefits, and continues to monitor its current and prior tax positions for any changes.

The Company recognizes interest and penalties, if any, for unrecognized tax benefits as part of income tax expense. For the year ended March 31, 2023, there were no interest and penalties recorded in income tax expense.

The provision (benefit) for income taxes for the year ended March 31, 2023 and 2022 is as follows:

Current	$-	$-
Deferred	-	-

Total	$-	$-

NOTE 18: SUBSEQUENT EVENTS

The following events occurred from April 1, 2023 up through the date of filing:

The Company raised additional proceeds in April 2023 of $1,141,000 from sales of Series C preferred stock under the same terms as the previous sales, as well as an additional $290,000 from the PIPE Offering, for which the deposit has not been made yet.

F-34

On May 10, 2023, the Company entered into an amendment with the holder of the 10% Original Issue Discount Secured Convertible Note dated December 16, 2022 (see Note 7), and the designated counterparty under that certain Letter Agreement dated December 16, 2022 pursuant to which the Note and Consulting Agreement were amended as follows: (A) with respect to the Note, (i) the monthly redemption payment obligation was eliminated, (ii) the mandatory prepayment amount with respect to principal was increased from 120% to 127.5%, or $2,125,000, (iii) the mandatory default amount with respect to principal was increased from 125% to 132.5%, or $2,208,333.34; and (iv) the optional redemption amount with respect to principal was increased from 120% to 127.5%, or $2,125,000; and (B) with respect to the Consulting Agreement, an additional clause was added providing that the consultant shall receive on the date ending 180 days after the date a registration statement filed by the company registering the sale of the shares issuable thereunder is declared effective by the Securities and Exchange Commission, an additional number of shares of common stock if necessary such that the consultant shall have received a number of shares equal to $1,666,666.67 divided by the price per share of the common stock as of such date.

Between April 1, 2023 and June 1, 2023, the Company entered into employment agreements with three individuals. The agreements range between five years and ten years, with annual salaries ranging between $65,000 and $150,000. The Company granted a total of 1,150,000 RSUs to the three individuals that are all service-based grants that vest over five to ten years.

In June 2023, the Company issued 167,133 shares to its three non-employee directors that were earned through March 31, 2023.

The Company entered into five-year Employment Agreements effective May 2023 with Colin Cosgrove and Zackery Holley.

Mr. Cosgrove, as Chief Executive Officer of the WR Fund Manager, receives a monthly base salary of $85,000 which for the first two years operates as a draw against commissions. This means that if commissions for a given month are less than the draw, Mr. Cosgrove receives no commissions; if the commissions are higher than the draw in a given month, Mr. Cosgrove will receive the difference within five business days. After the first two years he will receive both his monthly base salary and monthly commissions, regardless of whether the commissions are more or less than the salary. The commissions will be 10% of capital raised by the WR Fund and will be paid by the Company’s broker-dealer subsidiary if it receives FINRA approval. Mr. Cosgrove has the power to allocate the 10% between himself, Mr. Holley and any other persons associated with the broker-dealer. Because it is possible FINRA will not approve the broker-dealer acquisition, and the commissions by a registered broker-dealer, there is a risk that Mr. Cosgrove may not be paid the commissions.

Mr. Holley, as Executive Vice President of the WR Fund Manager, receives a monthly base salary of $65,000 which for the first two years operates as a draw against commissions. This means that if commissions for a given month are less than the draw, Mr. Holley receives no commissions; if the commissions are higher than the draw in a given month, Mr. Holley will receive the difference within five business days. After the first two years he will receive both his monthly base salary and monthly commissions, regardless of whether the commissions are more or less than the salary. The commissions will be 10% of capital raised by the WR Fund (or any entities they raise money for) and will be paid by the Company’s broker-dealer subsidiary if it receives FINRA approval. Mr. Holley has the power to allocate the 10% between himself, Mr. Holley and any other persons associated with the broker-dealer. Because it is possible FINRA will not approve the broker-dealer acquisition, and the commissions by a registered broker-dealer, there is a risk that Mr. Holley may not be paid the commissions.

Each of Messrs. Cosgrove and Holley are eligible for quarterly bonuses as determined by Mr. Puchir with the approval of Mr. May. Each of Messrs. Cosgrove and Holley received a grant of 2,500,000 RSUs with 850,000 vested, 200,000 vesting each May for four years and the balance of 850,000 RSUs vesting on May 2028, subject in all cases to continued employment on each applicable vesting date. Messrs. Cosgrove and Holly each have 10% participation rights in future wells drilled by the Company except for the Fund, which rights apply to future investment partnerships the Company sponsors.

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The following supplemental unaudited information regarding the Company’s oil and gas activities is presented pursuant to the disclosure requirements of ASC 932. All of the Company’s activities are in the United States.

Results of Operations from Oil and Gas Producing Activities	March 31, 2023	March 31, 2022

Oil and gas revenues	$1,103,975	$5,046,559
Lease operating costs	(770,133)	(1,412,093)
Depletion, accretion and impairment	(5,987,722)	(4,949,830)
Result of oil and gas producing activities before income taxes	(5,653,880)	(1,315,364)
Provision for income taxes	-	-
	$(5,653,880)	$(1,315,364)

Capitalized Costs Incurred in Oil and Gas Producing Activities	March 31, 2023	March 31, 2022

Leasehold costs
Proved	$6,496,427	$5,520,542
Unevaluated wells in progress	3,244,653	4,936,352
Less accumulated depletion and impairment	(5,211,250)	(3,225,527)
Net capitalized costs	$4,529,830	$7,231,367

F-35

Costs Incurred in Oil and Gas Producing Activities	March 31, 2023	March 31, 2022

Acquisition of properties
Proved	$-	$-
Unproved	$-	$303,500
Development costs	$-	$114,424
Exploration costs	$3,244,653	$-

Reserve Quantity Information

The supplemental unaudited presentation of proved reserve quantities and related standardized measure of discounted future net cash flows provides estimates only and does not purport to reflect realizable values or fair market values of the Company’s reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, significant changes to these estimates can be expected as future information becomes available.

The Company’s proved oil and gas reserves have been estimated by the certified independent engineering firm, Ryder Scott Company, LP. Proved reserves are the estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods when the estimates were made. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history; acquisitions of oil and gas properties; and changes in economic factors. As of March 31, 2023, our total reserves were comprised of our working interest in our wells in Louisiana and Mississippi.

Estimated Quantities of Proved Reserves (Bbl)

Estimated Quantities of Net Proved Reserves	March 31, 2023	March 31, 2022

Net Proved Developed, Producing	35,597	169,688
Net Proved Developed, Non-Producing	-	-
Total Net Proved Developed	35,597	169,688
Net Proved Undeveloped	-	-
Total Net Proved	35,597	169,688

Estimated Quantities of Net Proved Reserves – Proved Developed, Producing	March 31, 2023	March 31, 2022

Beginning of the year	169,688	462,914
Revisions of previous estimates	2,729	(21,570)
Improved recovery	-	-
Purchases of minerals in place	-	-
Extensions and discoveries	-	-
Production	(12,430)	(61,039)
Sales of minerals in place	(124,390)	(210,617)
End of year	35,597	169,688

F-36

Petroleum and Natural Gas Reserves

Reserves are estimated remaining quantities of oil and natural gas and related substances, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known resources, and under existing economic conditions, operating methods and government regulations prior to the time at which contracts providing the right to operate expire.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves were prepared in accordance with provisions of ASC 932, “Extractive Activities – Oil and Gas.” Future cash inflows as March 31, 2023 and 2022 were computed by applying the unweighted, arithmetic average of the closing price on the first day of each month for the twelve month period prior to March 31, 2023 and 2022 to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at year-end, based on year-end costs and assuming continuation of existing economic conditions. The standardized measure includes costs for future dismantlement, abandonment and rehabilitation obligations.

Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows relating to proved oil and natural gas reserves, less the tax basis of properties involved. Future income tax expenses give effect to permanent differences, tax credits and loss carry forwards relating to the proved oil and natural gas reserves. Future net cash flows are discounted at a rate of ten percent annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value of the Company’s oil and natural gas properties.

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the years ended March 31, 2023 and 2022 are as follows:

Standardized Measure of Discounted Future Net Cash Flow	March 31, 2023	March 31, 2022

Future gross revenue	$3,312,874	$12,801,590
Less: Future production tax expense	(73,602)	(602,982)
Future gross revenue after production taxes	3,239,272	12,198,608
Less: Future operating costs	(1,407,661)	(4,156,412)
Less: Ad Valorem Taxes	-	(167,657)
Less: Development costs	(136,144)	(565,085)
Future net income (loss) before taxes	1,695,467	7,309,454
Less: Future income tax expense(1)	-	-
10% annual discount for estimated timing of cash flows	(410,290)	(2,460,231)
Discounted future net cash flows	$1,285,177	$4,849,223

(1)	The Company has sufficient tax deductions and allowances related to proved oil and gas reserves to offset future net revenues.

F-37

Changes in Standardized Measure of Discounted Future Net Cash Flows

The changes in the standardized measure of future net cash flows relating to proved oil and natural gas reserves for the years ended March 31, 2023 and 2022 are as follows:

Change in Standardized Measure of Discounted Future Net Cash Flow	March 31, 2023	March 31, 2022

Balance - beginning	$4,849,223	$5,701,791
Net changes in prices and production costs	687,994	4,156,823
Net changes in future development costs	15,572	(118,770)
Sales of oil and gas produced, net	(801,580)	(363,095)
Extensions, discoveries and improved recovery	-	-
Purchases of reserves	-	-
Sales of reserves	(3,165,059)	(4,374,378)
Revisions of previous quantity estimates	(300,973)	(153,148)
Previously estimated development costs incurred	-	-
Net change income taxes	-	-
Accretion of discount	-	-
Balance - ending	$1,285,177	$4,849,223

In accordance with SEC requirements, the pricing used in the Company’s standardized measure of future net revenues in based on the twelve-month unweighted arithmetic average of the first day of the month price for the period April through March for each period presented and adjusted by lease for transportation fees and regional price differentials. The use of SEC pricing rules may not be indicative of actual prices realized by the Company in the future.

Reconciliation of PV-10 to the Standardized Measure

The Company does not expect to be taxable or pay cash income taxes based on its available net operating loss (“NOL”) carryforwards and additional net tax assets generated in the development of its reserves. As such, the standardized measure does not include an income tax provision thus the PV-10 amount is the same as the standardized measure.

PV-10 is the estimated present value of the future net revenues from our estimated proved natural gas and oil reserves before income taxes discounted using a 10% discount rate. PV-10 is considered a non-GAAP financial measure under SEC regulations because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows. We believe that PV-10 is an important measure that can be used to evaluate the relative significance of our oil and gas properties and that PV-10 is widely used by securities analysts and investors when evaluating oil and gas companies. Because many factors that are unique to each individual company impact the amount of future income taxes to be paid, the use of a pre-tax measure provides greater comparability of assets when evaluating companies. We believe that most other companies in the oil and gas industry calculate PV-10 on the same basis as the standardized measure of discounted future net cash flows but without deducting income taxes.

F-38

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

SEC registration fee	$10,000
Accounting fees and expenses	$67,500
Legal fees and expenses	$180,000
Transfer agent fees and expenses	$10,000
Miscellaneous	$1,000
Total	$268,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provides that the liability of our officers and directors will be eliminated to fullest extent permitted by the NRS.

Under the NRS, these persons are not liable for the breach of fiduciary duty if they acted in good faith and with a view to the interests of the Company. Directors and officers, in deciding upon matters of business, are generally presumed to act in good faith, on an informed basis and with a view to the interests of the Company, and will not be individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except unless it is proven that the presumption that an officer or director acted in good faith does not apply, and that the breach involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from an officer or director for breach of his or her fiduciary duty of care as a director or officer except in the situations described above.

Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

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Section 11 of the Company’s Articles of Incorporation provides that we shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We expect to enter into Indemnification Agreements with each of our officers and directors. Notwithstanding the indemnification provided for by Section 11, our Articles of Incorporation or Bylaws, or any written agreement, such indemnity shall not include any advancement of expenses incurred by such indemnitees relating to or arising from any proceeding in which the Company asserts a direct claim against an indemnitee, or an indemnitee asserts a direct claim against the Company, whether such claim is termed a complaint, counterclaim, crossclaim, third party complaint or otherwise. Following the termination of any proceeding, the Company may provide indemnification in accordance with this Section 11, the Company’s Articles of Incorporation or Bylaws, any written agreement or the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Other than as set forth below, we did not sell any equity securities within the past three years that were not registered under the Securities Act.

On July 25, 2022, the Company entered into a Share Exchange Agreement with Ecoark and White River Holdings pursuant to which the Company acquired White River Holdings from Ecoark and in exchange issued Ecoark 1,200 shares of a new series of Series A of White River. The transaction was treated as a reverse merger for accounting purposes. Ecoark funded White River Holdings with $3 million prior to the reverse merger. The issuance of the Series A was exempt from registration under Section 4(a)(2) of the Securities Act.

In July and August 2022, the Company agreed to issue a total of 17,425,000 shares of restricted common stock to its directors, employees and consultants, subject to vesting conditions. Effective December 1, 2022, the grants were cancelled and replaced with an equivalent number of RSUs on December 2, 2022 with the same economic terms. These transactions were exempt from registration under the Securities Act and Rule 504 promulgated thereunder.

From October 19, 2022 through November 8, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) pursuant to which the Company sold 190.2726308 Units to 123 accredited investors, with each Unit consisting of one share of Series C and five-year Warrants to purchase up to 200% of the shares of common stock issuable upon conversion of the Series C, at a purchase price of $25,000 per Unit for a total purchase price of $4,756,816 in the PIPE Offering. The net proceeds from the PIPE Offering, after offering expenses and related costs, have been and/or will be used for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi. The offer and sale of the Units and the Series C and Warrants contained therein was not registered under the Securities Act and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

On December 20, 2022, the Company entered into a SPA with an accredited investor whereby the investor lent the Company an aggregate of $1,500,000 in gross proceeds and the Company issued the investor a 10% Original Issue Discount Senior Secured Convertible Promissory Note, referred to herein as the “Note”. The Note is due September 16, 2023, and bears interest at a rate of 12% per annum, payable monthly, subject to an increase to 18% per annum in case of an event of default as provided for therein. The Note is convertible into shares of the Company’s common stock at any time following the issuance date at the investor’s option at a conversion price equal to the lesser of (i) $1.00 per share and (ii) the average of the five-closing prices of the common stock immediately prior to the date of conversion, subject to certain adjustments (including based on the issuance of lower priced securities) and beneficial ownership limitations. Upon an event of default, the investor may convert the Note at a reduced conversion price equal to 70% of the lowest closing price of the common stock for the 10 prior trading days. For more information on the Note transaction, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Convertible Note Financing” on page 61. Certain provisions of the Note were amended on May 10, 2023, as more particularly described below.

On December 20, 2022, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with an affiliate of the Purchaser described above (the “Consultant”), as amended on May 10, 2023 (which amendment is more particularly described below), pursuant to which the Company agreed to issue shares 1,666,667 shares of common stock, subject to upward adjustment to the extent the closing price per share of the Company’s common stock is below $1.00 as of (i) the date a registration statement registering the resale by the Consultant of its shares of common stock is declared effective by the SEC (the “Effective Date”), (ii) 90 days after the Effective Date, and/or (iii) 180 days after the Effective Date. In such event, the number of shares will be increased to the quotient obtained by dividing $1,666,666.67 by the closing price of the common stock.

On January 10, 2023, WR Ops and the Company entered into three separate Participation Agreements with three investors, pursuant to which, the parties agreed to the following: (i) each investor agreed to pay the Company an initial amount of $50,000 for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi in exchange for (A) a 1.0412490% working interest and (B) a 0.7809370% net revenue interest in such wells. In addition, effective January 10, 2023, WR Ops and the Company entered into two separate Participation Agreements with two investors, pursuant to which, the parties agreed to the following: (i) the investors agreed to pay the Company a total of $150,000, with the proceeds to be used for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi in exchange for a total of three units, with each unit comprised of the following: (A) a 1.0412490% working interest and (B) a 0.7809370% net revenue interest in such wells. Under each of the Participation Agreements, each investor also agreed to participate in the drilling of the initial test well, and each party may also drill a substitute well if the test well is abandoned prior to reaching the agreed upon depth. Further, for any well drilled after the initial test well and substitute well referenced in the preceding sentence, the Investors agreed to the same cost sharing arrangements as provided for the initial test well.

Between March 12, 2023 and April 30, 2023, the Company entered into additional SPAs with accredited investors whereby the purchasers agreed to purchase a total of 72.84 Units from the Company, at a purchase price of $25,000 per Unit for a total purchase price of $1,821,000. These amounts are included in the total of 263.1126308 Units to which this Prospectus relates. The net proceeds from this offering, after offering expenses and related costs, will be used to enable the Company to proceed with the acquisition of a broker-dealer by increasing its available cash on hand as required for regulatory purposes in connection to the acquisition, and for working capital and general corporate purposes.

On May 10, 2023, the Company entered into an agreement with the holder of the Note dated December 16, 2022 and the designated counterparty under that the Consulting Agreement dated December 16, 2022 pursuant to which the Note and Consulting Agreement were amended as follows: (A) with respect to the Note, (i) the monthly redemption payment obligation was eliminated, (ii) the mandatory prepayment amount with respect to principal was increased from 120% to 127.5%, or $2,125,000; (iii) the mandatory default amount with respect to principal was increased from 125% to 132.5%, or $2,208,333.34; and (iv) the optional redemption amount with respect to principal was increased from 120% to 127.5%, or $2,125,000; and (B) with respect to the Consulting Agreement, an additional clause was added providing that the consultant shall receive on the date ending 180 days after the date a registration statement filed by the Company registering the sale of the shares issuable thereunder is declared effective by the SEC, an additional number of shares of common stock if necessary such that the consultant shall have received a number of shares equal to $1,666,666.67 divided by the price per share of the common stock as of such date.

The Company has granted a total of 23,575,000 RSUs to directors, employees and consultants, subject to certain vesting conditions. This includes the exchange of the 17,425,000 shares of restricted common stock previously granted in 2022 as described above which the recipients exchanged for RSUs.

Each of the foregoing transactions was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, as transactions in securities not involving a public offering.

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EXHIBITS

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Amended and Restated Articles of Incorporation	10-Q	8/12/2022	3.1
3.1(a)	Certificate of Amendment to the Articles of Incorporation	8-K	9/30/2022	3.1
3.1(b)	Certificate of Amendment to the Articles of Incorporation	8-K	9/20/2022	3.1
3.2	Amended and Restated Bylaws of Fortium Holdings Corp.	8-K	8/19/2022	3.1
3.3	Certificate of Designation of Series A Convertible Preferred Stock	8-K	7/29/2022	3.1
3.3(a)	Certificate of Amendment to the Certificate of Designation of Series A Convertible Preferred Stock	8-K	9/27/2022	3.1
3.3(b)	Certificate of Correction to the Certificate of Designation of Series A Convertible Preferred Stock	8-K	8/25/2022	3.1
3.4	Certificate of Designation of Series B Preferred Stock	8-K	7/29/2022	3.2
3.5	Certificate of Designation of Series C Convertible Preferred Stock	8-K	10/25/2022	3.1
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.				Filed
10.1	Amended Employment Agreement with Jay Puchir#+	8-K	12/2/2022	10.1
10.2	Amended Employment Agreement with Randy May#+	8-K	12/2/2022	10.2
10.3	Amended Employment Agreement with Alisa Horgan#+	8-K	12/2/2022	10.3
10.4	Amended Employment Agreement with Richard Horgan#+	8-K	12/2/2022	10.4
10.5	White River Energy Corp 2022 Equity Incentive Plan#	8-K	12/2/2022	10.5
10.6	Form of Restricted Stock Unit Agreement	8-K	12/2/2022	10.6
10.7	Form of Indemnification Agreement	10-Q	11/14/2022	10.6
10.8	Form of Securities Purchase Agreement+	8-K	10/25/2022	10.1
10.9	Form of Warrant	8-K	10/25/2022	10.2
10.10	Form of Registration Rights Agreement+	8-K	10/25/2022	10.3
10.11	Form of Share Exchange Agreement+	8-K	7/29/2022	10.1
10.12	Stock Purchase Agreement dated March 8, 2022	10-K	3/15/2022	10.4
10.13	Joint Venture Agreement dated December 2, 2021+	8-K	12/3/2021	10.1
10.14	Stock Purchase Agreement dated September 14, 2021+	8-K	9/20/2021	10.1
10.15	Amendment to Junior Secured Promissory Note dated December 8, 2020	10-K	2/4/2021	10.5
10.16	Revolving Promissory Note dated August 1, 2020+	10-Q	12/4/2020	10.2
10.17	Securities Purchase Agreement+	S-1/A	3/29/2023	10.20	*
10.18	10% Original Issue Discount Senior Secured Convertible Note+	S-1/A	3/29/2023	10.21	*
10.19	Security Agreement+	S-1/A	3/29/2023	10.22	*
10.20	Guarantee	S-1/A	3/29/2023	10.23	*
10.21	Registration Rights Agreement (Note) +	S-1/A	3/29/2023	10.24	*
10.22	Consulting Agreement	S-1/A	3/29/2023	10.25	*
10.23	Registration Rights Agreement (Consulting Agreement)	S-1/A	3/29/2023	10.26	*
10.24	Membership Interest Purchase Agreement	S-1/A	3/29/2023	10.27	*
10.25	Form of Participation Agreement	8-K	12/9/2022	10.1
10.26	Mississippi Agreement+	8-K	11/28/2022	10.1
10.27	Louisiana Agreement+	8-K	11/28/2022	10.2
10.28	Amendment dated May 10, 2023	10-K	6/29/2023	10.28
10.29	Employment Agreement with Colin Cosgrove+				Filed
10.30	Employment Agreement with Zack Holley+				Filed
10.31	Letter Agreement with Colin Cosgrove and Zack Holley+				Filed
16.1	Letter from RBSM, LLP	8-K	3/23/2023	16.1
21.1	List of Subsidiaries	S-1	12/7/2022	21.1	*
23.1	Consent of MaloneBailey LLP				Filed
23.2	Consent of RBSM LLP				Filed
23.3	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A.				(1)
23.4	Consent of Ryder Scott Company, LP				Filed
99.1	Report of Ryder Scott Company, LP				Filed
101.INS	Inline XBRL Instance Document.				Filed
101.SCH	Inline XBRL Taxonomy Extension Schema Document.				Filed
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.				Filed
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.				Filed
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.				Filed
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.				Filed

107	Exhibit filing fees	S-1/A	3/29/2023	107	*

(1) Contained in Exhibit 5.1.

# Management contract or compensatory plan or arrangement.

* Previously filed.

+ Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Staff of the Securities and Exchange Commission upon request any omitted information.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any acts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(6)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fayetteville, State of AR, on July 5, 2023.

WHITE RIVER ENERGY CORP

By:	/s/ Randy May
Name:	Randy May
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Randy May	July 5, 2023
Randy May, Chief Executive Officer and Chairman of the Board (Principal Executive Officer and Director)

/s/ Jay Puchir	July 5, 2023
Jay Puchir, Chief Financial Officer (Principal Financial Officer)

/s/ Alisa Horgan	July 5, 2023
Alisa Horgan, Director

/s/ Danny Hames	July 5, 2023
Danny Hames, Director

/s/ James Cahill	July 5, 2023
James Cahill, Director

/s/ Greg Landis	July 5, 2023
Greg Landis, Director

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